OFFERING CIRCULAR

                     SKYLINE MULTIMEDIA ENTERTAINMENT, INC.
                               OFFER TO EXCHANGE
                           ONE SHARE OF COMMON STOCK
                                      FOR
                 EACH 7 OUTSTANDING REDEEMABLE CLASS B WARRANTS

--------------------------------------------------------------------------------
     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
        YORK CITY TIME, ON TUESDAY, SEPTEMBER 9, 1997, UNLESS EXTENDED.
--------------------------------------------------------------------------------

           THE EXCHANGE OFFER IS CONDITIONED ON, AMONG OTHER THINGS,
        A MINIMUM OF 1,866,275 CLASS A WARRANTS BEING TENDERED PURSUANT
                  TO A CURRENT EXCHANGE OFFER AND A MAXIMUM OF
           1,705,250 CLASS B WARRANTS BEING TENDERED PURSUANT TO THIS
              EXCHANGE OFFER. SEE 'THE EXCHANGE OFFER--CONDITIONS
                            TO THE EXCHANGE OFFER.'

                            ------------------------

     Skyline Multimedia Entertainment, Inc., a New York corporation (the 'Company'), hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular (the 'Offering Circular') and in the accompanying Letter of Transmittal, to exchange one share (the 'Exchange Consideration') of Common Stock, par value $.001 per share (the 'Common Stock'), of the Company for each 7 outstanding Redeemable Class B Warrants (the 'Class B Warrants'), of the Company (the 'Exchange Offer').

     The expiration date of the Exchange Offer is 5:00 p.m., New York City time, on September 9, 1997 (the 'Expiration Date'), unless the Expiration Date is extended, in which case the Expiration Date will be the latest date and time to which the Expiration Date is extended.

     Concurrently herewith, the Company is also offering to the holders of Redeemable Class A Warrants (the 'Class A Warrants,' and together with the Class B Warrants, the 'Warrants'), the opportunity to exchange one share of Common Stock for each 3.5 Class A Warrants of the Company (the 'Class A Exchange Offer'). The Exchange Offer and the Class A Exchange Offer are each conditioned on receipt by the Company of at least 95% tenders of both outstanding Class A Warrants and Class B Warrants.

     The Warrants and the Common Stock are quoted on the Nasdaq Small-Cap Market (the 'Nasdaq Stock Market'). On July 1, 1997 (or the most recent trading date available), the date preceding the date of the Company's initial press release relating to the Exchange Offer, the highest bid and closing prices of the Class B Warrants and the Common Stock reported on the Nasdaq Stock Market were $0.25 and $0.312 per Warrant and $2.875 and $3.375 per share, respectively. No assurance can be given as to the prices at which the Common Stock might be traded, or the trading volume of the Common Stock, following the consummation of the Exchange Offer. See 'Market and Trading Information.'

     For the year ended June 30, 1996, on a pro forma basis, assuming the Exchange Offer had been consummated on July 1, 1995 and all Warrants (including the Class A Warrants) had been exchanged, earnings per share applicable to the Common Stock would have decreased from $.37 per share to $.28 per share. See 'Pro Forma Unaudited Financial Information.'

     As of the date of this Offering Circular, there are 1,795,000 Class B Warrants outstanding. Jay Coleman, Chairman of the Board, and Zalman Silber, Chief Executive Officer of the Company, beneficially own 20,000 and 280,000 Class B Warrants, respectively, representing approximately 16.7% of the outstanding Class B Warrants. Messrs. Coleman and Silber have advised the Company that they intend to tender all of their Class B Warrants pursuant to the Exchange Offer. See 'Exchange Offer.'

     Tendering Warrantholders will not be obligated to pay transfer taxes or exchange commissions in connection with the Exchange Offer. Tenders are irrevocable, except that Class B Warrants tendered pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date, and unless theretofore accepted for exchange, may be withdrawn after 5:00 p.m., New York City time, on October 7, 1997.

     The Exchange Offer is being made by the Company in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the 'Securities Act'), afforded by Section 3(a)(9) thereof. The Company therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of the Class B Warrants. Regular employees of the Company, who will not receive additional compensation therefor, may provide information to holders of the Class B Warrants concerning the Exchange Offer.

     The Company has made no arrangements and has no understanding with any independent dealer, salesman or other person regarding the solicitation of tenders hereunder, and no person has been authorized by the Company to give any information or to make any representation in connection with the Exchange Offer other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. The delivery of this Offering Circular shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

     The Exchange Offer is not being made to, nor will the Company accept tenders from, holders of the Class B Warrants in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE EXCHANGE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO WARRANTHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR CLASS B WARRANTS. EACH WARRANTHOLDER MUST MAKE THE DECISION WHETHER TO TENDER CLASS B WARRANTS AND, IF SO, HOW MANY CLASS B WARRANTS.

     IN EVALUATING THE EXCHANGE OFFER, WARRANTHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THE FACTORS DESCRIBED UNDER 'RISK FACTORS' ON PAGE 9 BELOW.

     THE SECURITIES TO BE ISSUED IN THE EXCHANGE OFFER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

             The date of this Offering Circular is August 11, 1997.

                               TABLE OF CONTENTS

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
SUMMARY....................................................................................................     5
  The Company..............................................................................................     5
  Purposes and Effects of The Exchange Offer...............................................................     5
  Certain Effects on Non-Tendering Holders.................................................................     5
  No Recommendation By Board of Directors..................................................................     5
  Intention of Directors and Officers......................................................................     5
  Acceptance Not Mandatory.................................................................................     6
  The Exchange Offer.......................................................................................     6

RISK FACTORS...............................................................................................     9
  Limited Operating History................................................................................     9
  Losses Since Inception; Accumulated Deficit; Working Capital Deficiency..................................     9
  Restrictive Lease and License Terms......................................................................     9
  Substantial Capital Obligation and Fixed Costs...........................................................    10
  Force Majeure............................................................................................    10
  Design, Construction and Operational Risks...............................................................    10
  Substantial Level of Indebtedness........................................................................    10
  Dependence on Management.................................................................................    11
  Dependence on Tourist Activity...........................................................................    11
  Seasonality..............................................................................................    11
  Limited Number of Additional Locations; Need for Additional Financing; Possible Joint Ventures...........    11
  Competition..............................................................................................    11
  Technological Changes....................................................................................    12
  Untested Marketing Strategy..............................................................................    13
  Possible Need for Co-Marketing Relationships With Tour Operators or Other Tourist Attractions............    12
  Regulatory Compliance....................................................................................    12
  Voting Rights; Effective Control by Principal Shareholder................................................    12
  Charge to Income in the Event of Release of Escrowed Shares; Debt Issuance Costs.........................    13
  No Dividends.............................................................................................    13
  Determination of Exchange Rate and Possible Volatility of Price of Common Stock..........................    13
  Potential Adverse Effect of Redemption of Class B Warrants Not Exchanged in the
     Exchange Offer........................................................................................    13
  Nasdaq Listing; Trading Market for Warrants..............................................................    13
  Current Prospectus and State Registration Required to Exercise Class B Warrants..........................    14
  Possible Delisting of Securities from Nasdaq Systems; Disclosure Relating to Low-Priced Stocks...........    14

BACKGROUND AND PURPOSES OF THE EXCHANGE OFFER; CERTAIN EFFECTS.............................................    15
  Purposes and Effects of the Exchange Offer...............................................................    15
  Certain Effects on Non-Tendering Holders.................................................................    16
  No Recommendation by Board of Directors..................................................................    17

PRO FORMA UNAUDITED FINANCIAL INFORMATION..................................................................    17

MARKET AND TRAINING INFORMATION............................................................................    18

THE EXCHANGE OFFER.........................................................................................    19

  Description of the Warrants..............................................................................    19

                                                                                                              PAGE
                                                                                                              ----
  Effect of the Exchange Offer on the Warrantholders.......................................................    19
  Terms of the Exchange Offer..............................................................................    20
  Expiration Date; Extensions; Amendments..................................................................    21
  Procedure for Tendering Class B Warrants.................................................................    21
  Guaranteed Delivery Procedures...........................................................................    22
  Assistance...............................................................................................    23
  Acceptance of Class B Warrants for Exchange..............................................................    23
  Withdrawal Rights........................................................................................    23
  Conditions to the Exchange Offer.........................................................................    24
  Fractional Shares........................................................................................    25
  Solicitation of Warrant Holders..........................................................................    25
  Transfer Taxes...........................................................................................    25
  Certain U.S. Federal Income Tax Considerations...........................................................    25
  The Exchange Agent.......................................................................................    26
  Warrant Transfer Agent...................................................................................    26

DESCRIPTION OF SECURITIES..................................................................................    27
  General..................................................................................................    27
  Common Stock.............................................................................................    27
  Class A Common Stock.....................................................................................    27
  Redeemable Warrants......................................................................................    27
  Preferred Stock..........................................................................................    28
  Underwriter's Unit Purchase Option.......................................................................    29

LEGAL MATTERS..............................................................................................    29

EXPERTS....................................................................................................    29

AVAILABLE INFORMATION......................................................................................    29

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................    30

COMPANY'S 1996 FORM 10-KSB.................................................................................    Exhibit A

COMPANY'S MARCH 31, 1997 FORM 10-QSB.......................................................................    Exhibit B

COMPANY'S 1996 PROXY STATEMENT.............................................................................    Exhibit C

                                    SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, contained elsewhere or incorporated by reference in this Offering Circular. Capitalized terms used and not defined in this summary have the respective meanings ascribed to them elsewhere in this Offering Circular. Each Warrantholder is urged to read this Offering Circular in its entirety.

THE COMPANY

     Skyline Multimedia Entertainment, Inc., a New York corporation (the 'Company'), is a holding company engaged in the development and operation of state-of-the-art location-based entertainment attractions worldwide. New York Skyline, Inc., a wholly-owned subsidiary, owns and operates New York Skyride, the first flight simulator in the metropolitan New York area. The New York Skyride is located in the Empire State building, New York's premier tourist attraction. Through Skyline Virtual Realty, Inc., the Company also owns and operates XS New York, New York City's first and only virtual reality entertainment center, located in the heart of Times Square. The Company is also currently engaged in the development of additional attractions to be located at the Sydney Tower in Sydney, Australia and the Woodfield Mall outside of Chicago in Schaumberg, Illinois.

     The principal executive offices of the Company are located at 350 Fifth Avenue, New York, New York 10118, telephone number (212) 564-2224.

PURPOSES AND EFFECTS OF THE EXCHANGE OFFER

     The purpose of the Exchange Offer is to eliminate or significantly reduce the Class B Warrants (and, through the Class A Exchange Offer, the Class A Warrants) outstanding because of the substantial market overhang and resulting depressive effect on the market price of the Common Stock. The purpose of the Exchange Offer is also to increase the number of shares of Common Stock available for trading on the Nasdaq Stock Market, which the Company believes will increase the liquidity of the Common Stock. The Exchange Offer is also intended to increase the liquidity of holders of Class B Warrants by offering them the opportunity to exchange their Class B Warrants at a premium for shares of Common Stock, which is a more liquid security. The Company believes that the elimination or reduction in the number of outstanding Class B Warrants resulting from the Exchange Offer will provide a number of benefits to the Company and holders of Common Stock and Class B Warrants. See 'Background and Purposes of the Exchange Offer; Certain Effects--Purposes and Effects of the Exchange Offer.'

CERTAIN EFFECTS ON NON-TENDERING HOLDERS

     The Class B Warrants are currently registered under the Exchange Act. Under applicable law, if the Exchange Offer is consummated, the Company could apply to the Commission to terminate the registration of the Class B Warrants under the Exchange Act if they are not held by more than 300 holders of record. As of the date of this Offering Circular, there are 11 record holders and approximately

400 beneficial holders of the Class B Warrants, and the Company believes that, as a result of the consummation of the Exchange Offer, it will be permitted to terminate the registration of the Class B Warrants.

NO RECOMMENDATION BY BOARD OF DIRECTORS

     The Board of Directors of the Company has approved the Exchange Offer. However, neither the Company nor its Board of Directors makes any recommendation to Warrantholders as to whether to tender or refrain from tendering their Class B Warrants. Each Warrantholder must make the decision whether to tender Class B Warrants and, if so, how many Class B Warrants.

INTENTION OF DIRECTORS AND OFFICERS

     Jay Coleman, Chairman of the Board, and Zalman Silber, President and Chief Executive Officer of the Company, beneficially own 20,000 and 280,000 Class B Warrants, respectively. Messrs. Coleman and Silber have advised the Company that they intend to tender all of their Class B Warrants pursuant to the Exchange

Offer. No other director or officer of the Company owns Class A or Class B Warrants. See 'The Exchange Offer.'

ACCEPTANCE NOT MANDATORY

     Warrantholders are free to exchange or not exchange their Class B Warrants for shares of Common Stock in the Exchange Offer and may tender all or some of their Class B Warrants by properly completing and delivering the Letter of Transmittal, together with their Class B Warrants, to the Exchange Agent.

                               THE EXCHANGE OFFER

The Exchange Offer........................  One share of Common Stock in exchange for each seven (7) Class B
                                            Warrants tendered.

Conditions to
  Exchange Offer..........................  The Exchange Offer is conditioned on, among other things, a minimum of 95% of each of the Class A Warrants and Class B Warrants outstanding being tendered. See 'The Exchange Offer--Conditions to the Exchange' for a statement of the other conditions to the
                                            Company's obligation to accept Class A Warrants tendered pursuant to the Exchange Offer.

Fractional Shares.........................  Tendering record holders of Class B Warrants that are accepted for exchange will not receive fractional shares of Common Stock but instead will receive a cash payment in lieu thereof equal to each such holder's proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale by the
                                            Exchange Agent, on behalf of such holders, of shares of Common Stock representing the aggregate of such fractional shares of Common Stock reasonably promptly after the expiration of the Exchange Offer. See

                                            'The Exchange Offer--Fractional Shares.'

Expiration Date...........................  The 'Expiration Date' of the Exchange Offer will be 5:00 p.m., New
                                            York City time, on Tuesday, September 9, 1997, unless the Exchange
                                            Offer is extended, in which case the term 'Expiration Date' shall mean 5:00 p.m., New York City time on the last date to which the
                                            Exchange Offer is extended. See 'The Exchange Offer--Expiration
                                            Date; Extensions; Amendments.'

How to Tender in the
  Exchange Offer..........................  A holder electing to tender Class B Warrants in the Exchange Offer should either (i) complete and sign the Letter of Transmittal, have the signatures thereon guaranteed, if required by instruction 2 thereof, and mail or deliver the Letter of Transmittal with the Class
                                            B Warrants and any other required documents to the Exchange Agent at the address set forth on the back cover page of this Offering
                                            Circular, or effect a tender of Class B Warrants pursuant to the procedures for book-entry transfer as set forth under 'The Exchange
                                            Offer--How to Tender in the Exchange Offer,' or (ii) request his broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him. Holders will not be obligated to pay any brokerage commissions in connection with the Exchange Offer.

Withdrawal Rights.........................  Tendered Class B Warrants may be withdrawn at any time until the
                                            Expiration Date and, if not otherwise accepted for exchange by the

                                            Company, at any time after October 7, 1997. See 'The Exchange
                                            Offer--Withdrawal of Rights.'

Acceptance of Class B Warrants and
  Delivery of Common Stock................  Subject to the satisfaction or waiver of all conditions of the
                                            Exchange Offer, the Company will accept for exchange all Class B
                                            Warrants validly tendered on or prior to the Expiration Date. The
                                            Common Stock will be delivered in exchange for the Class B Warrants accepted in the Exchange Offer promptly after acceptance on the
                                            Expiration Date. See 'The Exchange Offer--Terms of the Exchange
                                            Offer.'

Federal Income Tax Considerations.........  For a discussion of certain Federal income tax consequences of the
                                            Exchange Offer to tendering holders and to the Company, see 'Certain
                                            U.S. Federal Income Tax Considerations.' However, Warrantholders are
                                            urged to consult with their own tax advisors as to the specific tax consequences to them of the Exchange Offer.

Class A Exchange Offer....................  Concurrently herewith, the Company is also offering to the holders of
                                            Redeemable Class A Warrants the opportunity to exchange one share of
                                            Common Stock for each 3.5 outstanding Class A Warrants of the Company
                                            (the 'Class A Exchange Offer', and together with the Exchange Offer, the
                                            'Exchange Offers').


Common Stock..............................  There are 20,000,000 shares of Common Stock authorized for issuance
                                            (including 1,000,000 shares of Class A Common Stock), of which
                                            2,345,000 shares (including 960,000 shares of Class A Common Stock)
                                            are issued and outstanding and 1,090,909 shares are subject to issuance upon conversion of preferred stock, on the date of this
                                            Offering Circular. In addition, options to acquire up to an additional 2,365,656 shares of Common Stock upon the exercise of options and warrants (not including the Class A and Class B Warrants and the Underwriter's Unit Purchase Option (as herein defined)) are outstanding. The maximum number of shares of Common Stock offered for exchange by the Company in the Exchange Offer and the Class A
                                            Exchange Offer, an aggregate of 817,715 shares, represents approximately 12.4% of the shares of Common Stock which would be outstanding after giving effect to the issuance of the maximum number of shares of Common Stock in the Exchange Offer and the Class A
                                            Exchange Offer and assuming the exercise of all other options and warrants (other than the Underwriter's Unit Purchase Option) and conversion of the preferred stock. See 'Description of Securities.'

Market and Trading Information............  The outstanding Common Stock, Class A Warrants and Class B Warrants,
                                            and the units (each unit consisting of one share of Common Stock, one
                                            Class A Warrant and one Class B Warrant (the 'Units')) are quoted on the Nasdaq Stock Market. The Common Stock issuable in the Exchange
                                            Offer will be quoted on the Nasdaq Stock Market, subject to official notice of issuance, under the symbol 'SKYL.' On July 1, 1997 (or the most recent trading date available), the last trading day before the announcement of the Exchange Offer, the closing bid quotation reported on the Nasdaq Stock Market for the Common Stock, Class A
                                            Warrants and Class B Warrants were $2.875, $0.562 and $0.25, respectively. NO ASSURANCE CAN BE GIVEN CONCERNING THE PRICES AT
                                            WHICH THE COMMON STOCK MIGHT BE TRADED OR THE TRADING VOLUME OF THE
                                            COMMON STOCK FOLLOWING THE CONSUMMATION OF THE EXCHANGE OFFER.

                                            Quotations on the Nasdaq Stock Market reflect interdealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. WARRANTHOLDERS ARE URGED
                                            TO OBTAIN CURRENT INFORMATION WITH RESPECT TO THE COMMON STOCK AND
                                            THE CLASS B WARRANTS. See 'Market and Trading Information.'

Exchange Agent............................  Continental Stock Transfer & Trust Company is the exchange agent (the
                                            'Exchange Agent') for the Exchange Offer.

Failure to Participate in
  Exchange Offer..........................  The reduced amount of outstanding Class B Warrants as a result of the
                                            Exchange Offer may limit the trading market for the Warrants, may adversely effect their liquidity and market price and may terminate their continued listing on the Nasdaq Stock Market. Holders of the
                                            Class B Warrants who do not exchange their Class B Warrants for shares of Common Stock in the Exchange Offer will be entitled to receive shares of Common Stock upon exercise of the Company's Class B
                                            Warrants upon the same terms and conditions as are currently contained in the Class B Warrants. It is the Company's intention to delist the Class A and Class B Warrants upon successful completion of the Exchange Offer and the Class A Exchange Offer. See 'The Exchange
                                            Offer--Effect of the Exchange Offer on the Warrantholders.'

Further information.......................  Requests for additional copies of this Offering Circular, the Letter of Transmittal or any other documents furnished herewith should be directed to the Exchange Agent at its address and telephone number set forth on the back cover page of this Offering Circular. For further information concerning the Exchange Offer, contact the
                                            Exchange Agent or Steven Schwartz, Executive Vice President--Finance
                                            and Chief Financial Officer, Skyline Multimedia Entertainment, Inc.,
                                            350 Fifth Avenue, New York, NY 10118, telephone (212) 564-2224.

Use of Proceeds...........................  There will be no cash proceeds to the Company from the Exchange
                                            Offer.

Risk Factors..............................  Investment in the securities of the Company involves a high degree of risk, including, but not limited to, risks resulting from the
                                            Company's financial condition, technological changes in the Company's industry, numerous competing entities in the Company's industry, and the Company's growth strategy. See 'Risk Factors.'

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION THAT WARRANTHOLDERS TENDER OR REFRAIN FROM TENDERING THEIR CLASS B WARRANTS, AND NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION ON BEHALF OF THE COMPANY. THIS IS A MATTER FOR EACH WARRANTHOLDER TO DETERMINE AFTER CONSULTATION WITH HIS ADVISORS, INCLUDING TAX ADVISORS, ON THE BASIS OF HIS OWN FINANCIAL POSITION AND REQUIREMENTS. SEE 'THE EXCHANGE OFFER--CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.'

                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and the Exchange Offer, in addition to the risks and other information described elsewhere in this Offering Circular, before making an investment decision.

     1. LIMITED OPERATING HISTORY. The Company was formed in 1993 and began full operation of the New York Skyride in February 1995. The Company commenced operations of XS New York in March 1997 and is currently developing attractions in Sydney, Australia and the Woodfield Mall outside of Chicago in Schaumberg, Illinois. Potential investors should be aware of the delays, expenses and difficulties encountered in developing such attractions, including, but not limited to, the lack of sufficient capital, expected initial operating losses and unforeseeable problems that may be beyond the control of the Company. The Company cannot predict whether its projects will be completed on the expected dates, or when, if ever, such projects will commence operations and generate revenues. While the Company hopes to develop and manage similar attractions in other locations, the Company has no specific arrangements and no timetable relating to such other locations. Additionally, there is no assurance the Company's attractions will attain market acceptance. Because of the high cost of developing and implementing these projects, if they do not prove to have a satisfactory market appeal, the Company will not have sufficient resources to explore or undertake alternative strategies that could prove more viable and the Company may be forced to curtail operations.

     2. LOSSES SINCE INCEPTION; ACCUMULATED DEFICIT; WORKING CAPITAL
DEFICIENCY. Although the Company has had profitable quarterly results, as of March 31, 1997, the Company has incurred net losses aggregating approximately ($4,609,000), and the Company expects that losses will continue until such time as its current projects are operational. The expenditures planned by the Company can be expected to adversely affect its liquidity and profitability, since many of such expenditures will be expensed as incurred, while revenues derived from these activities may not be realized, if at all, for some time. There can be no assurance that any individual project, or the Company, will ever achieve profitable operations.

     At March 31, 1997, the Company had a working capital deficiency of ($2,532,000) and an accumulated deficit since inception of ($4,609,000), which amounts have increased since that date. Although the Company believes that it will be able to fund its operations through existing cash flow and currently available external sources of capital, there can be no assurance that such funds will be sufficient or that the Company will have sufficient continuing revenues to fund its operating requirements. In such event, the Company would seek additional financing through bank borrowings, debt or equity financings or otherwise. The Company is in the process of seeking such alternative sources of capital, however, there can be no assurance that any such financing will be available to the Company on acceptable terms, if at all.

     3. RESTRICTIVE LEASE AND LICENSE TERMS. In 1993, the Company's subsidiary signed a 20 year lease, as modified (the 'Lease'), with the Empire State

Building's landlord (the 'Landlord') for an 18,000 square foot location on the second floor of that building for annual rental payments of $338,000 escalating through the term of the Lease to $534,000 (with 21 months free rent during the first three years of the Lease term). The Lease is not transferrable or assignable without the written consent of the Landlord, and contains very specific 'change of control' provisions which may limit the Company's options to sell New York Skyride at some future date. The Lease requires the Company to continue to comply with numerous ongoing requirements in addition to the Company's timely payment of rent and other charges. The Company also signed a lease for an additional 4,000 square feet on the third floor of the Empire State Building above the initial location to accommodate a larger viewing screen for New York Skyride. The lease for this area runs concurrently with, and includes similar terms as, the Lease. Additionally, as part of the Lease modification, the Company obtained an additional 35,000 square foot location adjacent to the New York Skyride location. Although the Company is in the process of disposing of this additional property, the Company currently remains obligated under the lease therefor, which contains similar terms as in the Lease. There can be no assurance that the Company will be able to dispose of, assign or cancel such Lease or that the Company will have the resources to strictly comply with all of the provisions of its various leases. The Company's failure or inability to strictly comply with each provision of its leases could give rise to a default under such lease (which might not be curable by the Company), which would permit the Landlord to terminate such lease, evict the Company from the premises, and hold the Company immediately liable for the full balance of all rental payments due under such lease for the full remaining term of such lease. Similarly, the Company is required to make annual payments under its license agreement (the 'License Agreement') with the Landlord over a term of 20 years, running concurrently with the Lease, ranging from $100,000 to $225,000. The License Agreement provides for the joint sale of tickets to the observation deck atop the Empire State Building (the 'Observatory') and the New York Skyride by the Landlord. A default under the License Agreement relating to the annual payments to be made thereunder and certain costs and expenses to be paid by the Company will be deemed a default under the Lease. A default or possible default by the Company under its various leases or the License Agreement would have a material adverse effect on the Company's business and could force the Company to curtail operations or to seek protection under the bankruptcy laws.

     4. SUBSTANTIAL CAPITAL OBLIGATION AND FIXED COSTS. In addition to the capital obligations under the leases and the License Agreement described above, except for certain percentage rent obligations, substantially all of the operating expenses at the Company's attractions (and at other locations the Company might develop in the future) are expected to be relatively fixed, regardless of the number of customers that visit such attractions or the amount of revenues that are generated. Therefore, unless there is sufficient attendance that generates enough revenues to cover these expenses, the Company will have limited options to achieve a break-even or positive cash flow. In addition, over the term of the Company's leases and its License Agreement at the Empire State Building, while it is expected that the costs of operating the Company's facilities will increase (due to increased annual license fees, escalation of rent and energy costs, real estate increases, state or city sales taxes that might be imposed on special use venues, insurance costs and employee salaries and benefits), there is no assurance that the Company will be able to increase attendance, raise prices or implement additional revenue generating strategies that will be sufficient to counterbalance these increases in expenses. Further, the Company's revenue from operating attractions such as New York Skyride is limited by the capacity of the attraction, which can accommodate approximately 500 visitors per hour. While the Company does not anticipate maximum attendance throughout the day, and while the Company has not yet experienced such a situation, it is possible that the seating limitations of the simulators will adversely affect the Company by not accommodating all of the potential customers at particular 'peak' times.

     5. FORCE MAJEURE. In the event that the Empire State Building or the other locations of the Company's attractions are subject to fire, accident, general mechanical or structural problems, or other unforeseen problems or incidents that are beyond the Company's control and that affect its operation or use for a brief or long period of time, the operation of such attraction and the Company could be materially adversely affected. Additionally, the Company's business is to some extent affected by adverse weather conditions in that attendance will generally decrease on days of inclement weather. Prolonged periods of severe weather patterns or other factors, such as fear of increased terrorist activity, may have an adverse impact on the flow of people to such venues and, accordingly, such decreased traffic may have an adverse effect on the Company's business.

     6. DESIGN, CONSTRUCTION AND OPERATIONAL RISKS. The viability of the Company's projects is somewhat dependent on the successful integration of the overall design (which, among other factors, must address issues such as appeal to potential attendees, traffic patterns and waiting lines, and comfort and safety matters) with the operational demands of large-scale simulators (and related computer-controlled film projection technologies) and location-based entertainment centers. There can be no assurance that construction problems will not occur which could cause unexpected delays and expense to the Company. Also, it is possible that technical problems will arise during the design or installation phases of the simulators or with the related technologies, which could also significantly delay the planned commencement of operations at the site, or could adversely affect the business of the Company if such problems occur after opening.

     7. SUBSTANTIAL LEVEL OF INDEBTEDNESS. The Company has a substantial amount of outstanding indebtedness. As of March 31, 1997, the Company had approximately $7.2 million of debt. The Company's level of indebtedness could have important consequences to the holders of the Common Stock, including the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of the principal of and interest on its indebtedness and will not be available for other purposes; (ii) the ability of the Company to obtain financing in the future for working capital needs, capital expenditures, acquisitions, investments, general corporate purposes or other purposes may be materially limited or impaired; and (iii) the Company's level of indebtedness may reduce the Company's flexibility to respond to changing business and economic conditions. Subject to certain limitations contained in its outstanding debt instruments, the Company may not incur additional indebtedness to finance working capital or capital expenditures, investments or acquisitions or for other purposes. Substantially all of the Company's assets serves as collateral security for the Company's indebtedness to its lenders.

     8. DEPENDENCE ON MANAGEMENT. The Company is dependent on the ability, skill and dedication of Zalman Silber, the Company's President and Chief Executive Officer, Mark Messersmith, the Company's Executive Vice President--Operations and Steven Schwartz, the Company's Executive Vice President--Finance and Chief Financial Officer. In addition, there is a substantial risk that the Company's attempt to develop and operate attractions at other sites around North America or abroad will detract management from devoting necessary time and attention to its current operations and projects. Alternatively, the Company's small management team may not have the necessary time, experience or resources to adequately develop and/or operate multiple locations, thereby limiting the Company's growth potential.

     9. DEPENDENCE ON TOURIST ACTIVITY. Because the Company's attractions are intended primarily as tourist attractions, the number of visitors at a particular site is expected to be related to the overall level of tourist activity in the area where the attraction is located, which is, in part, affected by cyclical national, international and regional economic conditions which are beyond the control of the Company. A reduction in the number of tourists to the areas where the Company's attractions are located will have a negative impact upon the operations of the Company.

     10. SEASONALITY. The Company anticipates that a portion of its business will be seasonal, with operating results varying (possibly substantially) from quarter to quarter, generally higher in the May-September and December holiday periods in North American cities where the Company currently operates and the reverse in Australia where the Company is expected to operate in 1998.

     11. LIMITED NUMBER OF ADDITIONAL LOCATIONS; NEED FOR ADDITIONAL FINANCING; POSSIBLE JOINT VENTURES. The Company's long term goal is to develop simulator and other location-based entertainment attractions in other major cities in the United States, and possibly other countries. There are, however, only a limited number of locations in a small number of cities that are suitable for these types of attractions, and there is no assurance that the Company could obtain a lease at such locations and develop attractions at such locations. Also, development of additional attractions will require the Company to obtain financing for such ventures, and there can be no assurance that such financing will be available, or available on terms and conditions that are acceptable to the Company. Additionally, it is possible that the Company would find it necessary to have one or more local partners involved in any additional attractions it might attempt to develop, thereby further limiting the revenues the Company could generate from such attractions at other locations.

     12. COMPETITION. The Company's attempt to attract visitor revenue will face significant competition from all of the other landmarks, tourist attractions, museums and other entertainment and cultural attractions that exist in the area where the Company's attractions are located. Many of these competing attractions are considered 'must-see' attractions for tourists, and there can be no assurance that the Company's attractions will compete effectively against such must-see tourist destinations. The concept of a simulator attraction offering a 'helicopter flight' over a city or the interactive virtual reality entertainment center are not proprietary to the Company, and the Company's consultants and equipment suppliers are not prohibited from competing with the Company. The Company is also aware that major multi-national entertainment companies have plans for attractions at locations near the site of certain of the Company's locations and that such attractions are likely to offer direct competition to the Company. Additionally, a major entertainment complex is being developed at Times Square which will include entertainment attractions from companies such as Disney, American Cinema, Madame Tussaud and other large entertainment companies. In September 1996, a simulator attraction opened in Times Square. Further, a simulator attraction has opened in the World Trade Center Towers and a non-New York related simulator began operating in October 1996 on the lower level of the Empire State Building. The Company believes that the simulator attraction in the Empire State Building will not have a material impact on the Company or the operations of New York Skyride since such attraction is not a uniquely 'New York' experience, has much less capacity than New York Skyride and is unable to sell tickets jointly with the Observatory. There can be no assurance that other simulator and entertainment attractions will not commence operations in the areas where the Company's attractions are located. In almost every case, the attractions or businesses that the Company will compete with are more established and well known and have substantially greater financial, technical and marketing resources than the Company. Increased competition may have the effect of forcing the Company to reduce its prices or increase marketing expenditures in order to maintain existing levels of attendance, which event will result in a reduction in revenues.

     13. TECHNOLOGICAL CHANGES. Insofar as motion simulation technologies, including show control systems (and related projection and audio technologies), are subject to improvements and enhancements, it is possible that competitive attractions will be able to offer a more technologically advanced 'experience' to a customer than the experience offered by New York Skyride. Also, the Company believes that a number of attractions, which include the simulator attraction which opened in Times Square, utilizing so-called 'virtual reality' imaging technologies, or large film format technologies with enhanced 3-dimensional projection technologies, are likely to open in the New York area within the near future. These attractions do not depend on motion simulators for their special effects, and they are also likely to be developed and operated by companies that have significantly greater financial, managerial and promotional experience and resources than the Company. While these attractions may not offer a directly competitive 'product' to New York Skyride (i.e., an aerial adventure in New York
City) or XS New York, their presence will certainly create significant competition for the Company to attract visitors to New York Skyride and XS New York. The Company will compete with these entities primarily on the basis of location, uniqueness of product, marketing and price. The Company's inability to maintain a technologically competitive experience either with respect to its simulator attractions or its virtual reality entertainment centers will result in a decrease in attendance, which will have an adverse impact on the Company's operations.

     14. UNTESTED MARKETING STRATEGY. A key element of the Company's success will be its marketing and advertising strategy to establish the identity of the Company's attractions. While the Company has a general budget to enable it to design and carry-out this strategy, it is not certain that its marketing and advertising efforts will be successful, or that this budget will, in fact, be sufficient. The Company has not conducted any independent market research studies to determine if there is any demand for its attractions, and is not certain that its marketing and advertising efforts will be successful in attracting customers.

     15. POSSIBLE NEED FOR CO-MARKETING RELATIONSHIPS WITH TOUR OPERATORS OR OTHER TOURIST ATTRACTIONS. It is also likely that the Company will find it necessary to enter into one or more co-marketing arrangements or strategic alliances with established tour operators, entertainment vendors or other attractions in order to gain access to a sufficient, predictable flow of customers. The Company has not entered into any discussions or negotiations with respect to such co-marketing arrangements or strategic alliances, and it does not know if it will be possible to enter into such arrangements or alliances. Even if the Company were to enter into one or more of such arrangements, it is possible that the increased number of customers resulting therefrom will be offset by fees or other revenue-sharing arrangements that the Company will have to enter into to develop such co-marketing opportunities or strategic alliances.

     16. REGULATORY COMPLIANCE. While the Company believes it is aware of all of the permits it is required to obtain and all of the governmental regulations it is required to comply with, and believes that it can obtain such permits and comply with all such regulations in the future, there can be no assurance that this will be the case, that such compliance might not increase the expenses the Company will incur or that such regulations will not be modified making it increasingly difficult for the Company to operate its business as anticipated.

     17. VOTING RIGHTS; EFFECTIVE CONTROL BY PRINCIPAL SHAREHOLDER. In addition to the Common Stock, the Company has outstanding shares of Class A Common Stock. The Common Stock and Class A Common Stock are identical in every respect, except that on all matters with respect to which the Company's shareholders are entitled to vote, each share of Common Stock is entitled to one vote and each share of Class A Common Stock is entitled to five votes. Except as required by law, the Common Stock and the Class A Common Stock vote together as a single class. Mr. Zalman Silber, President and Chief Executive Officer of the Company (the 'Principal Shareholder'), currently owns approximately 28% of the outstanding capital stock of the Company (including the preferred stock) and 66% of the combined voting power of the outstanding capital stock of the Company (not including shares issuable upon exchange of Class B Warrants held by Mr. Silber). Assuming the issuance of the maximum number of shares of Common Stock pursuant to the Exchange Offers, Mr. Silber will own approximately 24% of the outstanding capital stock of the Company and approximately 60% of the combined voting power of the outstanding capital stock of the Company. However, certain of Mr. Silber's shares are subject to forfeiture in the event certain earnings or per share market price targets are not achieved pursuant to an escrow arrangement entered into with the underwriter of the Company's initial public offering in 1994. See 'Description of Securities--Class A Common Stock.' In the event such earnings or per share market price targets are not achieved, the escrowed shares will be forfeited, and, assuming the issuance of the maximum number of shares of Common Stock pursuant to the Exchange Offers, Mr. Silber will own approximately 33% of the outstanding capital stock of the Company and 46% of the combined voting power of the outstanding capital stock of the Company (inclusive of shares issuable upon exchange of Class B Warrants held by Mr. Silber and exercise of options which will vest upon such forfeiture of the escrowed shares).

     As a result of his ownership of Class A Common Stock, Mr. Silber will have the ability to significantly influence the election of the directors of the Company and otherwise influence the affairs of the Company. See 'Description of Securities--Class A Common Stock.' The disproportionate vote afforded the Class A Common Stock could also serve to impede or discourage a potential acquirer of the Company from seeking to acquire control of the Company through the purchase of the Company's Common Stock, which could have a depressive effect on the price of the Company's securities.

     18. CHARGE TO INCOME IN THE EVENT OF RELEASE OF ESCROWED SHARES; DEBT ISSUANCE COSTS. In the event any shares are released from escrow to Mr. Silber, compensation expense will be recorded for financial reporting purposes. Therefore, in the event the Company attains any of the earnings or stock price thresholds required for the release of such escrowed shares, such release will be treated, for financial reporting purposes, as compensation expense of the Company. Accordingly, the Company will, in the event of the release of the escrowed shares, recognize during the period that the earnings or stock price thresholds are met, what could be a substantial charge that would increase the Company's loss or reduce or eliminate earnings, if any, at such time. The amount of this charge will be equal to the difference between the fair value (aggregate market price) of such shares at the time of the release from escrow and the original value assigned to such shares. Although the amount of compensation expense recognized by the Company will be a non-cash charge and will not affect the Company's total shareholders' equity, it will not be deductible by the Company and it may have a depressive effect on the market price of the Company's securities. See 'Description of Securities--Class A Common Stock.'

     19. NO DIVIDENDS. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash or other dividends in the foreseeable future.

     20. DETERMINATION OF EXCHANGE RATE AND POSSIBLE VOLATILITY OF PRICE OF COMMON STOCK. The exchange rate has been determined by the Company based upon recent market prices for shares of Common Stock and recent market prices for the Class B Warrants, taking into consideration the exercise price and expiration date of the Class B Warrants. The Exchange Rate does not necessarily have any relationship to the Company's assets, book value, results of operations or any other generally accepted criteria of value and should not be regarded as indicative of the intrinsic or market value of the Class B Warrants or the Common Stock. In addition, the trading prices of the Common Stock issued in exchange for the Class B Warrants could be subject to wide fluctuations in response to quarterly variations in operating results, announcements or material business events by the Company or its competitors and other events or factors.

     21. POTENTIAL ADVERSE EFFECT OF REDEMPTION OF CLASS B WARRANTS NOT EXCHANGED IN THE EXCHANGE OFFER. Any Class B Warrants not exchanged hereby may be redeemed by the Company, at a price of $.05 per Warrant, at any time they are exercisable, subject to not less than 30 days prior written notice to the holders thereof, provided that the closing bid price of the Common Stock shall have averaged in excess of $12.25 per share for the 30 consecutive trading days ending within 15 days of the date on which notice of redemption is given. Notice of the redemption of the Class B Warrants could force the holders thereof to exercise the Class B Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so; to sell the Class B Warrants at the then-current market price when they might otherwise wish to hold the Class B Warrants; or to accept the redemption price which is likely to be substantially less than the market value of the Class B Warrants at the time of redemption. See 'The Exchange Offer--Description of the Warrants.'

     22. NASDAQ LISTING; TRADING MARKET FOR WARRANTS. Although the Company's Common Stock is currently listed on the Nasdaq Stock Market, there is no assurance that the Company meets or will continue to meet the listing requirements of the Nasdaq Stock Market. Although currently in compliance with such listing criteria, it is possible that in the future, the Company will be unable to maintain such listing standards and the Common Stock may be delisted from the Nasdaq Stock Market. The National Association of Securities Dealers, Inc. (the 'NASD'), the governing body of the Nasdaq Stock Market, recently filed proposed rule changes with the Commission which, if approved, would impose more stringent maintenance standards. See '--Possible Delisting of Securities from Nasdaq Systems.' It is possible that in the future the Company would be unable to meet the proposed listing standards or other rule changes which the NASD may adopt.

     To the extent Warrantholders participate in the Exchange Offer, the trading market for, and liquidity of, the Class B Warrants which remain outstanding, if any, could be reduced. Upon completion of the Exchange Offer, the Company intends to delist the Class B Warrants from trading on the Nasdaq Stock Market and deregister the Class B Warrants under the Exchange Act if it determines that the Class B Warrants are held of record by fewer than 300 persons. Accordingly, those Warrantholders who do not participate in the Exchange Offer may find it difficult to dispose of such securities as a result of the illiquid market therefor.

     23. CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE CLASS B WARRANTS. Warrantholders will be able to exercise the Class B Warrants only if a current prospectus relating to the securities underlying the Class B Warrants is then in effect and only if such securities are qualified for sale or exempt from qualifications under the applicable securities laws of the states in which the various holders of Class B Warrants reside. There can be no assurance that the Company will be able to maintain the effectiveness of a current prospectus covering the securities underlying the Class B Warrants. The Company will be unable to issue Common Stock to those persons desiring to exercise their Class B Warrants if a current prospectus covering the securities issuable upon the exercise of the Class B Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of the Class B Warrants reside. A current prospectus covering the securities issuable upon exercise of the Class B Warrants is currently not in effect.

     24. POSSIBLE DELISTING OF SECURITIES FROM NASDAQ SYSTEMS; DISCLOSURE

RELATING TO LOW-PRICED STOCKS. The Company's failure to meet the Nasdaq Stock Market maintenance criteria in the future for any reason may result in the discontinuance of the inclusion of the Company's securities on the Nasdaq Stock Market. In order to remain quoted on the Nasdaq Stock Market, a company must maintain $2,000,000 in total assets, a $200,000 market value of the public float and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for inclusion in the Nasdaq Stock Market if the market value of the public float is at least $1,000,000 and the company has $2,000,000 in capital and surplus. In such event, trading, if any, in the Company's securities may then continue to be conducted on the OTC Electronic Bulletin Board or in the non-NASDAQ over-the-counter market. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities. In addition, the Company would be subject to Rule 15g-9 (the 'Rule') promulgated under the 1934 Act, which imposes various sales practice requirements on broker-dealers who sell securities governed by the Rule to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the Rule may have an adverse effect on the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers of the Company's securities to sell such securities in the secondary market and otherwise affect the trading market in the Company's securities.

     Prospects for the continued listing of the Company could be affected by changes in the rules governing the Nasdaq Stock Market. In April 1997, the NASD filed a proposed rule change with the Commission which would, if adopted, impose more stringent maintenance criteria on listed companies. To qualify for continued inclusion in the Nasdaq Stock Market under the proposed rules, a company would have to maintain (a) either $2,000,000 in net tangible assets (total assets minus total liabilities and goodwill); market capitalization of $35,000,000; or net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years; and (b) a market value of the public float of $1,000,000. The proposed rule also would eliminate the current rule allowing continued inclusion after a company's stock falls below the $1 per share minimum bid as long as certain criteria are met. The Company offers no opinion as to whether the NASD will adopt the foregoing proposed rule changes.

     The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in 'penny stocks.' Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and the monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, holders of the Company's securities may find it more difficult to sell their securities.

         BACKGROUND AND PURPOSES OF THE EXCHANGE OFFER; CERTAIN EFFECTS

PURPOSES AND EFFECTS OF THE EXCHANGE OFFER

     The purpose of the Exchange Offer is to eliminate or significantly reduce the outstanding Class B Warrants because of the substantial market overhang and depressive effect thereof on the price of the Common Stock. The purpose of the Exchange Offer is also to increase the number of shares of Common Stock available for trading on the Nasdaq Stock Market which the Company believes will increase the liquidity of the Common Stock. The Exchange offer is also intended to increase the liquidity of holders of Class B Warrants by offering them the opportunity to exchange their Class B Warrants at a premium for shares of Common Stock, which is a more liquid security.

     Based on the closing bid price of $2.875 per share of Common Stock reported on the Nasdaq Stock Market on July 1, 1997, the last trading day before the announcement of the Exchange Offer, the Exchange Consideration offered in the Exchange Offer represents premiums of 32% over the last sale price of $0.312 (i.e., seven Class B Warrants multiplied by $0.312 equals $2.18 per share of Common Stock) and approximately 363% over the current exercise price per share (i.e., $7.91). The Board determined to offer a premium price in the Exchange Offer in order to provide an economic incentive to holders of the Class B Warrants to exchange their shares. There can be no assurance concerning the prices at which the Common Stock might be traded, or the trading volume of the Common Stock, following the consummation of the Exchange Offer. See 'Market and Trading Information.'

     The Company believes that the elimination or reduction in the number of outstanding Class B Warrants resulting from the Exchange Offer will provide a number of benefits to the Company and holders of Common Stock and holders of Class B Warrants, including the following:

          1. Elimination of the Class A and Class B Warrants will decrease the earnings/loss per share applicable to the Common Stock, but will also decrease the book value per share applicable to the Common Stock. For the year ended June 30, 1996, on a pro forma basis, assuming the Exchange Offer and the Class A Exchange Offer had been consummated on July 1, 1995, earnings per share applicable to the Common Stock would have decreased between 19% and 24% (from $.37 per share to between $.28 and $.30 per share), depending on the minimum and maximum number of shares exchanged for Common Stock pursuant to the Exchange Offer and the Class A Exchange Offer. The book value per share of Common Stock would have decreased from $2.48 to between $1.93 and $1.95 per share (a 21% to 22% decrease) for the fiscal year ended June 30, 1996. For the nine month period ended March 31, 1997, the loss per share would have decreased from $(.86) to between $(.67) and $(.68) per share (a 21% to 22% decrease) and the book value per share would have increased from $1.69 to between $1.31 and $1.33 per share (a
     21% to 22% decrease). See 'Pro Forma Unaudited Financial Information.'

          2. The issuance of Common Stock in the Exchange Offer will increase the number of shares of Common Stock available for trading on the Nasdaq Stock Market and the number of holders of Common Stock. A purpose of the Exchange Offer is to increase the number of shares of Common Stock available for trading on the Nasdaq Stock Market, or the public float, which the Company believes will increase the liquidity of the Common Stock.

          3. By offering holders of Class B Warrants the opportunity to exchange their out-of-the-money Warrants for shares of Common Stock, the Company is providing liquidity to the holders of the Class B Warrants for their investment and an increased opportunity to exercise their Class B Warrants for shares of Common Stock, which represents a more liquid investment than the Class B Warrants.

          4. By offering holders of Class B Warrants a common equity stake in the Company, the Company is providing the holders with an opportunity to participate in the potential long-term appreciation of the Company's business, which the Company expects will be enhanced by the improvement in its capital structure and increased financial flexibility as a result of the consummation of the Exchange Offers. The holders of the Class B Warrants will also gain voting rights by exchanging their Class B Warrants for shares of Common Stock.

          5. The consummation of the Exchange Offer will eliminate or substantially reduce the number of outstanding Class B Warrants and, depending on the number of Class B Warrants outstanding following the consummation of the Exchange Offer, may enhance the Company's ability to obtain equity capital as a result of elimination of the market overhang and potential dilution created by the Warrants. See '--Certain Effects on Non-Tendering Holders.'

     The Company may, in the future, purchase Warrants in the open market, in private transactions, through tender offers or otherwise. However, Rule 13e-4 under the Exchange Act prohibits the Company from making any purchases of shares of Common Stock or Warrants until 10 business days after the Expiration Date, other than pursuant to the Exchange Offer. Any purchases the Company may choose to make may be on the same terms as, or on terms more or less favorable to holders than, the terms of the Exchange Offer. Any possible future purchases by the Company will depend on numerous factors, including the market price of the Warrants, the results of the Exchange Offers, the Company's business and financial condition and general economic and market conditions.


     The maximum number of shares of Common Stock offered for exchange by the Company in the Exchange Offer and the Class A Exchange Offer represents approximately 19% of the shares of Common Stock which would be outstanding after giving effect to the issuance of Common Stock in such Exchange Offers (not including the exercise of all other outstanding options and warrants, but assuming the conversion of the preferred stock).

     Shares of Common Stock held by non-affiliates of the Company issued for exchange in the Exchange Offer will be deemed freely tradeable following their issuance.

CERTAIN EFFECTS ON NON-TENDERING HOLDERS

     The Exchange Offers are intended to extinguish the Class A and Class B Warrants through the issuance of Common Stock to reduce the future potential dilutive impact on the Company's earnings per share of Common Stock that would be caused by exercise of the Class A and Class B Warrants. In the absence of the Exchange Offers, 6,330,744 shares of Common Stock could be issued if all of the currently outstanding Class A and Class B Warrants held by Warrantholders were exercised. Assuming 100% participation in the Exchange Offers, 817,715 shares of Common Stock will be issued upon consummation of the Exchange Offers. It is expected that the Class A and Class B Warrants will be delisted from the Nasdaq Stock Market following the consummation of the Exchange Offers and that remaining Warrantholders will find it increasingly difficult to dispose of such securities.

NO RECOMMENDATION BY BOARD OF DIRECTORS

     The Board of Directors of the Company has approved the Exchange Offer. However, neither the Company nor its Board of Directors makes any recommendation to Warrantholders as to whether to tender or refrain from tendering their Class B Warrants. Each Warrantholder must make the decision whether to tender Class B Warrants and, if so, how many Class B Warrants.

                   PRO FORMA UNAUDITED FINANCIAL INFORMATION

     The Pro Forma Unaudited Earnings Per Share and Book Value Per Share for the years ended June 30, 1996 and 1995 and the nine months ended March 31, 1997 and 1996, are based on the historical financial statements of the Company and have been prepared to give effect to the Exchange Offer as if it had been consummated on July 1, 1995 with respect to the fiscal year comparison and July 1, 1996 with respect to the nine month comparison. The information provided giving effect to the Exchange Offer assumes that holders of Class B Warrants elect to exchange all Class B Warrants into Common Stock. The Company's full audited financial statements are incorporated herein by reference from the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 (the 'Company's Form 10-KSB'), attached as Exhibit A to this Offering Circular. The financial statements from the Company's Quarterly Report on Form 10-QSB, for the quarter ended March 31, 1997 (the 'Company's Form 10-QSB'), are incorporated by reference and attached as Exhibit B to this Offering Circular). No other financial information, except as set forth below, will be affected as a result of the consummation of the Exchange Offer.

                        PRO FORMA FINANCIAL INFORMATION

                                         FISCAL YEAR ENDED JUNE 30,                  NINE MONTHS ENDED MARCH 31,
                                  -----------------------------------------    ----------------------------------------
                                   1995     PRO FORMA    1996     PRO FORMA    1996     PRO FORMA    1997     PRO FORMA
                                  ------    ---------    -----    ---------    -----    ---------    -----    ---------
Earnings Per Share
  Assuming Minimum Tender
    (776,830 shares)(1).......    $(1.25)     $(.87)     $ .37      $ .29      $ .18      $ .14      $(.86)     $(.68)
  Assuming Maximum Tender
    (817,715 shares)(2).......    $(1.25)     $(.85)     $ .37      $ .28      $ .18      $ .14      $(.86)     $(.67)
Book Value Per Share
  Assuming Minimum Tender
    (776,830 shares)(1).......    $ 1.80      $1.25      $2.48      $1.95      $2.29      $1.80      $1.69      $1.33
  Assuming Maximum Tender
    (817,715 shares)(2).......    $ 1.80      $1.23      $2.48      $1.93      $2.29      $1.78      $1.69      $1.31

NOTES TO PRO FORMA UNAUDITED FINANCIAL INFORMATION

(1) Assumes that holders of 95% of each of the Class A and Class B Warrants outstanding elect to exchange their Warrants for Common Stock.

(2) Assumes that holders of 100% of each of the Class A and Class B Warrants outstanding elect to exchange their Warrants for Common Stock.

                        MARKET AND TRADING INFORMATION

     The following table sets forth the high and low sale prices for the Units, Common Stock, Class A Warrants and Class B Warrants for the fiscal periods indicated as reported by Nasdaq. The quotations shown represent inter-dealer prices without adjustment for retail mark-ups, mark-downs or commissions, and may not necessarily reflect actual transactions.

                                                                                          FISCAL 1997     FISCAL 1996
                                                                                          -----------     -----------
                                                                                          HIGH    LOW     HIGH    LOW
                                                                                          ----    ---     ----    ---
UNITS
  1st Quarter..........................................................................    6 5/8   3 3/8   6 1/8   4 1/4
  2nd Quarter..........................................................................    6 1/4   4 1/2   6 7/8   4 1/2
  3rd Quarter..........................................................................    8       4 1/2   6 1/2   4

  4th Quarter..........................................................................    6 7/16  3 1/2   5 3/4   3 3/4
COMMON STOCK
  1st Quarter..........................................................................    5 1/8   2 3/4   4 1/2   2 3/4
  2nd Quarter..........................................................................    4 7/8   3 1/2   4       2 3/4
  3rd Quarter..........................................................................    5 3/4   3 7/8   4 7/8   3
  4th Quarter..........................................................................    4 3/8   2 7/8   4 1/8   2 1/2
CLASS A WARRANTS
  1st Quarter..........................................................................    1 1/4     3/4   1 1/8     3/4
  2nd Quarter..........................................................................    1 1/4     5/8   2 1/8   1 1/8
  3rd Quarter..........................................................................    2 1/16    5/8   1 3/4     3/4
  4th Quarter..........................................................................    1 9/16    5/16  1 1/8     5/8
CLASS B WARRANTS
  1st Quarter..........................................................................      3/4     1/4     1/2     1/4
  2nd Quarter..........................................................................      7/16    1/4     9/16    3/8
  3rd Quarter..........................................................................      3/4     3/8     7/8     9/16
  4th Quarter..........................................................................      7/16    17/64   5/8     3/8

                               THE EXCHANGE OFFER

DESCRIPTION OF THE WARRANTS

     The Warrants were issued in registered form pursuant to an agreement, dated February 14, 1994 (the 'Warrant Agreement'), between the Company, Continental Stock Transfer & Trust Company (the 'Warrant Agent') and D.H. Blair Investment Banking Corp. The following discussion of certain terms and provisions of the Warrants is qualified in its entirety by reference to the detailed provisions of the Warrant Agreement, the form of which has been filed as an exhibit to the Company's Registration Statement on Form SB-2 dated February 14, 1994.

     Each Class A Warrant entitles the registered holder thereof to purchase
1.106 shares of Common Stock (as adjusted) and one Class B Warrant from the Company at a price of $6.01 per Class A Warrant, subject to further adjustment in certain circumstances, at any time until February 13, 1999. Each Class B Warrant entitles the registered holder thereof to purchase 1.106 shares of Common Stock (as adjusted) from the Company at a price of $7.91 per Class B Warrant, subject to further adjustment in certain circumstances, at any time until February 13, 1999.

     The Company may redeem the Warrants at $0.05 per Warrant, upon 30 days' prior written notice, in the event the average closing bid price of the Common Stock exceeds, in the case of the Class A Warrants, $9.30 per share or, in the case of the Class B Warrants, $12.25 per share, subject to adjustments in the event of stock splits or other similar events, for 30 consecutive trading days ending within 15 days preceding the date of the notice of redemption. The closing bid price of the Common Stock shall be the closing bid price as reported by the Nasdaq Stock Exchange or such other national stock exchange, and if not so reported, then the Warrants will not be redeemable. All of the Warrants of a class must be redeemed if any of such class are redeemed.

     The exercise prices and number of shares of Common Stock or other securities issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation of the Company and certain sales of Common Stock below the then market price of the Common Stock. However, the Warrants are not subject to adjustment for issuances of Common Stock at a price below the exercise price of the Warrants or pursuant to issuances under the Company's 1994 Stock Incentive Plan or the Company's Non-employee Directors Stock Option Plan or upon exercise of any of the Warrants.

     The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the Warrant Expiration Date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by check payable to the Company) to the Warrant Agent for the number of Warrants being exercised. Holders of the Warrants do not have the rights or privileges of holders of Common Stock.

     In order to comply with applicable laws in connection with the exercise of the Warrants and the resale of the Common Stock issued upon such exercise, the

Warrants will be exercisable only if (i) at the time of exercise the Company has an effective and current registration statement on file with the Commission covering the shares of Common Stock issuable upon exercise of such Warrant and
(ii) such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such Warrant. The Company does not maintain a current prospectus relating to the Warrants, since the Warrants are not 'in-the-money.' Accordingly, Warrantholders will not be able to exercise their Warrants until such time as the Company complies with the registration provisions of the federal and state securities laws.

     No fractional shares will be issued upon exercise of the Warrants. In lieu of the issuance of any fractional share which is otherwise issuable, the Company will pay to such Warrantholder an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

EFFECT OF THE EXCHANGE OFFER ON THE WARRANTHOLDERS

     Upon acceptance of the tendered Class B Warrants by the Company, the Class B Warrantholders will receive one share of Common Stock for each seven (7) Class B Warrants tendered. Warrantholders who do not participate in the Exchange Offer will retain the right to purchase 1.106 shares of Common Stock at an exercise price of $7.91 per Class B Warrant, which price will remain subject to the adjustment provisions of the Warrant Agreement. The Class B Warrants are subject to redemption by the Company under certain circumstances. See '--Description of the Warrants.' To the extent Warrantholders participate in the Exchange Offer, the trading market for, and liquidity of, the Class B Warrants which remain outstanding, if any, will likely be reduced. In addition, the Company intends to delist the Class B Warrants from trading on the Nasdaq Stock Market and deregister the Class B Warrants under the Exchange Act if it determines that the Class B Warrants are held of record and beneficially by fewer than 300 persons.

TERMS OF THE EXCHANGE OFFER

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular and in the accompanying Letter of Transmittal (the 'Letter of Transmittal'), to exchange one share of Common Stock for each seven (7) Class B Warrants tendered.

     The Company will accept any Class B Warrants validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Class B Warrants which are not accepted for exchange will be returned as promptly as practicable after the Expiration Date. Class B Warrantholders may tender all or a portion of their Class B Warrants pursuant to the Exchange Offer.

     If the Company should increase or decrease the number of shares of Common Stock offered in exchange for the Class B Warrants in the Exchange Offer, such changed consideration would be paid with regard to all Class B Warrants accepted in the Exchange Offer. If the consideration is so changed, the Exchange Offer will remain open at least ten business days from the date the Company first gives notice, by public announcement or otherwise, of such increase or decrease.


     As of August 1, 1997, 1,795,000 Class B Warrants were outstanding and there were approximately 11 registered Class B Warrantholders. Only holders or owners of Class B Warrants (or such Class B Warrantholder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining Warrantholders entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Offering Circular, none of such holders is an affiliate (as defined in Rule 405 under the Securities Act) of the Company, except that Zalman Silber and Jay Coleman own 280,000 and 20,000 Class B Warrants, respectively. Messrs. Silber and Coleman have indicated that they will exchange their Class B Warrants pursuant to the Exchange Offer.

     Warrantholders do not have any appraisal or dissenters' rights under the Business Corporation Law of the State of New York or the Warrant Agreement in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     The Company shall be deemed to have accepted validly tendered Class B Warrants when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for tendering Warrantholders for the purposes of receiving the Common Stock from the Company.

     If any tendered Class B Warrants are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Class B Warrants will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Tendering Warrantholders will not be required to pay brokerage commissions or fees with respect to the exchange of Class B Warrants for Common Stock pursuant to the Exchange Offer. The Company will pay all charges and expenses in connection with the Exchange Offer. The Company will also pay all transfer taxes, if any, applicable to the transfer and exchange of Class B Warrants pursuant to the Exchange Offer. If, however, Class B Warrants not exchanged are to be delivered to, or are to be issued in the name of, any person other than the registered Class B Warrantholder, or if tendered Class B Warrants are recorded in the name of any person other than the person signing the Letter of Transmittal, then the amount of such transfer taxes (whether imposed on the registered Warrantholder or any other person) will be payable by the tendering Warrantholder. See '--Transfer Taxes.'

     Although the Company has no plan or intention to do so, it reserves the right in its sole discretion to purchase or make offers for any Class B Warrants that remain outstanding after the consummation of the Exchange Offer. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term 'Expiration Date' shall mean 5:00 p.m., New York City time, on

September 9, 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term 'Expiration Date' shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right in its sole discretion (i) to delay accepting any Warrants, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under 'Conditions of the Exchange Offer' shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (iv) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a supplement to this Offering Circular that will be distributed to the registered Warrantholders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Warrantholders, if the Exchange Offer would otherwise expire during such five to ten business day period. If the Company amends the terms of the Exchange Offer to improve the consideration for the Class B Warrants, the Company will give such improved consideration to all tendering Class B Warrantholders, including Class B Warrantholders who have previously tendered Class B Warrants.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall not have an obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely public disclosure.

PROCEDURE FOR TENDERING CLASS B WARRANTS

     The tender by a Warrantholder as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Warrantholder and the Company upon the terms and subject to the conditions set forth in this Offering Circular and in the accompanying Letter of Transmittal. Except as set forth below, a Warrantholder who wishes to tender Class B Warrants for exchange pursuant to the Exchange Offer must transmit such Class B Warrants, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth herein on or prior to 5:00 p.m., New York City time, on the Expiration Date.

     THE METHOD OF DELIVERY OF CLASS B WARRANTS, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE WARRANTHOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.


     A signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, need not be guaranteed if the Class B Warrants surrendered for exchange pursuant thereto (i) are tendered by a registered Warrantholder of the Class B Warrants who has not completed either the box entitled 'Special Exchange Instructions' or the box entitled 'Special Delivery Instructions' on the Letter of Transmittal or (ii) are tendered by an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or is otherwise an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, 'Eligible Institutions'). If Class B Warrants are registered in the name of a person other than a signer of the Letter of Transmittal, the Class B Warrants surrendered for exchange must either
(i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution or (ii) be accompanied by a stock power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Warrantholder, with the signature thereon guaranteed by an Eligible Institution. The term 'registered Warrantholders' as used herein with respect to the Warrants means any person in whose name the Class B Warrants are registered on the books of the registrar for the Class B Warrants.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Class B Warrants tendered for exchange will be determined by the Company in its sole, reasonable discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Class B Warrants not properly tendered or to reject any particular Class B Warrants which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Class B Warrants either before or after the Expiration Date. The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Class B Warrants for exchange must be cured within such reasonable period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Class B Warrants for exchange but shall not incur any liability for failure to give such notification. Tenders of the Class B Warrants will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, stock power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of such person's authority to so act must be submitted.

     Any beneficial owner whose Class B Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Class B Warrants in the Exchange Offer should contact such registered Warrantholder promptly and instruct such registered Warrantholder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender directly, such beneficial owner must, prior to completing and executing the Letter of Transmittal and tendering Class B Warrants, make appropriate arrangements to register ownership of the Class B Warrants in such beneficial owner's name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

GUARANTEED DELIVERY PROCEDURES

     Warrantholders who wish to tender their Class B Warrants but whose Class B Warrants are not immediately available or who cannot deliver their Class B Warrants and Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Class B Warrants according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Class B Warrantholder, (ii) prior to the Expiration Date, the Exchange Agent must have received from the Warrantholder and the Eligible Institution a properly completed and duly executed Letter of Transmittal and a Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Warrantholder, the certificate number or numbers of the tendered Class B Warrants, stating that the tender is being made thereby and guaranteeing that, within three business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Class B Warrants and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Class B Warrants in proper form for transfer must be received by the Exchange Agent within three business days after the Expiration Date. Any Warrantholder who wishes to tender Class B Warrants pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Class B Warrants prior to 5:00 p.m., New York City time, on the Expiration Date. Failure to complete the guaranteed delivery outlined above will not, of itself, affect the validity or effect a revocation of any Letter of Transmittal properly completed if executed by a holder who attempted to use the guaranteed delivery process.

ASSISTANCE

     All tendered Class B Warrants, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of this Offering Circular, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

By Registered or Certified Mail:                   By Facsimile:
   CONTINENTAL STOCK TRANSFER                     (212) 509-5150
       & TRUST COMPANY
          2 Broadway                          Confirmed by Telephone:
    New York, New York 10004                 (212) 509-4000, ext. 535
 Attention: Reorganization Dept.
                                     (Originals of all documents submitted by
                                       facsimile should be sent promptly by
                                      hand, overnight courier, or registered
                                                or certified mail.)

ACCEPTANCE OF CLASS B WARRANTS FOR EXCHANGE

     Upon satisfaction or waiver of all conditions to the Exchange Offer and following the Expiration Date, the Company will promptly accept all Class B Warrants properly tendered, and will immediately thereafter issue the appropriate number of corresponding shares of Common Stock to eligible Warrantholders. For purposes of the Exchange Offer, the Company shall be deemed to have accepted Class B Warrants that are tendered for exchange when, and if, the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of Common Stock for Class B Warrants that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Class B Warrants, a properly completed and duly executed Letter of Transmittal, and all other required documents; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Class B Warrants are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Class B Warrant certificates are submitted for a greater number than the holder desires to exchange, such unaccepted or nonexchanged Class B Warrants or substitute Class B Warrants evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of the Class B Warrants may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date and unless theretofore accepted for exchange by the Company, may also be withdrawn after 5:00 p.m., New York City time, on October 7, 1997.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth herein. Any such notice of withdrawal must (i) specify the name of the person having deposited the Class B Warrants to be withdrawn ('Depositor'), (ii) identify the Class B Warrants to be withdrawn (including the Class B Warrant certificate number or numbers and number of Class B Warrants), and (iii) be signed in the same manner required for the Letter of Transmittal by which such Class B Warrants were tendered. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. The Class B Warrants so withdrawn, if any, will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Class B Warrants which have been tendered for exchange but which are withdrawn will be returned to the Warrantholder without cost to such Warrantholder as soon as practicable after withdrawal.

Class B Warrants properly withdrawn may be re-tendered by following the procedures described under '--Procedure for Tendering Class B Warrants' at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue the Common Stock in exchange for, any Class B Warrants and may terminate or amend the Exchange Offer if, any time before the Expiration Date, any of the following events shall occur, which occurrence, in the sole judgment of the Company and regardless of the circumstances (including any action by the Company) giving rise to any such events, makes it inadvisable to proceed with the Exchange Offer:

          (i) there shall be threatened, instituted, or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (a) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (b) resulting in a material delay in the ability of the Company to accept for exchange some or all of the Warrants pursuant to either the Exchange Offer or the Class A Exchange Offer, or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any domestic or foreign government or governmental authority that, in the reasonable judgment of the Company, might directly or indirectly result in any of the consequences referred to in clauses (a) or (b) above, or would otherwise in the reasonable judgment of the Company make it inadvisable to proceed with the Exchange Offer;

          (ii) there shall have occurred (a) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (b) a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;

          (iii) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operation, prospects, plans, strategies, development projects or existing or contemplated financing arrangements of the Company that, in the reasonable judgment of the Company, is or may be adverse to the Company, or the

     Company shall have become aware of facts that, in the sole judgment of the Company, have or may have adverse significance with respect to the value of the Warrants or the Common Stock;

          (iv) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

          (v) failure to obtain tenders for at least 95% of each of the Class A and Class B Warrants outstanding.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Class B Warrants and return all tendered Class B Warrants to the tendering holders, (ii) extend the Exchange Offer and retain all Class B Warrants tendered prior to the Expiration Date, subject, however, to the rights of holders to withdraw such Class B Warrants (see '--Withdrawal Rights'), or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Class B Warrants which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a supplement to this Offering Circular that will be distributed to the registered Warrantholders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Warrantholders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     The Company expects that the foregoing conditions will be satisfied. The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding upon all parties.

FRACTIONAL SHARES

     No fractional shares of Common Stock will be issued as a result of the Exchange Offer. Each holder of a fractional interest in shares of the Company's Common Stock will be entitled to receive a cash payment in lieu of such fractional amount based on the current market price of a share of Common Stock. The current market price will be determined as follows: (i) if the shares of the Company's Common Stock are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the current market price shall be the last reported sale price of the shares of the Company's Common Stock on the last business day prior to the date of exchange or, if no such sale is made on such day, the average of the closing bid and asked prices for such day; or (ii) if the shares of Common

Stock are not so listed or admitted to trading and bid and asked prices are not so reported, the current market price or current value shall be an amount determined in a reasonable manner by the Board of Directors of the Company.

     As soon as practicable after the determination of the amount of cash, if any, to be paid to the holder of shares of Common Stock with respect to any fractional share interests, the Exchange Agent shall distribute in cash the amount payable to such fractional holder.

SOLICITATION OF WARRANT HOLDERS

     The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokers, dealers and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Offering Circular and related documents to the beneficial owners of the Class B Warrants, and in handling or forwarding tenders for their customers.

     The cash expenses to be incurred by the Company in connection with the Exchange Offer are estimated to be approximately $75,000, which include registration fees, listing fees, fees to the Warrant Agent, accounting, legal and printing fees, and associated expenses.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Warrants pursuant to the Exchange Offer. If, however, tendered Class B Warrants are registered in the name of any person other than the person signing the Letter of Transmittal or if a transfer tax is imposed for any reason other than the exchange of Class B Warrants pursuant to the Exchange Offer, the amount of any such transfer tax (whether imposed on the registered Warrantholder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such transfer tax or exemption therefrom is not submitted, the amount of such transfer tax will be billed directly to such tendering holder.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER AND DOES NOT CONSIDER ALL POTENTIAL TAX EFFECTS OF THE EXCHANGE OFFER OR THE TAX CONSEQUENCES TO A PARTICULAR WARRANTHOLDER IN LIGHT OF SUCH WARRANTHOLDER'S PERSONAL CIRCUMSTANCES. THIS DISCUSSION ALSO DOES NOT ADDRESS THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO WARRANTHOLDERS (AND UNDERLYING COMMON STOCK) NOT HELD AS CAPITAL ASSETS OR TO WARRANTHOLDERS SUBJECT TO SPECIAL TREATMENT, SUCH AS NON-U.S. PERSONS, DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, WARRANTHOLDERS OWNING AT LEAST 10% OF THE VOTING POWER OF THE COMPANY AND WARRANTHOLDERS WHO ACQUIRED THEIR INTERESTS PURSUANT TO

THE EXERCISE OF OPTIONS OR SIMILAR DERIVATIVE SECURITIES OR OTHERWISE AS

COMPENSATION, NOR PROVIDE AN ANALYSIS OF ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, OR FOREIGN JURISDICTION. THIS DISCUSSION IS BASED ON CURRENT PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE 'CODE'), CURRENT AND PROPOSED TREASURY REGULATIONS PROMULGATED THEREUNDER, AND ADMINISTRATIVE AND JUDICIAL DECISIONS AS OF THE DATE HEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. ACCORDINGLY, WARRANTHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OFFER TO THEM.

     The exchange of Class B Warrants for shares of Common Stock will result in the following federal income tax consequences to participating Warrantholders:

          1. A participating Warrantholder will recognize gain or loss equal to the excess of (a) the sum of the fair market value of the shares of Common Stock received in the Exchange Offer and any cash received in lieu of a fractional share of Common Stock over (b) the participating Warrantholder's tax basis in the Warrants exchanged therefor;

          2. Such gain or loss will be capital gain or loss, and will generally be a long term capital gain or loss if the Warrantholder has held the Warrant for more than one year at the time of exchange. Pursuant to recently enacted legislation, with respect to any capital asset sold or exchanged after July 29, 1997 and which has been held for more than eighteen months, capital gains will be subject to tax at a rate of twenty percent. With respect to any capital asset sold or exchanged after that date which has been held for more than twelve months but less than eighteen months, capital gains will remain subject to tax at a rate of twenty-eight percent;

          3. The tax basis of the shares of Common Stock received in the Exchange Offer will be equal to the fair market value of such shares of Common Stock received in the Exchange Offer; and

          4. The holding period for the shares of Common Stock received in the Exchange Offer will commence on the day following the consummation of the Exchange Offer.

THE EXCHANGE AGENT

     Continental Stock Transfer & Trust Company has been appointed as Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer and the Letters of Transmittal should be addressed to the Exchange Agent, as follows:

                   Continental Stock Transfer & Trust Company
                                   2 Broadway
                            New York, New York 10004
                      Attention: Reorganization Department

WARRANT TRANSFER AGENT

     The Class B Warrants were issued in registered form pursuant to the Warrant Agreement. Continental Stock Transfer & Trust Company acts as Warrant Agent on behalf of the Company.

                           DESCRIPTION OF SECURITIES

GENERAL

     The authorized capital stock of the Company consists of an aggregate of 20,000,000 shares of Common Stock, par value $.001 per share, of which 1,000,000 shares have been designated Class A Common Stock, and 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,090,909 shares have been designated Series A Convertible Participating Preferred Stock (the 'Series A Preferred Stock').

COMMON STOCK

     The Company is authorized to issue 20,000,000 shares of Common Stock, $.001 par value per share, of which 2,345,000 shares are currently outstanding (including 960,000 shares of Class A Common Stock 670,000 of which are subject to forfeiture as described below). Other than Class A Common Stock, holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There are no preemptive, subscription, conversion or redemption rights pertaining to the Common Stock. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors from funds legally available therefor and to share ratably in the assets of the Company available upon liquidation. The holders of Common Stock do not have the right to cumulate their votes in the election of directors and, accordingly, the holders of more than 50% of all of the Common Stock outstanding are able to elect all directors.

CLASS A COMMON STOCK

     The 960,000 shares of Common Stock held by Mr. Silber, the Company's President, have been designated as Class A Common Stock and are identical to the shares of Common Stock described above, except that such shares of Class A Common Stock are entitled to five (5) votes per share on all matters to be voted on by shareholders. The Class A Common Stock is convertible into Common Stock at the option of the holder at any time and will automatically convert to Common Stock upon the sale or transfer of such Class A Common Stock (other than the sale or transfer to a member of Mr. Silber's immediate family, a trust for the benefit of such member or whereby Mr. Silber retains the voting rights thereto) or upon the death of Mr. Silber. 670,000 shares of Class A Common Stock are subject to forfeiture in the event certain pre-tax earnings or per share market price targets are not achieved.

     The difference in voting rights increases the voting power of the holder of Class A Common Stock (the 'Class A Shareholder') and accordingly has an anti-takeover effect. The existence of the Class A Common Stock may make the Company a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management, even if such transactions were favored by the shareholders of the Company other than the Class A Shareholder. Thus, the shareholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices in the event of a hostile takeover bid. Those seeking to acquire the Company through a business combination will be compelled to consult first with the Class A Shareholder in order to negotiate the terms of such business combination. Any such proposed business combination will have to be approved by the Board of Directors, may be under the control of the Class A Shareholder, and if shareholder approval were required, the approval of the Class A Shareholder will be necessary before any such business combination can be consummated.

REDEEMABLE WARRANTS

     The Warrants were issued in registered form pursuant to the terms of the Warrant Agreement. The following statements are brief summaries of certain provisions of the Warrant Agreement. The Company believes that the following describes the material terms of the Warrant Agreement, however, reference is made to the Warrant Agreement (which has been filed as an exhibit to the registration statement relating to the Company's initial public offering) for a complete description of the terms and conditions thereof.

     The Company has authorized the issuance of up to 6,330,744 Warrants to purchase an aggregate of 6,330,744 shares of Common Stock and has reserved an equivalent number of shares of Common Stock for issuance upon exercise of such Warrants. There are currently issued and outstanding 1,964,500 Class A Warrants to purchase 2,172,737 shares of Common Stock and 3,759,000 Class B Warrants (including Class B Warrants issuable upon exercise of Class A Warrants) to purchase 4,158,007 shares of Common Stock.

     Each Class A Warrant entitles the registered holder thereof to purchase
1.106 shares of Common Stock (as adjusted) and one Class B Warrant from the Company at a price of $6.01 per Class A Warrant, subject to further adjustment in certain circumstances, at any time until February 13, 1999. Each Class B Warrant entitles the registered holder thereof to purchase 1.106 shares of Common Stock (as adjusted) from the Company at a price of $7.91 per Class B Warrant, subject to further adjustment in certain circumstances, at any time until February 13, 1999.

     The Company may redeem the Warrants at $0.05 per Warrant, upon 30 days' prior written notice, in the event the average closing bid price of the Common Stock exceeds, in the case of the Class A Warrants, $9.30 per share or, in the case of the Class B Warrants, $12.25 per share, subject to adjustment in the event of stock splits or other similar events, for 30 consecutive trading days ending within 15 days preceding the date of the notice of redemption. The closing bid price of the Common Stock shall be the closing bid price as reported by the Nasdaq Stock Market or such other national stock exchange, and if not so reported, then the Warrants will not be redeemable. All of the Warrants of a class must be redeemed if any of such class are redeemed, except for the Warrants underlying the Underwriter's Unit Purchase Option (described below).

     The exercise prices and number of shares of Common Stock or other securities issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation of the Company and certain sales of Common Stock below the then market price of the Common Stock. However, the Warrants are not subject to adjustment for issuance of Common Stock at a price below the exercise price of the Warrants or pursuant to issuances under the Company's Stock Incentive Plan or the Stock Option Plan or upon exercise of any of the Warrants.

     The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by check payable to the Company) to the Warrant Agent for the number of Warrants being exercised. Holders of the Warrants do not have the rights or privileges of holders of Common Stock.

     In order to comply with applicable laws in connection with the exercise of the Warrants and the resale of the Common Stock issued upon such exercise, the Warrants will be exercisable only if (i) at the time of exercise the Company has an effective and current registration statement on file with the Commission covering the shares of Common Stock issuable upon exercise of such Warrant and
(ii) such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such Warrant. The Company does not currently maintain an effective registration statement, and, accordingly, the Warrantholders will not be able to exercise their Warrants until such time as the Company amends the registration statement covering the Warrants and takes appropriate action under state laws.

PREFERRED STOCK

     Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to and imposed upon any such series. The issuance of Preferred Stock could be used, under certain circumstances, as a method of preventing a takeover of the Company and could permit the Board of Directors, without any action of the holders of the Common Stock to issue Preferred Stock which could have detrimental effect on the rights of holders of the Common Stock, including loss of voting control. Anti-takeover provisions that could be included in the Preferred Stock when issued may have a depressive effect on the market price of the Company's securities and may limit shareholders' ability to receive a premium on their shares of Common Stock by discouraging takeover and tender offer bids.

     On July 7, 1995, the Company simultaneously entered into and closed a Stock Purchase Agreement (the 'Stock Purchase Agreement') with Prospect Street NYC Discovery Fund, L.P. ('Prospect Street') pursuant to which the Company sold to Prospect Street 1,090,909 shares of Series A Preferred Stock of the Company for a purchase price of $3,000,000. Pursuant to the Stock Purchase Agreement, Prospect Street has designated two nominees to the Company's Board of Directors. Additionally, in connection with the sale of the Series A

Preferred Stock, the Company has agreed to certain covenants contained in the Stock Purchase Agreement which have the effect of restricting the Company's ability to engage in extraordinary corporate transactions or transactions involving expenditures in excess of $250,000 without the consent of Prospect Street.


     The Series A Preferred Stock is convertible into Common Stock of the Company at any time on a share-for-share basis. The Series A Preferred Stock has a liquidation preference equal to $2.75 per share, but does not pay any dividends unless declared by the Board of Directors. The holders of the Series A Preferred Stock are entitled to an aggregate of up to 24.9% of the outstanding voting power of the Company on all matters which come before the shareholders. Additionally, so long as 100,000 shares of Series A Preferred Stock remain outstanding, the holders thereof will have the ability, in certain limited circumstances, to elect a majority of the Board of Directors and obtain up to 50.1% of the outstanding voting power of the Company. The shares of Common Stock underlying the Series A Preferred Stock is subject to a registration rights agreement granting both demand and piggyback registration rights.

UNDERWRITER'S UNIT PURCHASE OPTION

     The Company sold to the underwriter of its initial public offering ('IPO') warrants to purchase from the Company an aggregate of 130,000 IPO Units, each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant (the 'Underwriters Unit Purchase Option'), at $6.36 per Unit (as adjusted). The Underwriter's Unit Purchase Option and the securities underlying such option are subject to demand registration on two separate occasions at the request of such underwriter (the first of which the Company shall bear all expenses and the second of which the holders of such securities shall bear all expenses) and 'piggyback' registration rights in the event the Company registers any class of equity securities (other than securities registered on Form S-8, Form S-4 or other similar registration form) until February 13, 2001.

                                 LEGAL MATTERS

     Certain legal matters, including the legality of the issuance of the shares of Common Stock in exchange for the Class B Warrants, are being passed upon for the Company by Proskauer Rose LLP, 1585 Broadway, New York, New York 10036.

                                    EXPERTS

     The consolidated financial statements of the Company as of June 30, 1996 and for the year then ended, have been incorporated herein by reference to the Company's Form 10-KSB in reliance upon the report of Richard A. Eisner & Company LLP, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). In accordance with the Exchange Act, the Company files proxy statements, reports and other information with the Securities and Exchange Commission (the 'SEC'). This filed material can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and in New York, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at

prescribed rates. The SEC maintains a Web Site address which contains reports, proxy and information statements and other information regarding the registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

     The Company has filed with the SEC an Issuer Tender Offer Statement on
Schedule 13E-4 (together with any amendments thereto, the 'Tender Offer Schedule') under the Exchange Act with respect to the Class B Warrants to be exchanged for Common Stock. Copies of the Tender Offer Schedule are available from the SEC upon payment of prescribed rates. Statements contained in this Offering Circular relating to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Tender Offer Schedule or such other document, each such statement being qualified in all respects by such reference.

     The shares of Common Stock, the Class A Warrants and the Class B Warrants are each listed on the Nasdaq Stock Market. Reports and other information concerning the Company may be inspected at the Nasdaq Stock Market.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Form 10-KSB for the fiscal year ended June 30, 1996; the Company's Form 1O-QSB for the nine month period ended March 31, 1997; and the Company's Proxy Statement dated October 26, 1996, attached hereto and previously filed with the Commission by the Company pursuant to the Exchange Act, are each incorporated by reference in this Offering Circular and made a part hereof.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular of which it is a part to the extent that a statement contained herein modifies, supersedes or replaces such statement. Any statements modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Offering Circular.

     Facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal, Warrant certificates and any other required documents should be sent by each holder or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at the address set forth below:

                 The Exchange Agent for the Exchange Offer is:
                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

      By Mail, Hand Delivery or Overnight Carrier:                       By Facsimile Transmission:
                                                                      (For Eligible Institutions Only)
       Continental Stock Transfer & Trust Company
               Reorganization Department                                       (212) 509-5150
                       2 Broadway
                   New York, NY 10004                                 Confirm Facsimile by Telephone:

                                                                          (For Confirmation Only)

                                                                          (212) 509-4000 ext. 535

                                                                       EXHIBIT A

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

--------------------------------------------------------------------------------


                                   FORM 10-QSB

                Quarterly report Under Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

--------------------------------------------------------------------------------


                        For Quarter Ended: March 31, 1997

                           Commission File no. 0-23396

                     SKYLINE MULTIMEDIA ENTERTAINMENT, INC.
        (Exact name of small business issuer as specified in its charter)

--------------------------------------------------------------------------------


        New York                                         11-3182335
(State of Incorporation)                       (IRS Employer Identification No.)


                                350 Fifth Avenue
                               New York, New York
                                      10118
                     (Address of principal executive office)
                                   (Zip code)

                                 (212) 564-2224
                 Issuer's telephone number, including area code


--------------------------------------------------------------------------------



     Indicate by check mark whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                  Yes    X        No ___

     Common stock $.001 par value--2,345,500 shares outstanding as of May 13, 1997. Additionally, there were 1,090,909 shares of Series A Convertible Participating Preferred Stock, $.001 par value, outstanding as of May 13, 1997.

                 Transitional Small Business Disclosure Format

                  Yes  ___        No  X

             SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                                      INDEX

                                                                     PAGE NUMBER
                                                                     -----------
PART I.  FINANCIAL INFORMATION

Item 1. Condensed consolidated financial statements
                  (unaudited)

         Balance sheet as of March 31, 1997                               3

         Statements of operations for the three and nine months
                  ended March 31, 1997 and 1996                           4

         Statements of cash flows for the nine months
                  ended March 31, 1997 and 1996                           5

         Notes to financial statements                                    6

Item 2   Management Discussion and Analysis of Financial
         Condition and Results of Operations                             10


PART II.  OTHER INFORMATION                                              15


SIGNATURES                                                               16


INDEX TO EXHIBITS                                                        17

             SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
                                 March 31, 1997


                                  ASSETS

Current Assets

Cash                                                               $    812,000
Inventory (Note 5)                                                      167,000
Revenues receivable                                                     312,000
Prepaid expenses and
other current assets                                                    293,000
                                                                   ------------

        Total Current Assets                                          1,584,000

Property, equipment and leasehold
  improvements - net (Note 4)                                        11,897,000
Security deposits (Note 6)                                              911,000
Deferred project and leasing
  costs (Note 4)                                                        458,000
Due from officer (Note 11)                                              279,000
Certificate of deposit                                                  206,000
Deferred financing costs -- net                                         460,000
Original issue discount costs (Note 7)                                  434,000
Other assets -- net                                                     137,000
                                                                   ------------

Total Assets                                                       $ 16,366,000
                                                                   ============


                                   LIABILITIES

Current Liabilities

Notes payable - current portion (Note 6)                                647,000
Accounts payable                                                      2,481,000
Accrued expenses and other current liabilities                          457,000
Accrued payroll and payroll taxes                                       481,000
Deferred sponsorship income (Note 9)                                     50,000
                                                                   ------------

        Total Current Liabilities                                     4,116,000

Notes payable - long term portion
(Notes 6 and 7)                                                       6,526,000

Deferred rent payable (Note 8)                                          923,000
                                                                   ------------


        Total Liabilities                                            11,565,000
                                                                   ============

                       Commitments and Contingencies

                              STOCKHOLDERS' EQUITY

        Preferred stock, par value $.001 per share                        1,000
        Common stock, par value $.001 per share                           2,000
        Class A common stock, par value $.001 per share                   1,000
        Treasury Stock                                                 (601,000)
        Additional paid in capital                                   10,007,000
        Accumulated deficit                                          (4,609,000)
                                                                   ------------
        Total Stockholders' equity                                    4,801,000
                                                                   ------------

        Total Liabilities and Stockholders' Equity                 $ 16,366,000
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

             SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)


                                                                   THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                                        March 31                                March 31

                                                                1997                1996                 1997                1996
                                                             -----------         -----------         -----------         -----------
Revenues:

Attraction sales (Note 13)                                   $ 1,412,000         $   896,000         $ 4,378,000         $ 3,362,000
Concession sales                                                 270,000             209,000             917,000             766,000
Sponsorship income                                                88,000              86,000             261,000             239,000
                                                             -----------         -----------         -----------         -----------

        TOTAL REVENUES                                         1,770,000           1,191,000           5,556,000           4,367,000
                                                             -----------         -----------         -----------         -----------

Operating Expenses:

Cost of merchandise sold                                         124,000              69,000             354,000             266,000

Selling, general and administrative                            2,846,000           1,044,000           6,308,000           3,192,000
(Note 13)

Depreciation and amortization                                    381,000             126,000             674,000             369,000
                                                             -----------         -----------         -----------         -----------

Total Operating Expenses                                       3,351,000           1,239,000           7,336,000           3,827,000

Income/(loss) from operations                                 (1,581,000)            (48,000)         (1,780,000)            540,000

Net interest (expense)/income                                   (192,000)              1,000            (266,000)             -0-
                                                             -----------         -----------         -----------         -----------

Income/(loss) before provision
for income taxes                                              (1,773,000)            (47,000)         (2,046,000)            540,000

Income tax expense (benefit)                                    (118,000)              5,000              61,000              35,000
 (Note 3 )

Net deferred tax expense (Note 3)                              1,179,000              -0-                340,000              -0-
                                                             -----------         -----------         -----------         -----------

Net income/(loss)                                            $(2,834,000)        $   (52,000)        $(2,447,000)        $   505,000
                                                             ===========         ===========         ===========         ===========


Net income/(loss) per share
of common stock                                              $     (1.02)        $      (.02)        $      (.86)        $      .18
                                                             ===========         ===========         ===========         ===========

Weighted average number of shares
(excludes 670,000 escrow shares)                               2,781,000           2,876,000           2,845,000           2,852,000
                                                             ===========         ===========         ===========         ===========

   The accompanying notes are an integral part of these financial statements.

             SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

                                                                NINE MONTHS ENDED

                                                         March 31, 1997  March 31, 1996
                                                         --------------  --------------
Cash flows from operating activities:
        Net income/(loss)                                 $(2,447,000)   $   505,000
Adjustments to reconcile net income/(loss)
to net cash provided by operating activities:
        Depreciation and amortization expense                 675,000        369,000
        Deferred income taxes                                 340,000              0
        Issuance of warrants                                  331,000              0
           Officer/stockholder advance on bonus granted       750,000              0

Changes in operating assets and liabilities:
(Increase) in inventory                                       (37,000)       (18,000)
(Increase) in prepaid and other assets                       (577,000)      (156,000)
Increase/(decrease) in deferred sponsorship income            (11,000)        39,000
Increase/(decrease) in accounts payable,
accrued expenses and deferred rent payable                  3,067,000       (734,000)
                                                          -----------    -----------

Net cash provided by operating activities                   2,091,000          5,000
                                                          -----------    -----------

Cash flows from investing activities:
(Increase) in security deposits                              (539,000)      (192,000)
Acquisition of property, equipment and
   leasehold improvements                                  (5,511,000)      (120,000)
Advances to officer/stockholder                            (1,370,000)             0
(Increase) in certificate of deposit                         (206,000)             0
Repayments from officer/stockholder                           341,000              0
(Increase) in deferred project and leasing costs             (228,000)             0
                                                          -----------    -----------
Net cash (used in) investing activities                    (7,513,000)      (312,000)
                                                          -----------    -----------

Cash flows from financing activities:
Net proceeds from sale of preferred stock                           0      2,833,000
Repayment of notes payable                                   (590,000)      (416,000)
Reduction of deferred private placement costs                       0         62,000
Financing costs                                              (937,000)             0
Purchase of treasury stock                                   (601,000)             0
Issuance of warrants                                          434,000              0
Proceeds from notes payable                                 5,730,000              0

                                                          -----------    -----------
Net cash provided by financing activities                   4,036,000      2,479,000
                                                          -----------    -----------

Net increase/(decrease) in cash                            (1,386,000)     2,172,000
Cash at beginning of period                                 2,198,000        144,000
                                                          -----------    -----------

Cash at end of period                                     $   812,000    $ 2,316,000
                                                          ===========    ===========

Supplemental disclosure of cash flow information
Cash paid during period for:
                            Interest...............      $   214,000    $    78,000
                            Taxes..................      $    26,000    $    61,000
Acquisition of Equipment Under Capital Lease.......      $ 1,418,000              0

             SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (unaudited)

1. Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the full fiscal year ended June 30, 1997. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended June 30, 1996.

2. Per Share Data

     Net income/loss per share for each period is calculated by dividing net income/loss for the period by the weighted average number of common shares outstanding for each period, excluding shares held in escrow. The weighted average number of common shares was calculated including the convertible participating preferred stock as common stock equivalents.

3. Income Taxes

     The principal components of Deferred Tax Assets, Liabilities, and the Valuation Allowance are as follows:

                                                             March 31
                                                             --------
                                                      1997              1996
                                                   ----------        ----------
Deferred Tax Assets:
Capitalization of start-up costs                      479,000           760,000
Net operating loss carryforwards                    2,056,000           490,000
                                                   ----------        ----------
                                                    2,535,000         1,250,000

Valuation allowance                                (1,989,000)       (1,250,000)
                                                   ----------        ----------
                                                      546,000               -0-

Deferred Tax Liabilities:
Depreciation differences                              546,000               -0-
                                                   ----------        ----------
Net Deferred Tax Asset                                    -0-               -0-
                                                   ==========        ==========



     The Company has provided a reserve of $1,989,000 against its deferred tax asset due to uncertainty of the Company being able to use this benefit to offset future taxable income. The Company will periodically evaluate the likelihood of realizing such asset and will adjust such amount accordingly.

             SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (unaudited)

4. Property, equipment and leasehold improvements

     (A) Property and equipment, including assets under capital leases are recorded at cost and are depreciated on the straight-line method over the estimated useful lives of the assets from three to twelve years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Property, equipment and leasehold improvements at cost are summarized as follows:


                    Equipment and fixtures                            1,917,000
                    Simulation equipment                              2,626,000
                    Simulation film                                   1,059,000
                    Leasehold improvements                            7,663,000
                                                                    -----------
                                                                     13,265,000

           Less:    Accumulated depreciation
                    and amortization                                 (1,368,000)
                                                                    -----------

                                     Total                           11,897,000
                                                                    ===========

     (B) The Company has incurred leasing costs in connection with its XS New York site and the Company's XS Chicago site. The Company is in the design phase of XS Chicago and estimates that capital expenditures of approximately $5,500,000 will be required to complete the project. The Company expects to commence operations of the XS Chicago site during the Fall/Winter of 1997.

5. Inventory

     Inventory consists of clothing, souvenirs and food sold at the Company's various sites and is valued at the lower of cost (first-in, first-out) or market.

6. Notes Payable

     (A) During November 1996 the Company entered into a loan agreement with an institutional lender to finance the an additional acquisition of the equipment for its XS New York site. The Company received approximately $832,000 with $495,000 held by the lender as security. Such security is to be released after 24 months subject to a satisfactory payment record by the Company. The amount financed bears interest at 11 1/2% per annum compounded monthly and is to be repaid in 48 monthly installments. The institutional lender obtained a first security interest in the equipment and up to $750,000 of the loan is personally guaranteed by the Company's president. In connection with this transaction, the Company issued five year warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $6.00 per share.

     (B) On December 31, 1996, the Company refinanced its existing equipment at its New York Skyride location with aggregate proceeds of $1,500,000. The new note bears interest at 11 1/2% per annum compounded monthly and is to be repaid in 48 monthly installments secured by a first security interest in all of the equipment at the New York Skyride location. Additionally, up to $250,000 of the loan is personally guaranteed by the Company's president.

     (C) During March 1997, the Company entered into a loan agreement with an institutional lender to finance the acquisition of additional equipment for XS New York. Pursuant to this transaction, in April 1997 the Company received $205,000 with an additional $51,000 held by the lender as security. Such security is to be released after 24 months subject to a satisfactory payment record by the Company. The amounts financed bear interest at 11 1/2% per annum compounded monthly and is to be repaid in 48 monthly installments. The institutional lender obtained a first security interest in the equipment and up to $ 125,000 of the loan is personally guaranteed by the Company's president.

             SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (unaudited)


7. Subordinated Note Payable

     On October 23, 1996, the Company signed a letter of intent with an institutional investor to provide $4,100,000 in senior unsecured subordinated debt which accrues interest at an annual rate of 14% and requires the payment of both principal and interest five years from the date of issuance. The amount of the subordinated debt provided was subsequently increased to $4,450,000. In connection with the subordinated debt, the lender received warrants to purchase up to 434,146 shares of common stock at an exercise price of $4.25 per share. A purchase price of $1.00 per warrant was allocated from the subordinated debt proceeds received by the Company. On November 6, 1996, the Investor provided the Company with a "bridge" loan of $1,500,000, at an annual interest rate of 14% which was subsequently exchanged in December for a portion of the unsecured subordinated debt. As of March 31, 1997, the Company received the full proceeds under the agreement.

8. Deferred Rent Payable

     The Company for financial accounting purposes spreads scheduled rent increases and rent holidays over the terms of the respective leases using the straight - line method.

9. Sponsorship Income

     During the fiscal year ended June 30, 1995, the Company entered into two sponsorship agreements, one with a major international electronics manufacturer, appointing it the presenting sponsor of its New York facility, and one with a major soft drink manufacturer. The agreements are for three and five year terms, respectively, and provide for annual fees, capital improvements and cross promotions for the Company. During the quarter ended December 31, 1995, the Company entered into a three year sponsorship agreement with a major distributor of photographic and magnetic imaging equipment. Sponsorship revenue under these agreements aggregate approximately $1,300,000 over the respective terms. During the quarters ended March 31, 1997 and 1996, the Company recognized as income $88,000 and $86,000, respectively, which represent a portion of the capital improvements and monetary fees received from these sponsors and approximately $50,000 and $81,000, respectively, were deferred during such periods.

10. Preferred Stock

     On July 7, 1995, the Company consummated a stock purchase agreement with Prospect Street NYC Discovery Fund, L.P. ("Prospect Street"), a small business investment company, pursuant to which the Company sold 1,090,909 shares of Series A Convertible Participating Preferred Stock, par value $.001 per share (the "Preferred Stock"), for $3,000,000. Net proceeds from such investment, aggregated approximately $2,833,000. The Preferred Stock issued is convertible into common stock of the Company at any time on a share-for-share basis. Pursuant to the stock purchase agreement, the Preferred Stock and underlying common stock into which it is convertible are subject to both demand and piggyback registration rights beginning nine months from the date of issuance. The Preferred Stock has a liquidation preference equal to $2.75 per share, or $3,000,000, but does not pay any dividends unless declared by the Board of Directors. The preferred stockholder is entitled to an aggregate of up to 24.9% of the outstanding voting power of the company which can increase to 50.1% of the voting power if, in the sole direction of such preferred stockholder, it becomes reasonably necessary for the protection of its investment.

             SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (unaudited)



11. Due from Officer

     During the nine months ended March 31, 1997, the Company advanced an aggregate of $1,091,000 to its President, pursuant to several demand notes at an annual interest rate of 8%. The Company has received payment of $341,000 against these advances. In addition, a bonus to the President declared by the Board of Directors of approximately $750,000 has been applied against these advances in partial consideration for which the 10% pre-tax bonus pursuant to his employment contract was canceled. As a result of this bonus, certain federal, state and local withholding tax obligations were incurred aggregating $279,000, which amount was accrued by the Company and was due from such officer as of March 31, 1997.

12. Recently Issued Accounting Standards

The Company has not elected to adopt early, the recently issued accounting standard for stock based compensation (FAS 123). However, under FAS 123, the warrants granted in connection with both the notes payable and subordinated notes payable require valuation based on fair value. The fair value of the 484,146 warrants granted in connection with the above financings was calculated using the Black-Scholes Pricing Model, which resulted in an aggregate valuation of approximately $313,000. The value of these warrants are charged to interest expense over the terms of the respective notes. During the quarter ended March 31, 1997, an aggregate of approximately $4,000 was charged to interest expense as a result of the fair value calculation relating to the warrants described above.

13. Revenue Sharing Agreements

The Company has been provided with certain equipment for use in its XS New York facility in exchange for a percentage of the revenues generated therefrom. Pursuant to such agreements approximately $198,000 was paid to vendors for the quarter ended March 31, 1997, which amount is included in revenues and selling, general and administrative expenses.

             SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES


ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Operational Overview

     From its inception until December 22, 1994, the Company's primary activities consisted of developmental activities, including the preparation of plans relating to the design of New York Skyride, the Company's first motion simulator film-based attraction; negotiation of a lease and a license agreement with the operators of the Empire State Building, the location of New York Skyride; working with engineers, architects, contractors, designers, and other parties in connection with the construction of New York Skyride; developing software and video films in connection with New York Skyride; developing marketing strategies; initiating marketing and corporate sponsorship activities; selecting a management team; and obtaining financing.

     On December 22, 1994, the Company commenced operations of New York Skyride and began generating revenue from ticket sales to the attraction and the sale of merchandise at its souvenir/concession area. New York Skyride was opened on a preview basis until February 21, 1995, the date of its official Grand Opening.

     During April 1996, the Company signed a 20 year renewable lease for an additional 35,000 square feet of space within the Empire State Building adjacent to and above the current location of New York Skyride. The Company had intended to utilize the additional space to create a mixed use location-based entertainment center. However, development plans for the additional space have been deferred until such time as the XS New York project (described below) is operating profitably and further assessment is made with respect to the cost and funding of the XS Chicago and Sydney Skyride projects (described below). It is likely, however, that the Company will be unable to develop the additional space within the Empire State Building in the near term, in which event, the Company will be forced to surrender this space to the Empire State Building or assign or sublet such space. The Company is currently exploring its options with respect to these alternatives, which in any event, will not have a material impact on the Company.

     On December 27, 1996, the Company commenced operations, through its wholly-owned subsidiary, Skyline Virtual Reality, Inc., of an interactive virtual reality entertainment center, XS New York, which is located in the heart of Times Square in New York City. XS New York features state-of-the-art entertainment technology, including the latest in virtual reality hardware and software, simulation technology and interactive participation game experiences. Additionally, the facility includes a "cybercafe" which offers light food and refreshments and computer terminals which are linked to the World Wide Web and the Internet. XS New York was opened on a preview basis until March 20, 1997, the date of its official Grand Opening. Accordingly, revenues generated by XS New York during the quarter are disproportionate to the expenses incurred to commence operations and the normal overhead expenses attributable to such operations during the quarter.

     Historically, in the New York metropolitan area, the summer months, which include significant tourist traffic, represents the busiest period of the year. During each of the quarters ending March 31, 1997 and 1996, New York Skyride was visited by approximately 125,000 customers. Additionally, the Times Square area, where XS New York is located, is visited by approximately 20 to 30 million tourists annually, a large percentage of which visit during the spring and summer months and during the December holiday season.

     Promoting New York Skyride and XS New York to tourist boards (such as the New York Convention and Visitors Bureau), travel agents, managers of group activities and visitors to New York City represents a primary focus of the Company's marketing efforts for these attractions. Since tourists and visitors are a primary target, special volume discounts are offered to groups such as conventions and trade associations, as well as through travel agent packages. School groups are also a significant market for New York Skyride and XS New York, and special programs are being implemented to target these audiences, especially during the slower tourist periods in the fall and winter months. Additionally, the marketing efforts have focused significant attention on promoting New York Skyride and XS New York for birthday parties and special events.

     During September 1996, the Company entered into a 15 year lease for approximately 21,000 square feet of space in the Woodfield Mall outside of Chicago, in Schaumberg, Illinois. The Company, through a newly created subsidiary, Skyline Chicago, Inc., plans to develop a state-of-the-art interactive virtual reality entertainment center, XS Chicago, similar to the XS New York project. The XS Chicago location will be situated near the Rainforest Cafe, a successful themed restaurant, and other retail establishments that attract tourists and regional area residents. The Woodfield Mall, one of the largest and most heavily visited malls in the United States, boasts annual attendance of approximately 20 million people. The Company expects to open its XS Chicago facility during the Fall/Winter of 1997.

     During December 1996, the Company signed a letter of intent to develop a simulator attraction, similar to New York Skyride, to be located in the Centrepoint Shopping Center which adjoins the world famous Sydney Tower (the "Tower") in Sydney, Australia. Centrepoint is the leading shopping and tourist attraction in Sydney, Australia, and will be the merchandising and promotional center for the 2000 Olympics, which will take place in Sydney. The Tower alone attracts approximately 1,300,000 visitors per year and an additional 20,000,000 people visit the adjoining shopping center annually. The letter of intent provides for an eight year renewable lease (currently being negotiated) for approximately 16,500 square feet of space located on the promenade level of the Tower, which is the entry point to the Tower. The Company has negotiated for the sale of a combined ticket to both the Tower and the Company's attraction. The base rent ranges from $225,000 in Year 1 to $600,000 in Year 8. There is also a provision for percentage rent of 6.5% of gross sales in excess of $7,000,000. The Company also has a right of first refusal on certain additional space located within the shopping center which may be used for development of an "XS-type" attraction in the future.

     The Company hopes to finalize lease documentation by June of 1997 and expects to pattern the Tower project after New York Skyride, but with a uniquely Australian theme. The Company anticipates that it will open its "Sydney Skyride" during Spring 1998. There can be no assurance, however, that the Company will be able to successfully finalize lease negotiations with the landlord of the Tower and the Centrepoint Shopping Center, or if finalized, that it will be able to arrange for adequate financing of these projects and complete construction of the "Sydney Skyride" by the date anticipated, if at all.


     The Company, through its subsidiary, Skyline Magic, Inc., entered into a 50/50 joint venture in order to produce and manage a "Broadway-style" show featuring the talents of Joseph Gabriel, an internationally renowned magician. The show, "Magic on Broadway", is currently showing at the Lambs Theater in New York City which was initially expected to run until April 1997. The joint venture has the option to extend the engagement on a weekly basis and is currently evaluating the future of the show. According to the terms of the joint venture, the Company's investment is limited to its initial contribution of $250,000, which amount has previously been written-off. Additional obligations that arise will be the responsibility of the joint venture partner.

     The Company will continue to market and promote its various activities through traditional print advertising in publications that go to New York City tourists and others, as well as broaden its advertising and promotional programs to the general public through local radio and newspaper advertising. The Company is in the process of developing its marketing plans for its XS Chicago attraction to be located in the Woodfield Mall and the Sydney Skyride and expects to employ similar advertising and promotional programs throughout such local areas and surrounding regions.

Results of Operations

     Revenues. Revenues generated during the three and nine months ended March 31, 1997, aggregated $1,770,000 and $5,556,000, respectively, compared to $1,191,000 and $4,367,000, respectively, for the three and nine months ended March 31, 1996. The increase in revenue for the three and nine months ended March 31, 1997, from the prior year period is primarily due to the commencement of operations from the Company's XS New York facility, which accounted for total revenues of $905,000 during the quarter ended March 31, 1997. Additionally, the Company experienced an increased average ticket price for New York Skyride and higher attendance for the nine month period ended March 31, 1997.

     Management expects to continue to supplement its primary revenue stream from ticket sales for New York Skyride by soliciting corporate sponsorships from a number of key consumer product companies. During the three and nine month period ended March 31, 1997 the Company earned approximately $88,000 and $261,000, respectively, in sponsorship income as a result of monthly fees and capital improvements received from sponsors. Current agreements with the Company's three sponsors are expected to provide annual sponsorship fees aggregating approximately $1,300,000 during the five year duration of such agreements which commenced November 1994. Approximately $812,000 of such income has been received to date, of which $230,000 and $279,000, respectively, was received during the nine month periods ended March 31, 1997 and 1996. Additionally, management expects that these sponsorships will generate additional revenue for the Company in the form of increased ticket sales through joint marketing and promotional programs.


     Operating Expenses. Operating expenses incurred during the three and nine months ended March 31, 1997, aggregated $3,351,000 and $7,336,000, respectively, compared to $1,239,000 and $3,827,000, respectively, for the three and nine months ended March 31, 1996. The increase is due primarily to an increase of approximately $400,000 in payroll and related expenses at New York Skyride for both the three and nine months ended March 31, 1997, as well as certain start-up expenses of approximately $1,540,000 relating to the opening of XS New York. These XS New York related expenses include, among other things, payroll and related expenses of approximately $1,128,000, real estate taxes of approximately $65,000, consulting and promotional expenses of approximately $145,000, and an allocation of corporate overhead and administrative expenses of approximately $202,000. Additionally, the Company expended $250,000 in connection with its involvement in "Magic on Broadway" during the nine month period ended March 31, 1997. Included in operating expenses for the quarter ended March 31, 1997 are payments to vendors aggregating $198,000 in connection with revenue sharing arrangements relating to use of such vendor's equipment at XS New York.

     Net Income and Earnings Per Share. Net income/(loss) and earnings/(loss) per share before deferred taxes were ($1,655,000) and ($.60), and ($2,107,000) and ($.74), respectively, for the three and nine months ended March 31, 1997 as compared to ($52,000) and ($.02), and $505,000 and $.18, respectively, for the three and nine months ended March 31, 1996. The net loss before deferred taxes of ($1,655,000) for the quarter ended March 31, 1997 included a loss of approximately $1,052,000 related to certain start-up costs attributable to XS New York (see "Operating Expenses" above) and a loss of approximately ($107,000) from New York Skyride. During the quarter ended March 31, 1996, New York Skyride operations incurred a loss of approximately ($48,000) with no deferred tax benefit realized.

     In addition to the net loss before deferred taxes, the Company incurred losses and losses per share of ($1,179,000), and ($.42), respectively, and ($340,000) and ($.12), respectively, during the three months and nine months ended March 31, 1997, as a result of an increase in reserve against the Company's deferred tax asset for such periods. This resulted from the uncertainty of the Company being able to use this benefit to offset future taxable income. The Company will periodically evaluate the likelihood of realizing such asset and the reserve will be adjusted accordingly. For the three and nine months ended March 31, 1996 there was a provision for certain state and local taxes of $5,000 and $35,000, respectively, with no benefit recognized for net operating loss carryforwards.

     Working Capital. Working capital (deficiency) at March 31, 1997, was approximately ($2,532,000) compared to working capital of approximately $1,775,000 at March 31, 1996. The reduction in working capital is primarily the result of the XS New York buildout of approximately $6,720,000, the operating loss incurred during the nine month period of $2,107,000 and deferred project leasing and financing costs aggregating $1,165,000 related to the Company's capital investments in XS New York and XS Chicago as well as costs associated with the Company's stock buy-back program of $601,000.

Liquidity and Capital Resources

     On July 7, 1995, the Company consummated a private placement with Prospect Street whereby 1,090,909 shares of Preferred Stock were sold for gross proceeds of $2.75 per share, or $3,000,000. The Preferred Stock is convertible into common stock of the Company at any time on a share-for-share basis. The holders of the Preferred Stock are entitled to an aggregate of up to 24.9% of the outstanding voting power of the Company on all matters which come before the shareholders. Additionally, so long as 272,727 shares of Preferred Stock remain outstanding, the holders thereof will have the ability to elect a majority of the Board of Directors and obtain up to 50.1% of the outstanding voting power of the Company in the event that the holders of the Preferred Stock determine in good faith that such action is reasonably necessary for the protection of its investment. The Preferred Stock and underlying Common Stock into which it is convertible are subject to both demand and piggyback registration rights. Net proceeds to the Company from such investment was $2,833,333.

     The Company used a portion of the net proceeds of the Preferred Stock sale to repay certain indebtedness in connection with the New York Skyride project and used the balance of the proceeds for working capital, which included expansion of the Company's business through developing attractions at new locations, including the XS New York project.

     As a result of the Company's development of XS New York, the Company incurred capital expenditures of approximately $6,720,000 consisting of $799,000 in design and consulting fees, $4,224,000 in construction and theming, $258,000 for signage, and approximately $1,439,000 for equipment purchases. In order to complete the construction of XS New York and provide additional working capital for growth and expansion, the Company raised additional secured and unsecured debt through its relationships with its institutional investors and lenders as described below.

     On October 23, 1996, the Company signed a letter of intent with Prospect Street to obtain up to $4,100,000 in senior unsecured subordinated debt which accrues interest at an annual rate of 14% and requires the payment of both principal and interest 5 years from the date of issuance. The amount of the subordinated debt was subsequently increased to $4,450,000. In connection with the subordinated debt agreement, the lender received warrants to purchase up to 434,146 shares of common stock at an exercise price of $4.25 per share. A purchase price of $1.00 per warrant was allocated from the subordinated debt proceeds received by the Company. As part of this financing, on November 6, 1996, Prospect Street provided the Company with a bridge loan of $1,500,000, at an annual interest rate of 14%, which bridge loan was exchanged for a portion of the subordinated debt described above during December 1996. As of March 31, 1997, the Company received the total proceeds under the agreement.

     During November 1996, an institutional lender agreed to finance the acquisition of the equipment for the Company's XS New York site up to an aggregate of $1,327,000. Pursuant to this transaction, the Company received approximately $832,000 and an additional $495,000 is being held by the lender as security. Such security is to be released after 24 months subject to a satisfactory payment history by the Company. The lender has a first security interest in all equipment financed and the Company's president has personally guaranteed up to $750,000 of the loan amount. The amount financed will bear annual interest at 11 1/2% and is to be repaid in 48 monthly installments. In connection with this transaction, the Company issued warrants to purchase up to 50,000 shares of the Company's common stock at an exercise price of $6.00 per share.

     During March 1997 the Company signed an agreement to finance the acquisition of additional equipment for XS New York aggregating approximately $256,000. The terms of the loan are the same as described in the previous paragraph except that the security amount withheld by the lender is $51,000 and the personal guarantee from the Company's president is $125,000.

     During December 1996, the Company refinanced its existing equipment loan on the equipment located at its New York Skyride location for aggregate proceeds of $1,500,000 of which approximately $491,000 was applied to satisfy amounts due under the original loan. The loan bears annual interest at 11 1/2% and is to be repaid in 48 monthly installments and is secured by a first lien on all equipment at New York Skyride. The Company's president has guaranteed up to $250,000 of this loan.

     Pursuant to the Company's stock buy-back program, approximately 110,000 shares were purchased by the Company for an aggregate of approximately $601,000. Such shares have been placed in treasury.

     The Company estimates the capital expenditures required to develop each of the XS Chicago and Sydney Skyride facilities to be approximately $5,500,000. These estimates include the construction of the facility, equipment hardware and software, and design and theming costs. In order to develop these attractions the Company will require additional debt or equity financing which the Company is attempting to secure. However, there can be no assurance that such financing will be available on terms acceptable to the Company, or at all, or that there will not be construction or other delays affecting completion of these projects. Further there can be no assurance that demands placed on the Company's financial resources by multiple projects, or any one project in particular, will not affect the Company's ability to successfully complete or finance one or more of such projects, which would adversely affect the Company's expansion and planned growth strategy. In this regard, the Company has deferred development plans for the additional space at the Empire State Building site until such time as the XS New York project is operating profitably and further assessments are made with respect to the source of the funds to finance the XS Chicago and Sydney Skyride projects. Accordingly, there can be no assurance that the additional space at the Empire State Building will be successfully developed without a strategic partner, or at all. The Company is reviewing its options with respect to this space, including surrendering, subletting or assigning such space, none of which actions are anticipated to have a material effect on the Company.

     The Company's long term goal is to develop simulator and other location-based entertainment attractions in other major cities in the United States and other countries. There are, however, only a limited number of locations in a small number of cities that are suitable for such attractions, and there can be no assurance that the Company could obtain a lease at any such locations or develop a successful attraction at such locations. Also, development of additional attractions will require the Company to obtain financing for such ventures, and there can be no assurance that such financing will be available, or available on terms and conditions that are acceptable to the Company. Additionally, it is possible that the Company would find it necessary to have one or more local partners involved in any additional attractions it might attempt to develop, further limiting the revenues that the Company could generate from these locations.

     The Company continually explores expansion opportunities both in the United States and abroad. From time to time, the Company may be involved in negotiations for additional sites or other entertainment-based projects. However, current negotiations, if any, are too preliminary to warrant additional disclosure at this time. The Company will keep investors informed as other prospects mature.


Inflation

     The Company believes that the impact of inflation on its operations since its inception has not been material.

Seasonality

     The Company's business is seasonal in nature, based in part, on higher volumes of tourists in the New York City Metropolitan area during the spring and summer months and during the December holiday season. Similar seasonal trends are anticipated for the XS Chicago location. The Sydney Skyride, located in the southern hemisphere is much less seasonal and provides for a relatively constant flow of traffic with its peak months being November - January, March and July. The Company will direct a portion of its marketing and promotional efforts in the New York City Metropolitan area to (i) attracting a larger percentage of the Observatory traffic at the Empire State Building, thereby increasing volume to New York Skyride and (ii) attracting visitors to XS New York, particularly during non-peak seasons. In addition, the Company will employ similar advertising and promotional programs, during these periods, throughout the Chicago Metropolitan area and other surrounding regions for its XS Chicago site upon commencement of operations.




                           PART II - OTHER INFORMATION

Item 1.   Legal Proceedings
          Not applicable

Item 2.   Changes in Securities
          Not applicable

Item 3.   Defaults upon Senior Securities
          Not applicable

Item 4.   Submission of Matters to a Vote of Security Holders

          No matters were submitted to a vote of security holders during the period covered by this report.

Item 5.  Other Information
          Not applicable

Item 6.  Exhibits and Reports on Form 8-K

         (a)      See Exhibit Index located at the end of this report.

         (b)      No reports of Form 8-K have been filed during the quarter.

                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                      SKYLINE MULTIMEDIA ENTERTAINMENT, INC.

                           By:      /s/ Zalman Silber
                                    -------------------------------
                                    Zalman Silber
                                    President and Chief Executive Officer



                           By:      /s/ Steven Schwartz
                                    -------------------------------
                                    Steven Schwartz
                                    Executive Vice President - Finance
                                    Principal Financial and Accounting Officer





Dated:  May 13, 1997

                              INDEX TO EXHIBITS

Exhibit
Number                     Description
------                     -----------

  3.1     Certificate of Incorporation of Registrant. (1)

  3.2     By-laws of Registrant. (1)

  3.3 Certificate of Amendment of Certificate of Incorporation relating to the issuance of the Preferred Stock. (2)

  4.1     See Exhibits 3.1 and 3.2

  10.1 The Company's 1994 Stock Incentive Plan for the Registrant. (as amended and restated.) (9)

  10.2 The Company's Stock Option Plan for Non-Employee Directors. (as amended and restated.) (9)

  10.3 Employment Agreement dated October 1, 1993 between the Registrant and Zalman Silber. (1)

  10.4 Lease Agreement dated February 26, 1993 between the Company and the Empire State Building Company. (1)

  10.5 License Agreement dated February 26, 1993 between the Company and the Empire State Building Company. (1)

  10.6 Purchase Agreement dated February 14, 1994 between the Company and Interactive Simulations, Inc. (3)

  10.7 Film Production Agreement dated April 7, 1994 between the Company and the Empire Productions, Inc., and Chromavision Corp. (3)

  10.8 Lease Agreement dated April 14, 1994 between the Company and the Empire State Building Company relating to the Company's executive offices. (3)

  10.9 Lease Agreement dated February 8, 1994 between the Company and the Empire State Building Company relating to additional space. (3)

  10.10 Construction contract dated July 5, 1994 between the Company and Signature Construction Group Inc. (4)

  10.11 Loan and security agreement dated November 16, 1994 between the Company and PhoenixCor, Inc. (5)

  10.12 Employment Agreement dated August 13, 1994 between the Company and Steven Schwartz. (5)


  10.13 Sponsorship Agreement dated February 21, 1995 between the Company and Dentsu USA, Inc. on behalf of JVC Company of America. (6)

Exhibit
Number                     Description
------                     -----------


  10.14 Stock Purchase Agreement, dated as of July 7, 1995, between the Company and Prospect Street Fund. (2)

  10.15 Registration Rights Agreement dated as of July 7, 1995, between the Company and Prospect Street relating to the Common Stock issuable upon conversion of the Preferred Stock. (2)

  10.16 Guarantee of Zalman Silber, as of July 7, 1995, relating to the guarantee of the Company's obligations under the Stock Purchase Agreement. (2)

  10.17 Stockholders' Agreement dated as of July 7, 1995, between Zalman Silber and Prospect Street. (2)

  10.18 Amendment to Employment Agreement dated June 29, 1995, between the Company and Zalman Silber. (7)

  10.19 Agreement dated March 16, 1995 by and between Skyline, PhoenixCor, Inc., and Zalman Silber relating to the release of certain security deposits, and the Rider dated March 16, 1995 to the Individual Guaranty of Zalman Silber. (7)

  10.20 Lease Agreement dated March 1996 between the Company and the Empire State Building Company relating to additional space. (8)

  10.21 Amendment, dated March 1996, to the Company's original lease and licensing agreement with the Empire State Building Company. (8)

  10.22 Lease Agreement dated March 1996, between the Company and One Times Square Center Partners, L. P., for space located at 1457-1463 Broadway, New York, NY. (8)

  10.23 Lease Agreement dated September 5, 1996, between the Company and Woodfield Associates, for space located at the Woodfield Mall in Schaumberg, Illinois. (9)

  10.24 Letter of Intent relating to senior unsecured subordinated debt financing dated October 23, 1996, between the Company and Prospect Street. (10)


  10.25 Note Purchase Agreement dated November 6, 1996, between the Company and Prospect Street. (10)

  10.26 Guarantee of Zalman Silber dated November 6, 1996 relating to the Note Purchase Agreement. (10)

  10.27 Senior Credit Agreement dated December 20, 1996, between the Company and Prospect Street and Bank of New York as Trustee for the Employees Retirement Plan of The Brooklyn Union Gas Company. (11)

Exhibit
Number                     Description
------                     -----------


  10.28 Subsidiary Guaranty Agreement dated December 20, 1996, between the Company and Prospect Street. (11)

  10.29 Indemnity, Subrogation and Contribution Agreement dated December 20, 1996, between the Company and Prospect Street. (11)

  10.30 Amended and restated Registration Rights Agreement dated December 20, 1996, between the Company, Prospect Street, and Bank of New York as Trustee for the Employees Retirement Plan of The Brooklyn Union Gas Company. (11)

  10.31 Senior Promissory Note dated December 20, 1996, between the Company and Prospect Street. (11)

  10.32 Senior Promissory Note dated December 20, 1996 between the Company and Bank of New York as Trustee for the Employees Retirement Plan of The Brooklyn Union Gas Company. (11)

  10.33 Stock Purchase Warrant Agreements dated December 20, 1996, between the Company, Prospect Street, and Bank of New York as Trustee for the Employees Retirement Plan of The Brooklyn Union Gas Company. (11)

  10.34 Loan and Security Agreement dated December 4, 1996, between the Company and People's Bank. (11)

  10.35 Loan and Security Agreement dated December 4, 1996, between the Company and the Independent Resources Inc. (11)

  10.36 Loan and Security Agreement dated December 4, 1996, between the Company and the PhoenixCor, Inc. (11)


  10.37 Guarantees of Zalman Silber dated December 4, 1996 relating to the Loan and Security Agreements with People's Bank and PhoenixCor, Inc.
          (11)

  10.38 Senior Promissory Note dated February 18, 1997 between the Company and Bank of New York, as Trustee for the Employees Retirement Plan of The Brooklyn Union Gas Company.

  10.39 Senior Promissory Note dated March 14, 1997 between the Company and Prospect Street NYC Co-Investment Fund, L.P.

  10.40 Senior Promissory Note dated March 21, 1997 between the Company and Bank of New York, as Trustee for Brooklyn Union Gas Company Non-Bargaining Health VEBA.

  10.41 Stock Purchase Warrant Agreement dated February 18, 1997 between the Company and Bank of New York, as Trustee for the Employee Retirement Plan of The Brooklyn Union Gas Company.

Exhibit
Number                     Description
------                     -----------

  10.42 Stock Purchase Warrant Agreements dated March 14, 1997 between the Company and Prospect Street NYC Co-Investment Fund, L.P.

  10.43 Stock Purchase Warrant Agreement dated March 21, 1997 between the Company and Bank of New York, as Trustee for Brooklyn Union Gas Company Non-Bargaining Health VEBA.

  21      Subsidiaries of the Company. (9)

  27.1    Financial Data Schedule.


------------

(1) Previously filed as exhibit to Registration Statement on Form SB-2 (Commission File No. 33-73276) declared effective on February 14, 1994.

(2) Previously filed as an exhibit to the Company's current report on Form 8-K filed on July 21, 1995.

(3) Previously filed as an exhibit to the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1994.


(4) Previously filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1994.

(5) Previously filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended December 31, 1994.

(6) Previously filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 1995.

(7) Previously filed as an exhibit to the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1995.

(8) Previously filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 1996.

(9) Previously filed as an exhibit to the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1996.

(10) Previously filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1996.

(11) Previously filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended December 31, 1996.

                                                                      EXHIBIT B
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                   FORM 10-KSB
                   ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

   For the Fiscal Year Ended June 30, 1996      Commission File No. 0-23396

                               Skyline Multimedia
                               Entertainment, Inc.
                 (Name of Small Business Issuer in Its Charter)

                 New York                                11-3182335
     -------------------------------               -----------------------
     (State or Other Jurisdiction of                  (I.R.S. Employer
      Incorporation or Organization)                Identification Number)

    350 Fifth Avenue, New York, New York                   10118
   ----------------------------------------             ----------
   (Address of principal executive offices)             (Zip Code)

                                (212) 564-2224
                                --------------
               (Issuer's Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(h) of the Exchange Act: NONE

Securities registered pursuant to Section 12(g) of the Exchange Act:

    Units consisting of Common Stock, Class A Warrants and Class B Warrants

                         Common Stock, $.001 Par Value
                          Redeemable Class A Warrants
                          Redeemable Class B Warrants

Check whether the Issuer: (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days:
                     Yes  |X|                      No  |_|

Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B contained herein, and no disclosure will be contained, to the best of registrants knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.
                                      |X|


The Company's revenues for its most recent fiscal year were $5,978,000.

The aggregate market value of the voting stock held by non-affiliates of the Company was $5,700,000 as of September 24, 1996 based on the average bid and asked prices of such stock as of that date.

There were 2,455,000 shares of Common Stock, $.001 par value, outstanding as of September 24, 1996. Additionally, there were 1,090,909 shares of Series A convertible participating preferred stock, $.001 par value, outstanding as of September 24, 1996.

--------------------------------------------------------------------------------

                       DOCUMENTS INCORPORATED BY REFERENCE

     1. Proxy Statement for the annual meeting of shareholders to be filed with the Securities and Exchange Commission within 120 days following the Company's fiscal year ended June 30, 1996. Certain information to be included therein is incorporated by reference into Part III hereof.

                                     PART I

Item 1. DESCRIPTION OF BUSINESS.

General

     Skyline Multimedia Entertainment, Inc. (the "Company") is a holding company incorporated under the laws of the State of New York on November 2, 1993, which owns all of the outstanding stock of its operating subsidiaries, New York Skyline, Inc. ("Skyline"), Skyline Virtual Reality, Inc. ("SVR"), Skyline Chicago, Inc. ("SCI") and Skyline Magic, Inc. ("SMI"). The Company is engaged in the development and operation of state-of-the-art simulator attractions and high-technology and family entertainment at established tourist sites and other popular locations primarily in the United States. The Company's operating strategy is to capture a large portion of the existing tourist traffic at these sites and to expand its operations throughout the world. All references to the "Company" contained herein include Skyline, SVR, SCI and SMI, except where specifically noted.

     On December 22, 1994, the Company commenced operations of its first attraction, New York Skyride, which is located in the Empire State Building in New York City. New York Skyride is an exhilarating simulated "aerial tour" of New York City in a futuristic "spacecopter". New York Skyride features two 40 passenger state-of-the-art flight simulators and related computer-controlled film projection technologies to provide visitors with a complete "New York" experience, including an extensive pre-show area featuring interactive multimedia exhibits depicting the various tourist sites and attractions in and around the New York Metropolitan area, and culminating in a seven and a half minute aerial "adventure" in and around New York City. Passengers will not only experience the sensations of an actual aerial flight, but will also experience visual images projected on screens within the simulator that envelop the viewer with a variety of sights and sounds. New York Skyride is intended to provide visitors with a sensation of taking a "once in a lifetime" aerial flight around New York City. The Company believes that New York Skyride is identified with the focal point of the tourism industry in New York City and one of the world's most famous "must-see" attractions.

     During April 1996, through SVR, the Company signed a ten-year renewable lease for approximately 13,000 square feet of space in the Business Improvement District Entertainment Zone located at Times Square (Broadway and 42nd Street) in New York City to develop "XS New York", a state-of-the-art entertainment center featuring the latest in virtual reality, simulation and related technologies. XS New York is anticipated to open by December 1996 and will feature highly themed "environments" exhibiting futuristic graphics, lighting, audio and visual displays and special effects. Visitors will experience a professionally created facility that will include unique "Virtual Environments", each highlighting innovative technologies that will offer an exhilarating sensory and tactile encounter. In addition, the Company expects to include a "Cybercafe" which will feature food, refreshments, souvenirs and high speed computer terminals providing access to the World Wide Web and Internet.

     In September 1996, the Company entered into a 15 year lease with the operators of the Woodfield Mall located outside of Chicago in Schaumberg, Illinois. The Woodfield Mall is one of the largest and most heavily visited malls in the United States, boasting annual attendance in excess of 18 million. The Company, through SCI, intends to develop an entertainment venue at this location similar to that of XS New York.

     The Company is in the process of finalizing negotiations to create a 50/50 joint venture to produce and operate a "Broadway-style" magic show. The show, called "Magic on Broadway", is currently being previewed at the Lambs Theatre in the Broadway district in New York City. The show is expected to run initially for seven months with options to extend and features the talents of magician Joseph Gabriel.

     The Company intends to use the expertise and experience which it gained from the operation of New York Skyride to develop these and similar attractions at other locations in the United States and abroad. However, there can be no assurance that the Company will be successful in developing these attractions or other attractions at additional locations.

     The Company's revenues are generated primarily from ticket sales, with additional revenues generated from the sale of food, beverages and souvenir merchandise. The Company has entered into corporate sponsorship and advertising arrangements with major international corporations which provide additional revenue and marketing exposure.

     The Company's principal executive office is located at the Empire State Building, 350 Fifth Avenue, New York, New York 10118 and its telephone number is
(212) 564-2224.

The New York Skyride Experience

     New York Skyride is an adventure that is directly related to the New York City tourist experience. The Company believes that New York Skyride enhances a visit to the Empire State Building and to New York City by providing an exciting, bird's-eye view of the landmarks and sites that cannot be seen from any other vantage point.

     Upon entering New York Skyride, visitors, who will be treated as first-class passengers about to depart on a futuristic helicopter flight aboard the "Zalman 2100 Spacecopter", will proceed into the Pre-Show Heliport area (approximately 7,500 sq. ft.) where they are introduced to multimedia displays depicting major New York City tourist attractions as well as informational and entertaining film clips. These displays have been designed and installed by certain of the Company's sponsors.

     The Pre-Show area has interactive multimedia exhibits which provide the background of certain tourist attractions in the New York City area. These exhibits provide the visitor with useful knowledge about New York City and its many popular tourist sites and a feeling of participation in the New York Skyride experience.

     Following a preflight briefing about "spacecopter" travel, passengers will enter into one of the two "Zalman 2100 Spacecopters", which are 40 passenger computer-controlled flight simulators. At the front of each simulator is a large 18' x 18' screen upon which a fast-paced film is displayed. The simulator also contains an advanced 8-channel digital sound system, with

4 dual amplifiers, 400 watts per channel each (or 3,200 watts of total sound), to provide passengers with an enhanced audio/visual experience.

     Once the passengers are seated in the spacecopter, they begin a seven and a half minute simulated flight that treats them to an array of New York City scenes. Spectacular adventures await the passengers throughout their excursion. For example, the spacecopter crashes into FAO Schwarz, the world's largest toy store, passes directly under the Brooklyn Bridge, "dives" into a tunnel, crashes into the East River, has a run-in with a New York City traffic cop, among other exciting adventures. The spacecopter also visits many of New York City's other tourist attractions, including Fifth Avenue, the World Trade Center Towers, Central Park, Times Square and the Statue of Liberty. Since New York Skyride is intended to be a family-oriented attraction, the film is designed to appeal to the broadest audience and not purely the most adventurous thrill-seekers. The film makes the Empire State Building the focal point of the attraction, with a liftoff and landing taking place from atop the Empire State Building.

     Once the spacecopter flight has been completed, passengers exit the simulators and proceed to the exit lobby which contains a beverage, food and souvenir concession area. All passengers are able to purchase souvenirs of their visit to New York Skyride, i.e. a hat, large button or other suitable memento with the Empire State Building or New York Skyride logo on it.

The XS New York Experience

     The Company's latest project under development will include an interactive virtual reality entertainment center, "XS New York", which is located in the heart of Times Square in New York City and is expected to commence operations by December 1996. XS New York will present the latest in state-of-the-art entertainment technology, featuring cutting-edge virtual reality hardware and software. Upon entering XS New York, guests will immediately become immersed in heavily themed "environments" that display futuristic graphics, lighting, audio and video treatments. Presented in a first class, professional format, guests will be lead through an expertly designed layout that introduces them to interactive show action equipment and special effects areas into virtual "worlds" that offer each guest an opportunity to experience the latest in virtual reality and related technologies.

     Each virtual world will feature a unique type of virtual reality hardware and software display. Some will offer competition between players while others will provide exploratory experiences. Tickets will be purchased from a centrally located ticket area which will also serve as the launching point for most guest experiences. One of the virtual worlds will include a "Cybercafe" which will offer light food and refreshments and computer terminals which will be linked to the World Wide Web and Internet.

     Other themed environments will feature attractions such as the newly created Mag-Ball(TM) competition arena, which will allow guests to participate in the very popular Mag-Ball(TM) game, and the internationally recognized Virtuality 2000 series interactive entertainment equipment. Some environments will include a 3-dimensional action and visual presentation allowing guests to view their own activity, the activity of competitors and the attractions' vital statistics on giant overhead monitors and projection screens. Simultaneously, guests waiting to participate in a particular virtual world and those seated in the Cybercafe will also be able to view the fast-paced action and sound effects of certain themed environments. Some environments will include interactive virtual reality equipment that can be programmed to function as stand alone units or in conjunction with other players at locations around the world. The Company intends to stage monthly competitions between other "XS" locations culminating in a "Virtual Olympics" once each year.

The XS Chicago Experience

     In September 1996, the Company entered into a lease for approximately 21,000 square feet of space in the Woodfield Mall outside of Chicago, Illinois. The Company, through SCI, plans to develop a state-of-the-art interactive virtual reality entertainment center, XS Chicago, similar to the XS New York project currently under development. The XS Chicago location will be situated near the Rainforest Cafe, a successful themed restaurant, and other retail establishments that attract tourists and regional area residents. The Company will have to obtain additional financing in connection with the development of XS Chicago and is currently in the process of identifying potential sources, although there can be no assurance that such financing will be available on acceptable terms, or at all. See "Management Discussion and Analysis of Financial Condition and Results of Operations."

Simulator and Virtual Reality Technologies

     The Company's motion simulator attractions utilize state-of-the-art, computer-controlled aircraft flight simulators. Simex, Inc. (formerly Interactive Simulation, Inc.), a Canadian company experienced in simulation technology, provided the sophisticated computer hardware and software that coordinates the movements of the simulator platform with the images projected on the screen. The range of motion for the simulators is along six axes (that is, the simulators can create up and down motions, right and left motions, angled motions to simulate turning or banking while climbing or descending at varying degrees and a spin motion, or some combination of the above). The movable platforms on which the simulators rest and which move in synchronization with the film were developed by Moog, Inc., a large defense contractor experienced in the adaptation of flight simulator technology to the entertainment market.

     A key component of the simulator technology is the "show control system", which is a PC-based computer program that coordinates and manages the motion and gyration of the simulator with the film and audio elements of the program. For example, when the film image shows the spacecopter banking to the right, there must be a precise, coordinated movement of the simulator in that direction to both convince the passengers senses that they are flying in a spacecopter and prevent passenger disorientation. The speed of the film through the projection system is faster than normal film, television or video footage, which enhances the passengers perception of motion and movement. The film is in state-of-the-art super 35mm format projected at 30 frames per second rather than standard 24 frames per second, which provides a sharper, more intense image. The projection equipment is a fully automated system that eliminates the need for a projector operator. The film was developed in conjunction with Chromavision Corp., a production studio with extensive experience in fast-paced concept films.

     XS New York and, in the future, XS Chicago will feature a wide assortment of the latest in entertainment and virtual reality hardware and software technologies. The state-of-the-art interactive virtual reality technologies which will be showcased at XS New York and, in the future, XS Chicago include: a dogfight simulation experience created by Ride and Show Engineering, which allows direct competition with other participants and provides each participant the opportunity to engage their opponent, navigate through a canyon at high speed and fly completely inverted; the "Mag-Ball" experience developed by Greystone Technology, a southern California defense contractor, which provides an interactive competition that can be linked with players at other venues across the country; Virtual Reality game experiences, including Total Recoil, manufactured by Virtuality Ltd., a British company and the current world leader in the design, fabrication and production of Virtual Reality entertainment systems, a simulated skeet shoot contest that provides all the sensations of firing a shot gun in a completely safe environment, and many other 3-dimensional software packages, including Alpine Racer - a simulated slalom ski race, Daytona Speedway - a simulated car racing experience and Full Swing Golf - a simulated golf experience featuring the most famous golf courses in the world; and a virtual PC-based game and sports "battle ground" where players compete on-line and in person, for scholarships and prizes, on a three-tiered pyramid stage, which will combine the excitement of a Hollywood game show and the intensity of a PC action game, in the latest unique spectator event. XS New York will also feature a contemporary Cybercafe which will serve food and beverages while providing access to the World Wide Web and Internet from table-based PC computer stations.

     XS New York and, in the future, XS Chicago will also include a uniquely themed retail area that will provide New York related (or in the case of XS Chicago, Chicago related) merchandise as well as specialty souvenirs. Since attractions at XS New York and XS Chicago will require the use of magnetic debit cards, a comprehensive data base will be created indicating customer demographics and preferences, which information the Company will use for future software development, special event promotions and merchandise selection.

The Magic on Broadway Experience

     The Company is in the process of finalizing negotiations relating to the participation, through SMI, in a 50/50 Joint Venture which will produce and manage a "Broadway-style" show featuring the talents of Joseph Gabriel, an internationally renowned magician. The show, "Magic on Broadway", is currently being previewed at the Lambs Theatre in New York City and is expected to run initially for seven months. The joint venture will have the option to extend the engagement and will receive revenues from ticket and merchandise sales and administrative fees. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".


The Empire State Building Location

     New York Skyride is located on the second and third floors of the Empire State Building, in a 21,800 square foot site that wraps around the south and west sides of the building with an entrance situated adjacent to the main lobby escalator that takes all visitors to the waiting area for the Observatory elevators. Signs and video monitor displays in the Empire State Building's lobby and in the Observatory ticket purchase area make visitors to the Empire State Building aware of New York Skyride. Most importantly, visitors who purchase tickets to the Observatory are offered the choice of purchasing a combined Observatory/New York Skyride ticket at a reduced price from separate purchases of tickets to both attractions. The cost of a ticket to New York Skyride is $9.00, and the cost of a combined ticket with the Observatory is $11.50 (the cost of a ticket to the Observatory is $4.50). Children's rates, group rates and senior discounts are also offered along with other promotional discounts.

     The Empire State Building is a focal point for the tourism industry in New York City. The Observatory, which opened in 1933 and is located on both the 102nd and the 86th floors, has achieved worldwide recognition and publicity, and is a primary destination for a large percentage of New York City's tourist traffic. Paid attendance figures provided by management of the Empire State Building for the last five years for the Observatory are summarized below.

                        EMPIRE STATE BUILDING OBSERVATORY
                         ADMISSION TICKET SALES (000'S)


      YEAR                    1991  1992  1993  1994  1995
                              ----  ----  ----  ----  ----


TOTAL ATTENDANCE             2,295 2,391 2,650 2,915 3,350

     Except for 1991, which was the year of the Gulf War, the Observatory attendance has experienced steady growth.

     The Company believes that combined ticket sales at the Observatory's ticket facilities together with the Company's marketing and promotional campaigns will enable New York Skyride to attract approximately 25-30% of all visitors to the Observatory; however, there can be no assurance that these levels will be achieved. For the year ended June 30, 1996, the Company's capture rate of Observatory visitorship averaged approximately 23%, up from approximately 20% for the year ended June 30, 1995. The Company expects that with additional marketing and promotional activities to further public awareness of New York Skyride, both inside and outside the Empire State Building, the Company's capture rate should increase to anticipated levels.

The Times Square Location

     The Company has leased approximately 13,000 square feet of space at 1457-1463 Broadway (at 42nd Street), New York, New York in the Business Improvement District Entertainment Zone located in Times Square in New York City. This space will be utilized for the Company's latest attraction "XS New York", a state-of-the-art interactive virtual reality entertainment center. Ideally situated in the heart of Times Square, XS New York is part of the exciting revitalization of Times Square along with such other notable names as Disney's New Amsterdam Theater, Madame Tussaud's Wax Museum and AMC's 26-Plex Movie Theater, and is located directly across from the World Famous Disney Store. The Times Square area is visited by approximately 20 to 30 million tourists annually, employs 250,000 people and accommodates 1.5 million commuters every day. This incredible density of people with significant disposable income continues to grow each year and is expected to grow at a more significant rate as a result of the revitalization efforts mentioned above. In addition, Times Square in New York City is the most popular place in the world on New Year's Eve, particularly so as the millennium approaches.

The Woodfield Mall Location

     The Company leased approximately 21,000 square feet of space in the Woodfield Mall located outside of Chicago, in Schaumberg, Illinois. The Woodfield Mall is the fourth largest shopping mall in the United States with over 2 million square feet of retail space and annual visitorship in excess of 18 million. The Company's premises are located near "The Rainforest Cafe" and other retail establishments which attract large numbers of visitors to the mall.

Advertising and Promotional Plans

     The Company intends to capitalize on the strength of its existing locations with a multifaceted marketing, public relations and advertising program that will heighten awareness about New York Skyride (including the fact that it is the first such motion simulator attraction in New York City) and XS New York among the more than 25 million persons, including tourists and residents from the surrounding New York area, who visit New York City every year. Advertising and promotional activities include a careful mix of paid advertising and promotional and public relations activities.

     In connection with New York Skyride, efforts to attract attendees from the Observatory are focused within the Empire State Building itself. The management of the Observatory has agreed to sell combined Observatory and New York Skyride discounted admission tickets and to identify other opportunities for shared promotional programs and other joint marketing activities. Pursuant to the terms of the license agreement with the Observatory, any discount as a result of combined ticket sales are deducted from the admission price of a New York Skyride ticket. The non-discounted price of a New York Skyride ticket is $9.00 for adults and $7.00 for children under the age of 12 years.

     Promoting New York Skyride and XS New York to tourist boards (such as The New York Convention & Visitor's Bureau), travel agents, managers of group activities and visitors to New York City represents a primary focus of the Company's marketing efforts for these attractions. Since tourists and visitors are a primary target, special volume discounts are offered to groups such as conventions and trade associations, as well as through travel agent packages. School groups are also a significant market for New York Skyride and XS New York, and special programs are being implemented to target these audiences, especially during the slower tourist periods in the fall and winter months.

     The Company will continue to market and promote its activities through traditional print advertising in publications that go to New York City tourists and others, as well as broaden its advertising and promotional programs to the general public through local radio and newspaper advertising. The Company is in the process of developing its marketing plans for its XS Chicago attraction to be located in the Woodfield Mall and expects to employ similar advertising and promotional programs throughout the Chicago Metropolitan area and other surrounding regions.

Corporate Sponsors

     Management expects to continue to supplement revenue from ticket sales to its attractions by soliciting corporate sponsorships from a number of key consumer product companies. It is expected that these sponsorships will generate additional revenue for the Company through joint marketing and promotional programs with these leading consumer product companies. To date, the Company has entered into three major sponsorship agreements in connection with New York Skyride, one involving JVC Company of America, a major electronics manufacturer, one with Pepsi-Cola Bottling Company of New York, Inc., a major soft drink manufacturer, and one with Fuji Photo Film U.S.A., a major distributor of photographic and magnetic imaging merchandise. The agreements range in their terms from three to five years and provide for annual fees, capital improvements and cross promotions for the Company. The Company believes that such arrangements will result in greater market awareness and acceptance through the association of New York Skyride with such corporate sponsors and their products. Corporate sponsorships in connection with XS New York are being developed and the Company expects such sponsorships to be a significant source of revenue and provide significant marketing exposure.

Leases and License Agreements

     The Company, through Skyline, entered into both a lease (the "Lease") and an exclusive license agreement (the "License Agreement") with the Empire State Building Company, the operator of the Empire State Building in New York City, on February 26, 1993. The Lease of the premises located at the Empire State Building is for a term of 20 years and contains rent escalation provisions as described under "Description of Property" below and certain other provisions relating to additional rent, taxes, utilities, prohibition against assignment and cross-default provisions in the event of a default under the License Agreement. The Company has negotiated a modification to the Lease extending the term of the Lease to coincide with a new lease for an additional 35,000 square feet of space adjacent to the New York Skyride location. The modification would extend the termination date of the Lease from May 1, 2013 through and including June 30, 2016. The term of the License Agreement has also been extended to coincide with the new lease for additional space.

     The License Agreement provides for the joint sale of tickets to the Observatory and New York Skyride provided payments by the Company are made monthly at an annual rate of $150,000 from April 1, 1995 through March 31, 1998; $175,000 from April 1, 1998 through March 31, 2002; $200,000 from April 1, 2002 through March 31, 2006; $225,000 from April 1, 2006 through April 30, 2013, and $186,000 from May 1, 2013 through June 30, 2016. The License Agreement also provides for the reimbursement by the Company of certain costs and expenses relating to the joint ticket sales and contains cross-default provisions in the event of a default under the Lease.

     During April 1996, the Company signed a 20 year renewable lease for an additional 35,000 square feet of space within the Empire State Building adjacent to the New York Skyride facility. The lease term commences September 1, 1996 and provides for rental payments by the

Company at an annual rate of $529,000 through July 31, 1997; $565,000 from August 1, 1997 through July 31, 1998; $600,000 from August 1, 1998 through July 31, 1999; $619,000 from August 1, 1999 through July 31, 2000; $741,000 from
August 1, 2000 through July 31, 2004; $811,000 from August 1, 2004 through July 31, 2007; $882,000 from August 1, 2007 through July 31, 2010; $953,000 from
August 1, 2010 through July 31, 2013; and $1,023,000 from August 1, 2013 through July 31, 2016. This lease contains rent escalation provisions as described under "Description of Property" below and certain other provisions relating to additional rent, taxes, utilities, and prohibitions against assignment. Included in the lease is a rent credit of $1,363,000 to be applied in equal monthly installments against the base rent over the first 60 months of the lease.

     Additionally during April 1996, the Company signed a ten year renewable lease for approximately 13,000 square feet of space in the Business Improvement District Entertainment Zone located in Times Square in New York City. The rent commencement date is February 1, 1997 and provides for annual rental payments aggregating $560,345 during the first five years of the lease and $644,000 during the last five years of the lease. The Company is developing a new state-of-the-art entertainment center at the site, XS New York, featuring the latest in virtual reality, simulation and related technologies, which is anticipated to open by December 1996. The lease contains a cancellation clause exercisable at any time in the event the landlord commences construction of office buildings on the site at some future date. Should the landlord exercise the cancellation clause, the Company would be required to vacate the space within six months after notice, but would be entitled to reimbursement of a portion of its out-of-pocket construction costs, not to exceed $125 per square foot.

     During September 1996 the Company entered into a fifteen year lease with Woodfield Associates for approximately 21,000 square feet of space in the Woodfield Mall located outside of Chicago in Schaumberg, Illinois. The lease term commences on the later of (i) September 1, 1997 or (ii) 180 days following the date the leased premises are made available to the Company. The lease provides for monthly payments at an annual rate of $420,000 from the commencement of the lease continuing through the fifth lease year, $630,000 beginning with the sixth lease year through the tenth lease year, and $839,000 beginning with the eleventh lease year through the balance of the lease term. In addition, the lease provides for annual percentage rent equal to 10% of gross sales which exceed $5,597,000 through year five, $8,395,000 through year ten, and $11,194,000 thereafter. Included in the lease is a rent credit of $944,325 to be applied in equal monthly installments against the base rent over the first 60 months of the lease. Additional charges under the lease for common area maintenance charges aggregate $15 per square foot beginning with the first year of the Lease and are subject to annual percentage increases based on increases in tax assessments and other costs and expenses. As a condition to the execution of the lease, the Company was required to provide a $200,000 irrevocable letter of credit as security for the performance of the Company's obligations under the lease.

Patents and Trademarks

     The Company does not hold any patents relating to New York Skyride or XS New York and their related technologies. Accordingly, the Company's concept is not proprietary and is subject to duplication and competition from entities with greater resources and strengths than the Company. The success of the Company's business relies heavily on the strength of its location and lease terms. The Company has obtained a registered trademark for the name "New York Skyride" and has a trademark application in process for "XS New York".

Competition

     New York Skyride and XS New York compete with all other New York City tourist attractions and cultural events such as museums, Broadway shows and other landmarks. These attractions are quite different "experiences" from that of a trip aboard the Zalman 2100 Spacecopter (which the Company believes is the first attraction of its type in New York City) or an experience encompassing the latest in virtual reality and simulator technologies, but they present intense competition for attendance and visitor dollars. These other attractions are generally more established, and are owned and operated by entities that have greater financial resources and managerial expertise than the Company. Additionally, a major entertainment complex is being developed at Times Square which will include entertainment attractions from companies such as Disney, American Cinema, Madame Tussaud and other large entertainment companies. Additionally, in September 1996, a simulator attraction opened in Times Square, and a virtual reality high-tech game center is being developed at the old Studio 54 location on 54th Street between Broadway and Eighth Avenues. Further, the Company is aware that a simulator attraction is currently being developed at the World Trade Center Towers and a non-New York related simulator is expected to open in October 1996 on the lower level of the Empire State Building. The Company believes that the simulator attraction being developed in the Empire State Building will not have a material impact on the Company or the operations of New York Skyride since such attraction is not a uniquely "New York" experience, is expected to have much less capacity than New York Skyride and will be unable to sell tickets jointly with the Observatory. There can be no assurance that other virtual reality and simulator attractions will not commence operations in the New York area at some future point in time.

     Insofar as motion simulation technologies, including show control systems (and related projection and audio technologies), are subject to improvements and enhancements, it is possible that competitive attractions will be able to offer a more technologically advanced "experience" to a customer than the experience offered by New York Skyride. Also, the Company believes that a number of attractions, which includes the simulator attraction which opened in Times Square, utilizing so-called "virtual reality" imaging technologies, or large film format technologies with enhanced 3-dimensional projection technologies, are likely to open in the New York area within the near future. These attractions do not depend on motion simulators for their special effects, and they are also likely to be developed and operated by companies that have significantly greater financial, managerial and promotional experience and resources than the Company. While these attractions may not offer a directly competitive "product" to New York Skyride (i.e., an aerial adventure in New York
City) or XS New York, their presence will certainly create significant competition for the Company to attract visitors to New York Skyride and XS New York. The Company will compete with these entities primarily on the basis of location, uniqueness of product, marketing and price.

     To the extent the Company develops similar attractions at landmark locations in other cities, it is likely to face intense competition from established cultural and historical attractions owned and operated by entities with significantly greater resources than the Company. The

Company is also likely to face intense competition for the right to operate at other landmark locations.

Employees

     As of September 24 1996, the Company employed seven management persons (other than the Company's President) on a full-time basis. The Company also employs approximately 85 non-management personnel who typically work one of three shifts during an approximate 95 hour workweek.

Item 2. DESCRIPTION OF PROPERTY.

     The Company's executive offices are located at the Empire State Building at 350 Fifth Avenue, New York, New York. These offices consist of 4,400 square feet leased at an annual base rental of $101,000, beginning September 1, 1994, escalating to $110,000 over the five year term of the lease.

     On February 26, 1993, the Company entered into an agreement with the operator of the Empire State Building for the lease of approximately 17,800 square feet of space on the second floor of the Empire State Building for a term of 20 years. This space is being fully utilized for the Company's New York Skyride attraction. Annual base rent through March 31, 1998 is $338,371; from April 1, 1998 through March 31, 2002 is $391,798; from April 1, 2002 through March 31, 2006 is $445,225; from April 1, 2006 through March 31, 2009 is $498,642; from April 1, 2009 through April 30, 2013 is $534,270; from May 1,
2013 through June 30, 2016 is $441,663. However, the Company negotiated a modification of the lease term to coincide with its lease for additional space as described below. The modification extends the original lease term from May 1, 2013 through and including June 30, 2016. Such annual rent is payable monthly and subject to additional amounts for taxes and utilities. The Company was not required to pay the first 21 months rent which is being amortized over the term of the Lease.

     The Company also leases an additional 4,000 square feet of space located above the primary leased premises. The Company uses such additional space to accommodate a larger screen (18' X 18') on which to show the New York Skyride film. The term of this lease coincides with the term of the Lease and License Agreement, as modified, at an annual base rental for such additional space of $76,000 escalating to $120,000 over the term of the lease.

     During April 1996, the Company signed a 20 year renewable lease for an additional 35,000 square feet of space adjacent to and above the current location of New York Skyride. The lease term commences September 1, 1996 and the annual base rent over the term of the lease will begin at $529,000 and escalate over the term of the lease to $1,023,000. Included in the lease terms is a rent credit of $1,363,000 to be applied in equal installments against the base rent over the first 60 months of the lease. In conjunction with the signing of this new lease, the terms of both the Lease and License Agreement signed February 26, 1993 were amended to coincide with the new lease. The Company is considering how to best utilize the additional space in the Empire State Building, including a mixed use location based entertainment center which would likely require a partner with significantly greater financial resources than the

Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Additionally during April 1996 the Company entered into a ten year renewable lease with the owners of 1457-1463 Broadway, New York, New York for approximately 13,000 square feet of space. The Company will occupy the ground floor and mezzanine level and is currently developing an interactive virtual reality entertainment center. See "The XS New York Experience". The rent commencement date is February 1, 1997 and annual rental payments aggregate $560,345 for each of the first five years and $644,000 for each of the last 5 years of the lease. Such annual rent is payable monthly and subject to additional amounts for taxes.

     During September 1996 the Company entered into a fifteen year lease with Woodfield Associates for approximately 21,000 square feet of space in the Woodfield Mall located outside of Chicago in Schaumberg, Illinois. The lease term commences on the later of (i) September 1, 1997 or (ii) 180 days following the date of the leased premises are made available to the Company. The lease provides for monthly payments at an annual rate of $420,000 from the commencement of the lease continuing through the fifth lease year, $630,000 beginning with the sixth lease year through the tenth lease year, and $839,000 beginning with the eleventh lease year through the balance of the lease term. In addition, the lease provides for a percentage rent equal to 10% of Gross sales which exceed $5,597,000 through year five, $8,395,000 through year ten, and $11,194,000 thereafter. Included in the lease is a rent credit of $944,325 to be applied in equal monthly installments against the base rent over the first 60 months of the lease. Additional charges under the lease for common area maintenance charges aggregate $15 per square foot beginning with the first year of the Lease and are subject to annual percentage increases based on increases in tax assessments and other costs and expenses. As a condition to the execution of the lease, the Company was required to provide a $200,000 irrevocable letter of credit as security for the performance of the Company's obligations under the lease.

     The Company believes that its facilities are adequate for its current and expected future levels of operations.


Item 3. LEGAL PROCEEDINGS.

     The Company is not a party to any material legal proceedings.


Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITYHOLDERS.

     Not Applicable.

                                     PART II

Item 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
        STOCKHOLDER MATTERS.

                          PRICE RANGE OF COMMON EQUITY

     Prior to February 14, 1994, the date of the Company's initial public offering, there was no public market for the Units, Common Stock, Class A Warrants or Class B Warrants (as defined below). Each of these classes of securities are currently quoted on the Nasdaq Small-Cap Market under the symbols "SKYLU," "SKYL," "SKYLW" and "SKYLZ," respectively. The following table sets forth the high and low sales prices for the Units, Common Stock, Class A Warrants and Class B Warrants for the fiscal periods indicated as reported by Nasdaq. The quotations shown represent inter-dealer prices without adjustment for retail mark-ups, mark-downs or commissions, and may not necessarily reflect actual transactions.


UNITS                                       Fiscal 1996          Fiscal 1995
-----                                       -----------          -----------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................   6 1/8      4 1/4      6 1/4        5
         2nd Quarter..................   6 7/8      4 1/2      6 5/16       5
         3rd Quarter..................   6 1/2        4        6 3/32    4 15/32
         4th Quarter..................   5 3/4      3 3/4      5 5/16     4 1/4

COMMON STOCK
------------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................   4 1/2      2 3/4      4 5/16    3 15/32
         2nd Quarter..................     4        2 3/4      4 5/16    3 15/32
         3rd Quarter..................   4 7/8        3        4 5/16    3 5/32
         4th Quarter..................   4 1/8      2 1/2      4 5/32    3 5/16

CLASS A WARRANTS
----------------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................   1 1/8       3/4       1 5/32     5/16
         2nd Quarter..................   2 1/8      1 1/8      1 5/32     9/16
         3rd Quarter..................   1 3/4       3/4       1 1/32     5/16
         4th Quarter..................   1 1/8       5/8         1        13/32

CLASS B WARRANTS

----------------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................    1/2        1/4         No        No
                                                               Trades    Trades
         2nd Quarter..................    9/16       3/8       13/32      5/32
         3rd Quarter..................    7/8        9/16       1/4       7/32
         4th Quarter..................    5/8        3/8        5/16      5/32

     The per share closing sales price of the Common Stock as reported by Nasdaq on September 24, 1996 (the date of the last reported sale) was 3-5/8. As of September 24, 1996, the Company had in excess of 400 beneficial shareholders and ten shareholders of record.

Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
        CONDITION AND RESULTS OF OPERATIONS

Operational Overview

     From its inception until December 22, 1994, the Company's primary activities consisted of developmental activities, including the preparation of plans relating to the design of New York Skyride; negotiation of a lease and a license agreement with the operators of the Empire State Building (the location for New York Skyride); working with engineers, architects, contractors, designers, and other parties in connection with the construction and operation of New York Skyride; developing software and video films in connection with New York Skyride; developing marketing strategies; initiating marketing and corporate sponsorship activities by identifying and contacting potential strategic alliances; selecting a management team; and obtaining financing.

     On December 22, 1994, the Company commenced operations of New York Skyride and began generating revenue from ticket sales to the attraction and the sale of merchandise at its souvenir/concession area. New York Skyride was opened on a preview basis until February 21, 1995, the date of its official Grand Opening.

     During the period beginning with commencement of operations of New York Skyride and ending June 30, 1995, the New York Skyride facility was visited by in excess of 250,000 customers. This period encompassed both the Company's preview opening and the slower six months of the year. The quarter ended September 30, which includes the summer months, represents the busiest quarter, whereas the quarter ended March 31 is the slowest quarter of the year. During the year ended June 30, 1996, the facility was visited by approximately 700,000 customers. Revenues generated during the year ended June 30, 1996 and June 30, 1995 aggregated $5,978,000 and $2,190,000, respectively, consisting of $4,609,000 and $1,635,000, respectively, from ticket sales, $1,049,000 and $354,000, respectively, from the sale of food and merchandise at its souvenir/concession area, and $320,000 and $201,000, respectively, from sponsorship income. During the year ended June 30, 1996, the Company earned net income of $1,046,000. The net loss from operations of $2,225,000 for the year ended June 30, 1995, is a reflection of the New York Skyride facility not commencing full scale operations until February 21, 1995, and the significant amount of start-up expenditures incurred during the development and initial operations of the facility. Additionally, most of the Company's overhead expenses are relatively constant, whereas revenue is seasonal in nature with a significant portion of revenue being generated during the summer months and Holiday seasons. Thus, the period during which the Company was open for operations included a proportionate share of overhead expenses and a disproportionate amount of revenue.

     The Company completed an initial public offering of its securities in February 1994 and received net proceeds of approximately $6,200,000 therefrom. The Company utilized such net proceeds for the development and completion of New York Skyride, including approximately $2,000,000 for renovation of the site at the Empire State Building, $2,026,000 for design and construction of the simulators and related technologies contained therein and $1,027,000 for production of the film. The total cost of these three items, $5,053,000, was $1,853,000 over original amounts budgeted. Additionally, the Company utilized approximately $300,000 to complete the interactive video and computer pre-show area for New York Skyride, approximately $150,000 for the construction of the food and souvenir concession stand, approximately $300,000 for architectural, construction and design consultants, and approximately $250,000 in miscellaneous costs. The Company exceeded its original budget estimates due in part to the delay in opening and certain enhancements implemented that were not originally anticipated.

     At June 30, 1996 the Company had working capital of approximately $1,623,000, and an accumulated deficit of approximately $(2,162,000), compared to a working capital deficiency of $(1,800,000) and an accumulated deficit of $(3,200,000) at June 30, 1995.

     During the fiscal year ended June 30, 1995, the Company was required to make significant payments to contractors, engineers, architects, consultants and other professionals upon acceptance for delivery and commencement of operation of the simulators.

     During fiscal 1996, in order for the Company to be able to pay its creditors, engage in a significant marketing and promotional campaign and provide capital for future growth and expansion, management raised additional proceeds from the sale of equity capital and through a loan from a financial institution as described below.

Liquidity and Capital Resources

     The Company received a loan in the amount of $100,000 in October 1993 from
D. H. Blair Investment Banking Corp. ("Blair"), the underwriter of the Company's initial public offering of its securities. The proceeds of this loan were used to make certain required payments under the Lease and payment of certain consulting and professional fees. This loan was repaid in full plus accrued interest at 10% per annum out of the proceeds of the bridge loan (the "Bridge Loan") consummated in December 1993 in the aggregate amount of $760,000. The Bridge Loan consisted of $760,000 in aggregate principal amount promissory notes (the "Notes") with interest at 10% per annum and was repaid out of the proceeds of the Company's initial public offering. Additionally, an aggregate of 456,000 Class A Warrants (as defined below) were issued in connection with the Bridge Loan. Blair acted as placement agent in connection with the Bridge Loan and received a cash commission of 10% and a non-accountable expense allowance of 3% of the aggregate principal amount of the Notes ($98,000). The net proceeds of approximately $660,000 received in connection with the Bridge Loan were used to repay the October 1993 $100,000 loan from Blair and for certain required deposits and payments in connection with the development of New York Skyride.

     In February 1994, the Company consummated an initial public offering of 1,495,000 Units (the "Units") (including exercise of the over-allotment option in April 1994), each Unit consisting of one share of Common Stock, $.001 par value (the "Common Stock"), one Redeemable Class A Warrant (the "Class A Warrants") and one Redeemable Class B Warrant (the "Class B Warrants"). Each Class A Warrant entitles the holder thereof to purchase, at any time until February 14, 1999, one share of Common Stock and one Class B Warrant at an exercise price of $6.65, subject to adjustment in certain circumstances. Each Class B Warrant entitles the holder thereof to purchase, at any time until February 14, 1999, one share of Common Stock at an exercise price of $8.75 per share, subject to adjustment in certain circumstances. The Company received aggregate net proceeds of approximately $6,200,000 in connection with this offering, which proceeds were used as described above. The Class A Warrants and Class B Warrants are subject to redemption under certain conditions. As a result of the sale by the Company of the Preferred Stock (as described below), the number of shares into which the Class A Warrants are exercisable and the exercise price of each Class A Warrant has been adjusted to 1.106 shares of Common Stock and $6.01 per share, respectively, and the number of shares into which the Class B Warrants are exercisable and the exercise price of each Class B Warrant has been adjusted to 1.106 shares of Common Stock and $7.91 per share, respectively.

     Further, 670,000 shares of the Company's issued and outstanding Class A Common Stock (which is identical to the Common Stock in all respects, except that each share of Class A Common Stock is entitled to five votes per share and is currently held by the Company's President) are subject to forfeiture, pursuant to an escrow arrangement entered into between the Company's President and Blair, in the event certain pretax earnings targets or per share market price targets are not met. In the event any of the shares are released from escrow, the release will be treated, for financial reporting purposes, as compensation expense to the Company. The Company, however, will not be allowed a deduction for such charges for income tax purposes. Accordingly, the Company will recognize, during the period in which the earnings or market price targets are met, what could be a substantial charge to earnings, which would increase the Company's loss or reduce or eliminate earnings. The amount of this charge will be equal to the difference between the aggregate market price of such shares on the date of release from escrow and the original value assigned to such shares. The amount of compensation expense recognized by the Company will not affect the Company's total shareholders' equity.

     During November 1994, the Company obtained a loan from an institutional lender aggregating $1,000,000 (to be repaid in 48 monthly installments) with interest at 12 1/2% compounded monthly. Pursuant to the loan agreement, the lender was granted a first security interest in the Company's simulator and projection equipment. The loan originally required a certificate of deposit of $250,000 provided by the Company which was released during May 1995. Up to $500,000 of this loan is personally guaranteed by the Company's president.

     In order to pay the Company's creditors, provide capital for future growth and expansion and allow for an extensive promotional and marketing campaign, the Company consummated a private placement with an institutional investor on July 7, 1995 whereby 1,090,909 shares of Series A Convertible Participating Preferred Stock (the "Preferred Stock") were sold for gross proceeds of $2.75 per share aggregating $3,000,000. The Preferred Stock is convertible into common stock of the Company at any time on a share-for-share basis. The holders of the Preferred Stock are entitled to an aggregate of up to 24.9% of the outstanding voting power of the Company on all matters which come before the shareholders. Additionally, so long as 272,727 shares of Preferred Stock remain outstanding, the holders thereof will have the ability to obtain up to 50.1% of the outstanding voting power of the Company and elect a majority of the Board of Directors in the event the holders of the Preferred Stock determine in good faith that such action is reasonably necessary for the protection of their investment. Since the institutional investor is a Small Business Investment Company subject to the regulatory oversight of the Small Business Administration ("SBA"), the exercise of this control provision cannot be made arbitrarily and is subject to SBA review. The Preferred Stock is subject to a Registration Rights Agreement granting both demand and piggyback registration rights. In order to consummate the above investment, the president of the Company agreed to personally guarantee the Company's obligations under the Preferred Stock purchase agreement, his shares of stock subject to limitations on transfer or disposition, provide the institutional investor with an irrevocable proxy and adjust the earnings targets required to release the 670,000 Class A Common Stock subject to escrow upwards as a result of the Preferred Stock issuance. Accordingly, in order to ensure that the sale of Preferred Stock would be consummated, the Board of Directors approved the issuance of an option to purchase 1,250,000 shares of Common Stock, exercisable at $3.75 per share (the market price on the date of grant) only in the event that the targets for the release of the shares subject to escrow are not achieved, and which are subject to different earnings and equity targets which are more in line with the intent of the original escrow provisions. The Company will recognize a charge to earnings during the period in which such options are exercised, equal to the difference between the aggregate market price of such shares on the date such options are exercised and the exercise price paid therefor.

     The Company used a portion of the net proceeds from the Preferred Stock sale to repay certain indebtedness incurred in connection with the New York Skyride project and used the balance of the proceeds for working capital, which will include expansion of the Company's business through developing attractions at new locations, including the XS New York project.

     As of June 30, 1996, the Company had working capital of approximately $1,623,000 compared to a working capital deficiency of $(1,800,000) at June 30, 1995 which was due primarily to the New York Skyride project being in excess of original amounts budgeted by $1,853,000. Since inception approximately $6,050,000 was spent on capital expenditures relating to New York Skyride and $230,000 was spent on capital expenditures and leasing costs relating to the XS New York Times Square project. Losses accumulated to $(2,162,000), of which in excess of $(2,000,000) occurred prior to the facility's Grand Opening.

     The Company is currently involved in a dispute with a subcontractor regarding amounts billed for work allegedly performed in connection with the New York Skyride project. The Company believes that it has adequately reserved for such contingency and does not believe that the resolution of the dispute will have a material impact on the Company's financial position.

Such contingency represents leasehold improvements which, when amortized over the remaining term of the Company's lease, will not have a material effect on the Company's results from operations.

     As a result of the Company's development of its Times Square site, certain contractual agreements have been consummated and deposits and advance payments made. Such payments include approximately $324,000 of concept and design consultant fees, approximately $156,000 of architectural fees and approximately $250,000 of construction costs. The Company estimates the capital expenditures required to develop the XS New York Times Square facility to be approximately $5,300,000, which includes both the construction of the facility and related costs and the acquisition or leasing of the necessary equipment.

     In order to develop the Company's Times Square facility, available cash and cash flow from operations are not currently anticipated to be sufficient to fund such project. In order to continue to develop the XS New York project, the XS Chicago project, and achieve the Company's expansion and long term goals, the Company will need to obtain additional financing to fund its projects. The Company has identified several sources of additional financing, primarily debt financing, however, there can be no assurance that such financing will be available on terms acceptable to the Company, or at all, or that there will not be construction and other delays affecting completion of such projects. Also, there can be no assurance that demands placed on the Company's financial resources by multiple projects, or any one project in particular, will not affect the Company's ability to successfully complete or finance one or more such projects, which would adversely affect the Company's expansion and planned growth strategy. In this regard, the Company has deferred development plans for the additional space at the Empire State Building site until such time as the XS New York project is completed and further assessments are made with respect to the cost and funding of the XS Chicago project. Accordingly, there can be no assurance that the additional space at the Empire State Building will be successfully developed without a strategic partner, or at all.

     Additionally, the Company's Magic on Broadway joint venture project requires an initial capital investment of approximately $250,000. The Company intends to fund this project through cash flows from operations. The Company will be entitled to receive 50% of the profits, if any, and an administrative fee from the joint venture. Revenues of the joint venture will consist primarily of ticket and merchandise sales. Magic on Broadway will initially run for seven months and may be extended on a weekly basis.

     The Company's long term goal is to develop simulator and other location based entertainment attractions in other major cities in the United States, and possibly in other countries. There are, however, only a limited number of locations in a small number of cities that are suitable for such attractions, and there can be no assurance at all that the Company could obtain a lease at any such locations or develop a successful attraction at such locations. Also, development of additional attractions will require the Company to obtain financing for such ventures, and there can be no assurance that such financing will be available, or available on terms and conditions that are acceptable to the Company. Additionally, it is possible that the Company would find it necessary to have one or more local partners involved in any additional attractions it might attempt to develop, further limiting the revenues that the Company could generate from development of simulator or entertainment attractions at other locations. The Company continually explores expansion opportunities both in the United States and abroad.

     From time to time, the Company may be involved in negotiations for additional sites or other entertainment-based projects, however, current negotiations, if any, are too preliminary to warrant disclosure at this time. The Company will keep investors informed as other projects mature.

Inflation

     The Company believes that the impact of inflation on its operations since its inception has not been material.

Seasonality

     The Company's business is somewhat seasonal in nature, based in part, on higher volumes of tourists in the New York City Metropolitan area during the spring and summer months and during the December holiday season. The Company will direct a portion of its marketing and promotional efforts on attracting a larger percentage of the Observatory traffic and increasing volume to New York Skyride and attracting visitors to XS New York, particularly during non-peak seasons.

Item 7. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.


     The response to this item is set forth at the end of this report.

Item 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
        ACCOUNTING  AND FINANCIAL DISCLOSURE.

     NONE

                                   PART III

Item 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

     Information concerning the directors and officers of the Company is contained in the Company's definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. such information is hereby incorporated herein by reference.

Item 10. EXECUTIVE COMPENSATION.

     Information concerning Executive Compensation is contained in the Company's definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. Such information is hereby incorporated herein by reference.

Item 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     Information concerning the security ownership of certain beneficial owners and management is contained in the Company's definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. Such information is hereby incorporated herein by reference.

Item 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Information concerning certain relationships and related transactions is contained in the Company's Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. Such information is hereby incorporated herein by reference.


Item 13. EXHIBITS, LIST, AND REPORTS ON FORM 8-K.

     (a) Exhibits are listed on the Index to Exhibits on page 23 of this report. The Exhibits required by Item 601 of Regulation S-B are listed on such Index in response to this Item and are incorporated herein by reference.


          Financial Statements required by Regulation S-X are listed in response to this Item and are set forth at the end of this report and are incorporated herein by reference.

     (b) Reports on Form 8-K:

          The registrant has not filed any reports on Form 8-K during the last quarter of the period covered by this report.

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            SKYLINE MULTIMEDIA ENTERTAINMENT, INC.


Date:  September 25, 1996   By: /s/Zalman Silber
                               -----------------------------------
                               Zalman Silber, President and
                               Chief Executive Officer

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Date:  September 25, 1996   By: /s/Jay Coleman
                               -----------------------------------
                               Jay Coleman, Chairman of the
                                Board of Directors


Date:  September 25, 1996   By: /s/Zalman Silber
                               -----------------------------------
                               Zalman Silber, President, Chief
                                Executive Officer and Director


Date:  September 25, 1996   By: /s/Steven Schwartz
                               -----------------------------------
                               Steven Schwartz, Vice President
                                -Finance, Principal Financial
                                and Accounting Officer, Secretary
                                and Treasurer

Date:  September 25, 1996   By: /s/David Shamilzadeh
                               -----------------------------------
                               David Shamilzadeh, Director



Date:  September 25, 1996   By: /s/Neil S. Belloff
                               -----------------------------------
                               Neil S. Belloff, Director



Date:  September 25, 1996   By: /s/Ronald D. Celmer
                               -----------------------------------

                               Ronald D. Celmer, Director



Date:  September 25, 1996   By: /s/John F. Barry, III
                               -----------------------------------
                               John F. Barry, III, Director

          SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES



                            FINANCIAL STATEMENTS



                      JUNE 30, 1996 AND JUNE 30, 1995

                   [Richard A. Eisner & Company (Letterhead)]


                            REPORT OF INDEPENDENT AUDITORS


          To the Board of Directors and Stockholders
          Skyline Multimedia Entertainment, Inc.


               We have audited the accompanying consolidated balance sheet of Skyline Multimedia Entertainment, Inc. and subsidiaries as at June 30, 1996, and the related consolidated statements of operations, changes in stockholders' equity accounts and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the financial position of Skyline Multimedia Entertainment, Inc. and subsidiaries at June 30, 1996, and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

          New York, New York
          August 14, 1996

          With respect to Notes H[1] and K
          September 19, 1996

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                              AS AT JUNE 30, 1996


                                               A S S E T S

         Current assets:
            Cash (Note C). . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 2,198,000
            Inventory (Note B[2]). . . . . . . . . . . . . . . . . . . . . . . . .       130,000
            Prepaid expenses and other current assets. . . . . . . . . . . . . . .       168,000
                                                                                     -----------
                   Total current assets. . . . . . . . . . . . . . . . . . . . . .     2,496,000

         Property, equipment and leasehold improvements - net
            (Notes B[3], D[1] and E) . . . . . . . . . . . . . . . . . . . . . . .     5,597,000
         Security deposits (Note G[3]) . . . . . . . . . . . . . . . . . . . . . .       372,000
         Net deferred tax asset (net of valuation allowance of $670,000)
            (Note F) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       340,000
         Deferred project and leasing costs (Note D[2]). . . . . . . . . . . . . .       230,000
                                                                                     -----------

                   T O T A L . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 9,035,000
                                                                                     ===========

                                          L I A B I L I T I E S

         Current liabilities:
            Note payable - current portion (Note E). . . . . . . . . . . . . . . .   $   250,000
            Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . .       372,000
            Accrued expenses and other current liabilities . . . . . . . . . . . .       190,000
            Deferred sponsorship income. . . . . . . . . . . . . . . . . . . . . .        61,000
                                                                                     -----------
                   Total current liabilities . . . . . . . . . . . . . . . . . . .       873,000

         Note payable - long-term portion (Note E) . . . . . . . . . . . . . . . .       365,000
         Deferred rent payable (Note B[4]) . . . . . . . . . . . . . . . . . . . .       713,000
                                                                                     -----------
                   Total liabilities . . . . . . . . . . . . . . . . . . . . . . .     1,951,000
                                                                                     ===========

         Commitments and contingencies (Notes D[2], G, H and K)


                                           STOCKHOLDERS' EQUITY
                                                 (Note I)


         Preferred stock, par value $.001 per share, 5,000,000 shares authorized, 1,090,909 shares of Series A convertible participating preferred stock issued and outstanding (liquidating value $2.75
            per share) (Note I[2]). . . . . . .  . . . . . . . . . . . . . . . . .         1,000
         Common stock - $.001 par value; authorized 19,000,000 shares;
            one vote per share; issued and outstanding 1,495,000 shares. . . . . .         2,000
         Class A common stock - $.001 par value; authorized 1,000,000 shares;
            five votes per share; issued and outstanding 960,000 shares;
            670,000 shares in escrow . . . . . . . . . . . . . . . . . . . . . . .         1,000
         Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . .     9,242,000
         Accumulated (deficit) . . . . . . . . . . . . . . . . . . . . . . . . . .    (2,162,000)
                                                                                     -----------
                   Total stockholders' equity. . . . . . . . . . . . . . . . . . .     7,084,000


                   T O T A L . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 9,035,000
                                                                                     ===========

                The accompanying notes to financial statements
                         are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Year Ended June 30,
                                                          -------------------
                                                           1996          1995
                                                           ----          ----
       Revenues (Note A):
          Ticket sales . . . . . . . . . . . . . . .   $ 4,609,000   $ 1,635,000
          Concession sales . . . . . . . . . . . . .     1,049,000       354,000
          Sponsorship income (Note H[3]) . . . . . .       320,000       201,000
                                                       -----------   -----------
                 T o t a l . . . . . . . . . . . . .     5,978,000     2,190,000
                                                       -----------   -----------
       Operating expenses:
          Cost of merchandise sold . . . . . . . . .       410,000       168,000
          Selling, general and administrative. . . .     4,345,000     3,860,000
          Depreciation and amortization. . . . . . .       502,000       237,000
                                                       -----------   -----------
                 T o t a l . . . . . . . . . . . . .     5,257,000     4,265,000
                                                       -----------   -----------
       Income (loss) from operations . . . . . . . .       721,000    (2,075,000)
       Interest income . . . . . . . . . . . . . . .       120,000        19,000
       Interest expense. . . . . . . . . . . . . . .      (100,000)     (120,000)

                                                       -----------   -----------
       Income (loss) before provision for income
          taxes. . . . . . . . . . . . . . . . . . .       741,000    (2,176,000)

       Income tax expense (benefit) (Note F) . . . .      (305,000)       49,000
                                                       -----------   -----------

       NET INCOME (LOSS) . . . . . . . . . . . . . .   $ 1,046,000   $(2,225,000)
                                                       ===========   ===========


       Net income (loss) per share of common stock
          (Note B[1]). . . . . . . . . . . . . . . .      $.37         $(1.25)
                                                          ====         =======

       Weighted average number of shares of common
        stock outstanding (excludes 670,000 escrow
          shares). . . . . . . . . . . . . . . . . .   2,858,000      1,785,000
                                                       =========      =========

                     The accompanying notes to financial statements
                              are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY ACCOUNTS


                                                          Class A               Series A
                               Common Stock            Common Stock         Preferred Stock       Additional
                               ------------            ------------         ---------------         Paid-In      Accumulated
                             Shares      Amount      Shares    Amount       Shares      Amount      Capital       (Deficit)
                             ------      ------      ------    ------       ------      ------      --------      ---------

 Balance at July 1,
    1994. . . . . . . .    1,495,000     $2,000     960,000     $1,000                            $6,405,000     $  (983,000)

 Issuance of Class A
    warrant in
    connection with
    equipment financing                                                                                5,000




 Net (loss) for the
    year ended June 30,
    1995. . . . . . . .                                                                                           (2,225,000)
                          ---------     ------     -------     ------                            ----------      -----------

 Balance at June 30,
    1995. . . . . . . .   1,495,000      2,000     960,000      1,000                             6,410,000       (3,208,000)



 Net proceeds from
    sale of stock . . .                                                  1,090,909     $1,000     2,832,000


 Net income for the
    year ended June 30,
    1996. . . . . . . .                                                                                            1,046,000
                          ---------     ------     -------     ------    ---------     ------    ----------      -----------

 BALANCE AT JUNE 30,
    1996. . . . . . . .   1,495,000     $2,000     960,000     $1,000    1,090,909     $1,000    $9,242,000      $(2,162,000)
                          ---------     ------     -------     ------    ---------     ------    ----------      -----------
                          ---------     ------     -------     ------    ---------     ------    ----------      -----------


                The accompanying notes to financial statements
                         are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          Year Ended June 30,
                                                                          -------------------
                                                                          1996          1995
                                                                          ----          ----
         Cash flows from operating activities:
            Net income (loss) . . . . . . . . . . . . . . . . . . .   $1,046,000    $(2,225,000)
            Adjustments to reconcile net income (loss) to net cash
              provided by (used in) operating activities:
                Depreciation and amortization . . . . . . . . . . .      502,000        237,000
                Deferred income taxes . . . . . . . . . . . . . . .     (340,000)
                Advances to officer granted as compensation . . . .                      47,000
                Warrants issued in connection with financings . . .                       5,000
                Changes in operating assets and liabilities:
                  (Decrease) increase in accounts payable . . . . .     (633,000)       879,000

                  (Decrease) increase in accrued liabilities. . . .      (57,000)       868,000
                  (Increase) in inventory . . . . . . . . . . . . .                    (130,000)
                  (Increase) in prepaid expenses and other current
                    assets. . . . . . . . . . . . . . . . . . . . .     (163,000)        (5,000)
                  Increase in deferred sponsorship income . . . . .       19,000         42,000
                                                                      ----------    -----------
                    Net cash provided by (used in) operating
                      activities. . . . . . . . . . . . . . . . . .      374,000       (282,000)
                                                                      ----------    -----------
         Cash flows from investing activities:
            Purchase of fixed assets. . . . . . . . . . . . . . . .     (283,000)    (3,571,000)
            (Increase) in security deposits . . . . . . . . . . . .     (229,000)       (20,000)
            (Increase) in deferred project and leasing costs. . . .     (230,000)
                                                                      ----------    -----------
                    Net cash (used in) investing activities.  . . .     (742,000)    (3,591,000)
                                                                      ----------    -----------
         Cash flows from financing activities:
            Proceeds from sale of preferred stock . . . . . . . . .    2,895,000
            Deferred private placement costs. . . . . . . . . . . .                     (62,000)
            Repayment of bank loan. . . . . . . . . . . . . . . . .                     (20,000)
            Advances from officer . . . . . . . . . . . . . . . . .                      76,000
            Repayments to officer . . . . . . . . . . . . . . . . .                     (76,000)
            Proceeds from notes payable . . . . . . . . . . . . . .                   1,255,000
            Repayment of notes payable. . . . . . . . . . . . . . .     (473,000)      (167,000)
                                                                      ----------    -----------
                    Net cash provided by financing activities . . .    2,422,000      1,006,000
                                                                      ----------    -----------

         NET INCREASE (DECREASE) IN CASH. . . . . . . . . . . . . .    2,054,000     (2,867,000)

         Cash at beginning of period. . . . . . . . . . . . . . . .      144,000      3,011,000
                                                                      ----------    -----------

         CASH AT END OF PERIOD. . . . . . . . . . . . . . . . . . .   $2,198,000    $   144,000
                                                                      ----------    -----------
                                                                      ----------    -----------

         Supplemental disclosures of cash flow information:
            Cash paid for interest during the period. . . . . . . .   $  101,000    $    92,000
            Equipment acquired under a capital lease agreement. . .                      23,000
            Cash paid for taxes during the period . . . . . . . . .       65,000

                The accompanying notes to financial statements
                         are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE A) - The Company:

             Skyline Multimedia Entertainment, Inc. ("SME") is a holding company engaged in the development and operation of state-of-the-art entertainment attractions, and together with its subsidiaries, New York Skyline, Inc. ("NYSI") and Skyline Virtual Reality, Inc. ("SVR") are referred to as the "Company". Its first site, which is located in the Empire State Building in New York City, is owned and operated by NYSI which commenced operations of its "New York Skyride" facility on December 22, 1994. The second site, which is located in Times Square in New York City, is owned and is to be operated by SVR. It is expected that operations of its interactive virtual reality entertainment center will commence by December 1996.

             The Company's business is somewhat seasonal in nature, based in part, on higher volumes of tourists during the spring and summer months and holiday seasons.


        (NOTE B) - Summary of Significant Accounting Policies:

             [1]  Net income/loss per share:

                  Net income/loss per share is based on the weighted average number of shares outstanding during the period, excluding shares held in escrow. The weighted average number of common shares was calculated by including the convertible participating preferred stock as common stock equivalents, warrants and options outstanding are not considered as their effect would be anti-dilutive (Note I[1]).

             [2]  Inventory:

                  Inventory consists of clothing, souvenirs and food sold in the Company's gift shop and is valued at the lower of cost (first-in, first-out) or market.

             [3]  Property, equipment and leasehold improvements:

                  Property and equipment, including assets under capital leases are recorded at cost and are depreciated on the straight-line method over the estimated useful lives of the assets from three to twelve years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.


             [4]  Rent expense:

                  The Company, for financial accounting purposes, spreads scheduled rent increases and rent holidays over the term of the lease using the straight-line method.


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE B) - Summary of Significant Accounting Policies:  (continued)

             [5]  Management estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

             [6]  Recently issued accounting standards:

                  The Company has not elected to adopt, early, the provisions of two recently issued accounting standards regarding impairments of long-lived assets ("FAS 121") and stock based compensation
        ("FAS 123"). FAS 121 requires entities to review long-lived assets and certain identifiable intangibles to be held and used, for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. FAS 123 permits accounting for stock-based compensation pursuant to a fair value based method. If the method is not adopted, FAS 123 requires disclosure of pro forma net income and pro forma earnings per share on a fair value basis. The Company has not determined the potential impact, if any, of the adoption of these standards on its financial position or results of operations.


        (NOTE C) - Concentration of Credit Risk:

             The Company maintains all of its cash with highly capitalized credit-worthy financial institutions. Such balances often exceed the FDIC limit and are not insured.



        (NOTE D) - Property, Equipment and Leasehold Improvements:

             [1] Property, equipment and leasehold improvements is summarized as follows:

                  Office equipment and fixtures. . . . .  $  579,000
                  Simulation equipment . . . . . . . . .   2,158,000
                  Simulation film. . . . . . . . . . . .   1,050,000
                  Leasehold improvements . . . . . . . .   2,549,000
                                                          ----------
                                                           6,336,000

                  Less accumulated depreciation and
                     amortization. . . . . . . . . . . .    (739,000)
                                                         -----------
                            B a l a n c e. . . . . . . .  $5,597,000
                                                         ===========

        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE D) - Property, Equipment and Leasehold Improvements:
              (continued)

             [2] The Company has incurred project and leasing costs associated with the development of its Times Square site. As of June 30, 1996, project and leasing costs of approximately $230,000 were incurred, which include construction, architectural, commissions and other professional fees necessary to begin development. It is expected that additional costs aggregating approximately $5,000,000 will be incurred to complete the project.

                  The Company expects to commence operations of the Times Square site by December 1996. Upon commencement of operations, such costs will be categorized and assigned estimated useful lives which will be used in calculating the appropriate amortization and depreciation expense.


        (NOTE E) - Notes Payable:

             At June 30, 1996, the Company has a note outstanding, payable to an equipment finance company, payable in equal monthly installments through October 1998, bearing interest at 12 1/2% per annum:

                  Aggregate payments. . . . . . . . . .  $718,000

                  Less interest . . . . . . . . . . . .   103,000
                                                         --------
                  Present value of net minimum
                     obligation . . . . . . . . . . . .   615,000

                  Less current portion. . . . . . . . .   250,000
                                                         --------
                  Long-term portion at June 30,
                     1996 . . . . . . . . . . . . . . .  $365,000
                                                         ========
             The note is collateralized by interests in the Company's simulator and projection equipment and $500,000 is personally guaranteed by the Company's president.




        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE F) - Income Taxes:

             [1]  Income tax expense (benefit) is comprised of the following:

                                                      Year Ended
                                                       June 30,
                                                 --------------------
                                                    1996       1995
                                                    ----       ----

                  Current:
                     Federal. . . . . . . . . .  $  - 0 -    $ - 0 -
                     State and local. . . . . .     35,000    49,000

                  Deferred:
                     Federal. . . . . . . . . .   (211,000)    - 0 -
                     State and local. . . . . .   (129,000)    - 0 -
                                                 ---------   -------
                            Income tax expense

                              (benefit) . . . .  $(305,000)  $49,000
                                                 =========   =======

             [2] A reconciliation between the Company's effective income tax rate and the U.S. Federal income tax rate is as follows:

                                                    Year Ended
                                                     June 30,
                                                  --------------
                                                  1996     1995
                                                  ----     ----

                  Statutory rate. . . . . . . .   34.0 %  (34.0)%

                  State and local income
                     (capital) tax, net of
                     federal tax benefit. . . .   (8.4)     2.3

                  Nondeductible expenses. . . .    2.8

                  (Reduction of) provision for
                     valuation allowance for
                     federal deferred tax
                     assets . . . . . . . . . .  (69.6)    34.0
                                                 ------    -----
                  Effective income tax rate
                     (benefit). . . . . . . . .  (41.2)%    2.3 %
                                                 =======   ======


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE F) - Income Taxes:  (continued)

             [3] The principal components of deferred tax assets, liabilities and the valuation allowance are as follows:

                                                            June 30,
                                                   ------------------------
                                                      1996          1995
                                                      ----          ----

                  Deferred tax assets:

                     Capitalization of start-up
                       costs. . . . . . . . . . .  $  610,000   $   893,000
                     Net operating loss
                       carryforwards. . . . . . .     730,000       550,000
                                                   ----------    ----------
                                                    1,340,000     1,443,000
                    Valuation allowance . . . . .    (670,000)   (1,443,000)
                                                   ----------    ----------
                                                      670,000       - 0 -

                  Deferred tax liabilities:
                     Depreciation differences . .     330,000       - 0 -
                                                   ----------   -----------
                  Net deferred tax asset. . . . .  $  340,000   $   - 0 -
                                                   ==========   ===========

        (NOTE G) - Commitments and Contingencies:

             [1] The Company leases office premises and space for its entertainment attractions from the Empire State Building Company pursuant to operating leases expiring at various dates through 2016. Certain of the leases contain renewal options. The leases provide for free rent or rent credits for various periods; rental expense is recognized on a straight-line basis over the life of the leases.

             [2] During the year ended June 30, 1996 the Company entered into a ten-year renewable lease with One Times Square Center Partners, L.P. for space to house its interactive virtual reality entertainment center. The lease terms provide for five months of rent credits during the construction period and three months of rent credits during the first year. The Company expects to start recording rent expense in December 1996, the expected start of operations. The lease terms also provide for two five-year renewal options. In addition, the lease contains a cancellation clause in the event that the landlord commences construction of office buildings on the site during the lease term. Should the landlord exercise the cancellation clause, the Company would be required to vacate the space within six months after written notice, but would be entitled to reimbursement of a portion of its out-of-pocket construction costs, not to exceed $125 per square foot. Rental expense will be recognized by the Company on a straight-line basis over the initial ten-year term of the lease.


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS



        (NOTE G) - Commitments and Contingencies:  (continued)

             [3] Minimum annual rental payments required for all leases are as follows:

                       Year Ending
                        June 30,
                       -----------
                          1997 . . . . . . . . . .  $   948,000
                          1998 . . . . . . . . . .    1,352,000
                          1999 . . . . . . . . . .    1,474,000
                          2000 . . . . . . . . . .    1,422,000
                          2001 . . . . . . . . . .    1,519,000
                          Thereafter . . . . . . .   23,373,000
                                                    -----------
                                    T o t a l. . .  $30,088,000
                                                    ===========

                  The terms of the leases include escalation clauses for increases in real estate taxes and certain cost of living adjustments.

                  Security deposits pursuant to all the leases total $789,000 of which $313,000 was paid at June 30, 1996. Rent expense for the years ended June 30, 1996 and June 30, 1995 was approximately $805,000 and $563,000, respectively [see Note B[4]].

             [4] The Company has a licensing agreement with the Empire State Building Observatory (the "Observatory") expiring on June 30, 2016, to have tickets to its entertainment attraction and facility sold by the licensor's employees at the counter where licensor's tickets to the observatory are sold. Under the terms of the licensing agreement the following future payments are required:

                       Year Ending
                        June 30,
                       -----------
                          1997. . . . . . . . . . .  $  150,000
                          1998. . . . . . . . . . .     156,250
                          1999. . . . . . . . . . .     175,000
                          2000. . . . . . . . . . .     175,000
                          2001. . . . . . . . . . .     175,000
                          Thereafter. . . . . . . .   3,115,000
                                                     ----------
                                    T o t a l . . .  $3,946,250
                                                     ==========


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE G) - Commitments and Contingencies:  (continued)

             [5] The Company at June 30, 1996 is in dispute with a subcontractor regarding amounts billed for work performed on the Empire State Building attraction. The Company believes that it has recorded an adequate liability in connection therewith and does not believe that the resolution of the dispute will have a material impact on the Company's financial position. Such contingency represents leasehold improvements which, when amortized over the remaining term of the Company's lease, will not have a material effect on the Company's results from operations.

             [6] The Company, has an agreement with an investment banker which provides for a finder's fee, as defined, in connection with any business transaction entered into by the Company with a party introduced by the investment banker. The agreement expires in February 1999.


        (NOTE H) - Employment and Other Agreements:

             [1] As at June 30, 1996 the Company renegotiated a one-year employment agreement with its president beginning July 1, 1996. The agreement provides for an annual salary of $250,000. Pursuant to such agreement the president is entitled to an annual bonus of 10% of earnings before interest, taxes, depreciation and amortization.

                  During July 1996, the Company advanced approximately $301,000 to its president, pursuant to a demand note at an interest rate of 8% which was repaid in September 1996.

             [2] As at June 30, 1996 the Company has contracts with two other executives providing for salaries aggregating approximately $190,000, subject to annual increases after twelve months. Additionally, pursuant to one of the agreements, the executive vice president is entitled to certain incentives in the event that future locations are established or joint ventures are entered into as a result of his efforts.

             [3] During the fiscal year ended June 30, 1995 the Company entered into two sponsorship agreements, one with a major international electronics manufacturer appointing it the presenting sponsor of its New York skyride and one with a major soft drink manufacturer. During the year ended June 30, 1996 the Company entered into a sponsorship agreement with a distributor of photographic and magnetic imaging. The terms of the agreements range from three to five years, and provide for annual fees, capital improvements and cross promotions for the Company. Sponsorship revenue under these




        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE H) - Employment and Other Agreements:  (continued)

             [3]  (continued)

        agreements aggregate approximately $1,300,000 over the terms. The Company received from sponsors capital improvements and monetary fees aggregating approximately $339,000 in the year ended June 30, 1996 and $243,000 in the year ended June 30, 1995, of which $61,000 was deferred as of June 30, 1996.


        (NOTE I) - Stockholders' Equity:

             [1] In connection with the Company's public offering of securities in 1994, the underwriter required that an aggregate of 670,000 shares of the Company's Class A common stock be placed into escrow. Some or all of such escrow shares may be released commencing with the year ending June 30, 1996 up to the year ended June 30, 1998 if the Company meets certain minimum earnings thresholds, as defined, or if certain minimum per share market prices of its common stock are attained. For the year ended June 30, 1996 none of such escrow shares were released. As shares are released from escrow they will be accounted for as reissued for services rendered and the fair value of such shares will be charged to operations as compensation expense.
        The Company, however, would not be allowed a deduction for such charges for income tax purposes.

             [2] On July 7, 1995, the Company consummated a stock purchase agreement with the Prospect Street NYC Discovery Fund, L.P. (the "Fund"), pursuant to which the Company sold 1,090,909 shares of Series A convertible participating preferred stock, par value $.001 per share, for $3,000,000. Net proceeds from such investment, aggregated approximately $2,833,000. The preferred stock issued is convertible into common stock of the Company at any time on a share-for-share basis. The preferred shares are subject to both demand and piggyback registration rights. The preferred stock has a liquidation preference equal to $2.75 per share, but does not pay any dividends unless declared by the Board of Directors. The preferred stockholders are entitled to an aggregate of up to 24.9% of the outstanding voting power of the Company which, can increase to 50.1% of the voting power, if in their sole discretion, it becomes reasonably necessary for the protection of their investment.



        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE I) - Stockholders' Equity:  (continued)

             [3] The Company has outstanding warrants for the purchase of its common stock as follows:

         Warrants Issued in           Number of   Exercise
          Connection With     Class    Shares      Price    Expiration Date
         -------------------  -----   ---------   --------  ---------------

        Equipment financing.    A      14,931     (a)(b)   February 14, 1999
        Bridge loan. . . . .    A     504,336     (a)(b)   February 14, 1999
        Public offering. . .    A   1,653,470     (a)(b)   February 14, 1999
        Public offering. . .    B   1,653,470     (b)      February 14, 1999
        Officer. . . . . . .    B     331,800     (b)      February 14, 1999

        (a) A Class A warrant is exchangeable for one share of common stock and one Class B warrant, at an exercise price of $6.01.

        (b) A Class B warrant is exchangeable for one share of common stock at an exercise price of $7.91.

                  The above warrants may be redeemed by the Company at a price of $.05 per warrant assuming certain minimum per share market prices of its common stock, as defined, are met.

             [4] The Company has a stock option plan ("Plan A") which, as amended, provides for the issuance of incentive stock options or nonqualified options to key employees and officers to be determined by the Compensation Committee of the Board of Directors. The aggregate number of shares which may be issued under Plan A is 2,500,000. Incentive stock options under Plan A may not be granted at less than the fair market value of the underlying shares at date of grant (110% of fair market value for a 10% or greater stockholder). Incentive stock options granted under Plan A will be exercisable for a period not to exceed ten years.

                  A summary of stock option activity related to Plan A is as follows:
                                                                    Option
                                               Number of            Price
                                                 Shares           Per Share
                                               ---------          ---------
                  Outstanding - July 1, 1994.     45,000            $5.00
                  Options cancelled . . . . .    (45,000)           $5.00
                  Granted . . . . . . . . . .  1,537,500 (a)    $3.50 - $4.50
                                               ---------
                  Outstanding - June 30,
                     1995 . . . . . . . . . .  1,537,500        $3.50 - $4.50

                  Granted . . . . . . . . . .     15,000        $3.50 - $4.00
                                               ---------
                  Outstanding - June 30, 1996  1,552,500        $3.50 - $4.50
                                               =========
        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE I) - Stockholders' Equity:  (continued)

             [4]  (continued)

                  At June 30, 1996, 293,750 of the Plan A options were exercisable.

                  (a) Includes an option to purchase 1,250,000 shares of common stock issued to the Company's president (see Note I[7]).

             [5] The Company has a stock option plan for nonemployee directors ("Plan B"). The aggregate number of shares which may be issued under Plan B, as amended, is 500,000.

                  A summary of stock option activity related to Plan B is as follows:
                                                               Option
                                               Number of        Price
                                                Shares        Per Share

                                               ---------      ---------

                  Outstanding - July 1, 1994.    30,000         $5.00
                  Granted . . . . . . . . . .   160,000     $3.50 - $4.00
                                                -------
                  Outstanding - June 30, 1995   190,000     $3.50 - $5.00
                  Cancelled . . . . . . . . .   (10,000)        $5.00
                  Granted . . . . . . . . . .    25,000         $3.75
                                                -------
                  Outstanding - June 30, 1996   205,000     $3.50 - $5.00
                                                =======

                  At June 30, 1996 all the Plan B options were exercisable.

             [6] In connection with its initial public offering, the Company granted the underwriter an option, as adjusted, to purchase up to 143,082 units at $6.36 per unit exercisable over a three-year period commencing February 1997.

             [7] As a result of the investment by Prospect Street NYC Discovery Fund during July 1995, the president of the Company personally guaranteed the representations and obligations of the Company under the preferred stock purchase agreement for a one-year period (which expired in July 1996), became subject to limitations on the transfer or disposition of Company stock held by him and had the earnings targets required to release the 670,000 shares of Class A common stock held in escrow adjusted for the additional shares issued. Accordingly, in order to ensure that the investment would be consummated and as an inducement for the president to enter into the guarantee agreement, the Board of Directors approved the issuance on June 29, 1995 of options to purchase 1,250,000 shares of common stock exercisable at $3.75 per share which expire on June 28, 2005. These options are exercisable only in the event that the targets for the release of the escrow shares are not achieved, and are subject to

        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE I) - Stockholders' Equity:  (continued)

             [7]  (continued)

        certain adjusted earnings and equity targets, as defined. If the options become noncontingent, the fair value of the underlying shares on that date less the option price will be charged to operations as compensation expense.

             [8] At June 30, 1996 the Company has reserved shares of common stock for issuance upon exercise of warrants, options and conversion of preferred stock as follows:

                  Class "A" warrants. . . . . . . . . .  4,345,474
                  Class "B" warrants. . . . . . . . . .  1,985,270
                  Plan "A" options. . . . . . . . . . .  1,552,500
                  Plan "B" options. . . . . . . . . . .    205,000
                  Underwriter options . . . . . . . . .    572,328
                  Preferred stock . . . . . . . . . . .  1,090,909
                                                         ---------
                                                         9,751,481
                                                         =========

        (NOTE J) - Related Party Transactions:

             [1] During fiscal year 1995 the Company entered into a two-year employment contract with an individual related to the president of the Company to manage the souvenir/concession area of the attraction. The agreement provides for annual compensation of $55,000 and a 20% bonus (not to exceed $50,000) of after-tax profits of the souvenir/ concession area in excess of $150,000. For the year ended June 30, 1995, no bonus was payable under the terms of the agreement. Subsequent to June 30, 1996 such individual received a bonus for that year of $15,000 which included amounts due pursuant to the above agreement.

             [2] The Company has an agreement with a marketing consulting firm, whose principal is the Chairman of the Board of Directors of the Company, to act as the Company's sales agent in soliciting and negotiating sponsorships and commercial endorsements. Sponsorship commissions and consulting fees paid to said firm for the years ended June 30, 1996 and June 30, 1995 aggregated $55,000 and $80,000, respectively.

             [3] The Company incurred legal fees to a law firm, one of whose employees is a director of the Company. Such fees related primarily to general corporate services. Legal fees for the year ended June 30, 1996 and June 30, 1995 aggregated $36,000 and $73,000, respectively.




        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE J) - Related Party Transactions:  (continued)

             [4] During the year ended June 30, 1995, the Company paid legal fees to a law firm, one of whose principals was a director of the Company until February 1995. Such fees related primarily to general corporate services, which totalled $40,000.


        (NOTE K) - Subsequent Events:

             On September 5, 1996, the Company entered into a 15 year lease for space to house its interactive virtual reality entertainment center in the Chicago area. Total rental payments pursuant to the lease aggregate approximately $13,200,000. Additional rent may be charged as a percentage of the gross sales (as defined). As a condition to the execution of the lease, the Company provided a $200,000 irrevocable letter of credit as security.

                                                                    EXHIBIT C

                    SKYLINE MULTIMEDIA ENTERTAINMENT, INC.

                            -----------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD NOVEMBER 26, 1996

                            -----------------------

         The Annual Meeting of Shareholders of Skyline Multimedia Entertainment, Inc. (the "Company"), a New York corporation, will be held at The Empire State Building, 350 Fifth Avenue, 2nd Floor, New York, New York, on November 26, 1996, at 9:00 a.m., for the following purposes:

         1. To elect six directors of the Company to serve for a term of one year and until their respective successors shall be elected and shall qualify;

         2. To ratify the appointment of Richard A. Eisner & Company, LLP as auditors of the Company for the year ending June 30, 1997; and

         3. To consider and act upon such other matters as may properly come before the meeting.

         Only shareholders of record at the close of business on October 25, 1996 are entitled to notice of and to vote at the meeting, including any adjournments thereof.

                       By Order of the Board of Directors

                       /s/ Zalman Silber
                       -------------------------------
                       Zalman Silber
                       President and Chief Executive Officer


New York, New York
October 28, 1996


IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies and will ensure that your shares are voted. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

                    SKYLINE MULTIMEDIA ENTERTAINMENT, INC.


                -----------------------------------------------

                                PROXY STATEMENT

                      For Annual Meeting of Shareholders
                               November 26, 1996

              ---------------------------------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SKYLINE MULTIMEDIA ENTERTAINMENT, INC. (the "Company"), a New York corporation, for use at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at The Empire State Building, 350 Fifth Avenue, 2nd Floor, New York, New York, on November 26, 1996, at 9:00 A.M., and at any adjournments thereof.

         Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes. An abstention will have the same effect as a negative vote except with respect to the election of directors, in which case an abstention will have no effect since directors are elected by a plurality vote. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to shareholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         The principal executive offices of the Company are located at The Empire State Building, 350 Fifth Avenue, New York, New York 10118. The approximate date on which this Proxy Statement and the enclosed form of proxy will first be sent or given to shareholders is October 28, 1996.

         Shareholders of record of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on October 25, 1996 (the "Record Date") shall be entitled to one vote for each share then held. On October 25, 1996, there were outstanding 2,455,000 shares of Common Stock. Additionally, holders of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") shall be entitled to one vote for each share of Preferred Stock then held voting together as a single class with the holders of the shares of Common Stock. As of October 25, 1996, members of management of the Company beneficially hold an aggregate of 2,050,909 shares of Common Stock or 57.8% of the total outstanding shares of Common Stock and Preferred Stock entitled to vote at the Meeting, but will be able to vote approximately 81.8% of the total voting power of the outstanding Common Stock due to the shares of Class A Common Stock held by the Company's President, which shares are entitled to five votes per share.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth certain information as of October 25, 1996 with respect to the number of shares of Common Stock beneficially owned by
(i) those persons known to the Company to be the owners of more than five percent of the Common Stock, (ii) each director of the Company (one of whom is the Chief Executive Officer of the Company) and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the listed persons has sole voting and investment power with respect to the shares beneficially owned by such shareholder.


                                            Amount and                                   Percent of
                                              Nature                Percent of           Preferred           Percent of
                                          of Beneficial            Common Stock            Stock            Actual Voting
Name and Address(1)                        Ownership(2)          Outstanding (3)        Outstanding            Power
-------------------                        ------------          ---------------        -----------            -----
Zalman Silber(4)                            1,390,000                 35.0%                  --                 65.0%

Jay Coleman(5)                                225,000                  6.0%                  --                  3.0%

David Shamilzadeh(6)                           10,000                   *                    --                   *

Neil S. Belloff(6)                             10,000                   *                    --                   *

John F. Barry, III(6)(7)                    1,100,909                 31.0%                 100%                24.9%

Ronald D. Celmer(6)(7)                      1,100,909                 31.0%                 100%                24.9%

Prospect Street NYC                         1,090,909                 30.8%                 100%                24.9%
 Discovery Fund, L.P.(7)

All directors and executive                 2,890,909                 68.2%                  --                 81.8%
officers as a group (8
persons)(5)(8)

-------------------------

*     Less than 1%

(1) Unless otherwise noted, the address of each of these persons is c/o the Company, 350 Fifth Avenue, New York, New York 10118.

(2) Unless otherwise noted, all persons named in the table have sole voting and dispositive power with respect to all Common Stock beneficially owned by them.

(3)   Based on 2,455,000 shares of Common Stock and 1,090,909 shares of

      Preferred Stock issued and outstanding as of October 25, 1996 and includes shares subject to currently exercisable options and warrants for each person or group named.

(4) The shares of Common Stock held by Mr. Silber have been designated Class A Common Stock and are identical in every respect to the Common Stock except that such shares are entitled to five votes per share so long as Mr. Silber retains ownership thereof. Accordingly, excluding unexercised options and warrants, Mr. Silber controls approximately 65.0% of the voting power of all outstanding shares of Common Stock and Preferred Stock voting as a single class (approximately 66.9% if all of Mr. Silber's currently exercisable options and warrants are exercised). Such shares of Class A Common Stock are convertible into shares of Common Stock at any time at the option of Mr. Silber and will automatically convert into shares of

      Common Stock upon the transfer or sale of such Class A Common Stock (other than pursuant to a transfer or sale in which Mr. Silber retains the voting rights to such shares) or upon the death of Mr. Silber. Also includes 280,000 shares of Common Stock issuable upon the exercise of Class B Warrants held by Mr. Silber which are immediately exercisable. However, sales of Mr. Silber's Common Stock, including those issuable upon exercise of his Class B Warrants are limited to 25,000 shares annually and 100,000 shares in the aggregate pursuant to a stockholders' agreement entered into in connection with the sale of the Preferred Stock. Includes 670,000 shares (the "Escrowed Shares") held in escrow which are subject to forfeiture in the event certain earnings or stock price targets are not achieved by the fiscal year ended June 30, 1998. Includes options to purchase 150,000 shares of Common Stock which are currently exercisable. Excludes 1,250,000 shares subject to options, which become exercisable only in the event the Escrowed Shares are not released and certain performance or stock price targets are achieved. See "Escrowed Shares".

(5) Includes options to purchase 175,000 shares of Common Stock which are currently exercisable, 30,000 shares of Common Stock underlying Class A Warrants which were purchased as part of the Bridge Loan financing in December 1993 and 20,000 shares of Common Stock underlying Class B Warrants.

(6) Includes options to purchase 10,000 shares of Common Stock which are currently exercisable.

(7) Includes 1,090,909 shares of Preferred Stock held by Prospect Street NYC Discovery Fund, L.P. ("Prospect Street"), of which Messrs. Barry and Celmer are officers and directors of the general partner, which are convertible into shares of Common Stock on a share for share basis and votes together with the Common Stock as a single class on all matters to be voted on by the holders of the Common Stock. Pursuant to the terms of the Preferred Stock, Prospect Street will be able to vote up to 24.9% of the total shares eligible to vote at a shareholders meeting. Additionally, under certain limited circumstances, Prospect Street may have the right to obtain up to 50.1% of the total voting power of the Company. Messrs. Barry and Celmer disclaim beneficial ownership of the shares of Preferred Stock held by Prospect Street. See "Certain Relationships and Related Transactions." The address of Prospect Street is 250 Park Avenue, New York, New York 10177.

(8) Also includes options to purchase an aggregate of 145,000 shares of Common Stock held by other executive officers which are currently exercisable.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS


         Six directors will be elected at the Meeting to serve for a term of one year and until their respective successors shall have been elected and shall qualify. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote thereon is necessary for the election of directors. Proxies received with respect to this solicitation will be voted FOR the election of the persons named below, unless otherwise specified in the proxy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve; however, should such a situation arise, proxies may be voted for the election of such other person(s) as director(s) as the holders of the proxies may, in their discretion, determine. There is no arrangement or understanding between any director and any other person pursuant to which such person was elected as a director.


                                               Present Principal Occupation and
Name, Business                                 Principal Occupation During Last                            Director
Address and Age                                Five Years; Other Activities                                 Since
---------------                                ----------------------------                                --------
Zalman Silber                         Zalman Silber, President, Chief Executive Officer,                     1992
Age 29                                Director and founder of the Company, has for more
                                      than the past five years, been an
                                      entrepreneur and residential and
                                      commercial real estate investor. Through
                                      Galaxy International, Inc., a company
                                      founded by Mr. Silber, he established
                                      himself as a top sales agent for the New
                                      York Life Insurance Company and an estate
                                      planning specialist and financial
                                      consultant.

Jay Coleman                           Jay Coleman has been a non-employee director of the                    1993
Age 45                                Company since November 1993 and Chairman of the
                                      Board since December 1993. Mr. Coleman has
                                      significant expertise in advertising,
                                      marketing and promotion, and has, for more
                                      than the past five years, been involved as
                                      the founder and Chief Executive Officer of
                                      Entertainment Marketing & Communications
                                      International, Ltd. ("EMCI"), a company
                                      linking worldwide corporate sponsorship,
                                      consumer marketing and promotion with the
                                      broad spectrum of contemporary
                                      entertainment and entertainment

                                      celebrities.

David Shamilzadeh                     David Shamilzadeh has been a non-employee director of                  1995
Age 50                                the Company since May, 1995.  He has served as Senior
                                      Vice President of Finance of Allou Health and Beauty
                                      Care, Ltd. since April 1991, and the Chief Financial
                                      Officer since April 1990.  Prior to being the Chief
                                      Financial Officer, Mr. Shamilzadeh served as Controller
                                      from November 1988 to April 1990.  From 1976 to 1988,
                                      Mr. Shamilzadeh was employed as Chief Executive
                                      Officer and Chief Financial Officer of DAAL Knitwear,
                                      a manufacturer of knitwear products.  Mr. Shamilzadeh
                                      also served as credit manager of Kayser Roth Corp.,
                                      prior to DAAL Knitwear.


                                               Present Principal Occupation and
Name, Business                                 Principal Occupation During Last                            Director
Address and Age                                Five Years; Other Activities                                 Since
---------------                                ----------------------------                                --------

Neil S. Belloff                       Neil S. Belloff has been a non-employee director of the                1995
Age 37                                Company since June 1995.  He is an attorney with the
                                      law firm of Rosenman & Colin LLP, the Company's
                                      general counsel.  Mr. Belloff has been engaged in the
                                      practice of law for over 10 years, including as an
                                      Attorney-Advisor with the Division of Corporation
                                      Finance of the U.S. Securities & Exchange Commission
                                      from 1988 through 1991.

John F. Barry, III                    John F. Barry has been a non-employee director of the                  1995
Age 44                                Company since July 1995.  Mr. Barry is a Partner of
                                      Prospect Street Investment Management, an institutional
                                      private equity firm managing $600 million and which is
                                      the general partner of Prospect Street.  Mr. Barry serves
                                      on various boards, including BondNet Trading Systems,
                                      New Media and Transitions Research Corporation.  Mr.
                                      Barry was previously a securities attorney with Davis
                                      Polk and Wardwell and a corporate finance specialist
                                      with Merrill Lynch.

Ronald D. Celmer                      Ronald D. Celmer has been a non-employee director of                   1995
Age 35                                the Company since July 1995.  Mr. Celmer is a Partner
                                      of Prospect Street Investment Management, an
                                      institutional private equity firm managing $600 million
                                      and which is the general partner of Prospect Street.  Mr.

                                      Celmer serves on various boards, including New Media,
                                      Holgrath Medical Technologies, and Geoclean
                                      Environmental Services.  Mr. Celmer was previously a
                                      partner for six years with Ardshiel, Inc., a private equity investment manager.

         During the fiscal year ended June 30, 1996, the Company's Board of Directors held six meetings, which were attended by 100% of the then current directors in person or by telephone. During the fiscal year ended June 30, 1996, the Company's Compensation Committee held two meetings, which were attended by 100% of the then current members of such committee in person or by telephone.

         All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive compensation for serving on the Board of Directors as described below. The Company is required to use its best efforts to elect a designee of D.H. Blair Investment Banking Corp. ("Blair") to the Board of Directors for a period of five years from the date of the Company's initial public offering. However, no such designee has as yet been nominated. The Company has established audit and compensation committees, a majority of whose members are non-employee directors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board (and in the case of certain executive officers pursuant to employment agreements as described below).

         There is no family relationship among any of the directors or executive officers of the Company.

           THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                IN FAVOR OF THE RE-ELECTION OF THE SIX NOMINEES
                      TO THE COMPANY'S BOARD OF DIRECTORS


Executive Officers

         The executive officers of the Company are listed below. There is no arrangement or understanding between any executive officer and any other person regarding selection as an officer.


          NAME    AGE                                      POSITION

Zalman Silber      29      President, Chief Executive Officer and Director
                           since 1992

Steven Schwartz    29      Executive Vice President-Finance, Chief Financial
                           Officer, Secretary and Treasurer since 1994

Mark Messersmith   36      Executive Vice President-Operations and Future
                           Development since May 1995.


         Zalman Silber, See "Proposal 1 - Election of Directors".

         Steven Schwartz has been the Executive Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of the Company since August 1994. Prior to joining the Company, Mr. Schwartz was employed by Richard A. Eisner & Company LLP, a large regional accounting firm located in New York City, most recently as an Audit Supervisor, from January 1990 to July 1994. From July 1988 through December 1989, Mr. Schwartz was employed as a certified public accountant with Ernst & Young, a major international accounting firm.

         Mark Messersmith has been the Executive Vice President - Operations and Future Development since May 1995. Prior to joining the Company, from February 1995 to May 1995, Mr. Messersmith was an independent consultant to the entertainment industry. Prior thereto, Mr. Messersmith was associated with Intamin Ltd., most recently as a Vice President, a leading supplier of showcase ride systems and simulators for theme and amusement parks, from October 1992 to February 1995. From October 1989 to October 1992 he was associated with Ride and Show Engineering, most recently as a Vice President, a firm specializing in the conception and development of high quality entertainment attractions. Mr. Messersmith has more than 15 years experience in sales, marketing, project management and business development. He has orchestrated the installation and completion of all major ride systems for the MGM Grand Adventures Theme Park in Las Vegas, NV, and has worked with Universal Studios, Six Flags Theme Parks and numerous premier entertainment venues around the world.

Executive Compensation

         The following table summarizes all compensation paid by the Company with respect to each of the fiscal years presented for services in all capacities of the Company's Chief Executive Officer, the Company's Chief Financial Officer and the Company's Executive Vice President-Operations (the "Named Executive Officers"). No other executive officer of the Company earned in excess of $100,000 in any of such fiscal periods.

                          Summary Compensation Table
                          --------------------------

                                                Annual Compensation                      Long Term Compensation
                                      -------------------------------------     ---------------------------------------
                                                                  Other           Awards
                                                                  Annual        Restricted                                All Other
      Name and                        Salary        Bonus         Compen-          Stock       Options/    LTIP Payouts    Compen-
 Principal Position       Year         ($)           ($)         sation ($)      Awards ($)    SARs (#)       ($)         sation ($)
-------------------       ----        ------        -----        ----------     -----------    --------    ------------   ----------
Zalman Silber             1996      $147,825      $125,000           --           --             --            --             --
President, Chief          1995       134,000        50,000           --           --          150,000          --            (1)
Executive Officer         1994        93,750          --             --           --             --            --             --
and Director

Steven Schwartz           1996      $ 76,250       $15,000           --           --             --            --             --
Executive Vice            1995        70,000        55,000           --           --           60,000          --             --
President-Finance,
Chief Financial
Officer, Secretary
& Treasurer

Mark Messersmith          1996      $ 76,250       $45,000           --           --             --            --             --
Executive Vice
President-
Operations

--------------------------
(1) The Company granted options to purchase 1,250,000 shares of Common Stock which become exercisable only in the event the Escrowed Shares are not released and certain performance or stock price targets are achieved. See "Escrowed Shares".

         No options were granted to any Named Executive Officer during the fiscal year ended June 30, 1996. An aggregate of 1,700,000 stock options were granted to all executive officers and directors as a group during fiscal 1995. Such options are exercisable at prices per share ranging from $3.50 to $4.00, which reflects the fair market value on the date of grant. None of such options were exercised during fiscal 1995 or fiscal 1996.


                  Aggregated Option Exercises in Last Fiscal
                  Year and Fiscal Year End Option Value Table
                  -------------------------------------------


                                                                  Number of
                                                                  Securities                 Value of
                                                                  Underlying                 Unexercised
                                                                  Unexercised                in-the-Money
                                                                  Options                    Options
                                Shares                            at Fiscal                  at Fiscal
                               Acquired                           Year-End(#)                Year-End($)
                                 on               Value           -------------              -------------
                               Exercise          Realized         Exercisable/               Exercisable/
Name                             (#)                ($)           Unexercisable              Unexercisable
----                           --------          --------         -------------              -------------
Zalman Silber                      --              --             150,000/1,250,000             (1)

Steven Schwartz                    --              --             60,000/-0-                    (1)

Mark Messersmith                   --              --             50,000/-0-                    (1)

------------------------
(1)  These options were not in-the-money at June 30, 1996.

Compensation of Directors

         Directors who are not salaried employees of the Company receive an annual fee of $5,000 for acting as members of the Board of Directors and any of its committees, and are also entitled to reimbursement for reasonable expenses incurred in attending any such meetings. Each of the Company's non-employee directors, Messrs. Coleman, Shamilzadeh, Belloff, Barry and Celmer, received stock options to purchase 5,000 shares of Common Stock exercisable at prices per share ranging from $3.50 to $5.00, which reflects the fair market value on the date of grant. All of such options are currently exercisable. Non-employee directors automatically receive stock options to purchase 5,000 shares of Common Stock from the Company on their election or reelection to the Board.

Escrowed Shares

         Of the 960,000 shares of Class A Common Stock held by the Company's President, 670,000 shares are held in escrow and will not be assignable nor transferable (but may be voted) until such time, if ever, as the Escrowed Shares are released from escrow in accordance with terms of the escrow agreement. All Escrowed Shares remaining in escrow on September 30, 1998 will be forfeited and then canceled and contributed to the Company's capital. The arrangement relating to the Escrowed Shares was required by Blair as a condition to the Company's initial public offering of its securities.

         The Class A Shareholder's rights to his shares in escrow are not affected by any change in his status as an employee, officer or director of, or his relationship with, the Company, and, in the event of the Class A Shareholder's death, the terms of the escrow agreement will be binding on such shareholder's executor, administrator, estate and legatees.

         305,000 of the Escrowed Shares will be released from escrow if and only if either (a) the Company's Minimum Pre-tax Income (as defined in the Escrow Agreement) is at least $2.25 million for the fiscal years ending June 30, 1995 or 1996, or is at least $3 million for the fiscal year ending June 30, 1997, or is at least $4 million for the fiscal year ending June 30, 1998, or (b) the closing Bid Price (as defined in the escrow agreement) for the Common Stock averages in excess of $10.50 per share (subject to adjustment in the event of any stock split, dividend or distribution, reverse stock split or other similar event) for 20 consecutive trading days at any time during the 18 month period commencing on February 14, 1994, or the closing Bid Price of the Common Stock averages in excess of $14.15 per share for 20 consecutive trading days at any time during the period commencing September 15, 1995 and ending on February 14, 1997. All Escrowed Shares will be released from escrow if and only if either (y) the Minimum Pre-tax Income is at least $2.85 million for the fiscal years ending June 30, 1995 or 1996, or is at least $3.75 million for the fiscal year ending June 30, 1997, or is at least $5 million for fiscal year ending June 30, 1998, or (z) the closing Bid Price of the Common Stock averages in excess of $12.50 per share (subject to adjustment in the event of any stock split, dividend or distribution, reverse stock split or other similar event) for 20 consecutive trading days at any time until September 14, 1995, or the closing Bid Price of the Common Stock averages in excess of $16.65 per share for 20 consecutive trading days at any time from September 15, 1995 through February 14, 1997. As a result of the sale of Preferred Stock as described below, the earnings targets were adjusted as follows:

                           Original Targets              As Adjusted Targets
  Fiscal Year       Partial Release/Full Release    Partial Release/Full Release
  -----------       ----------------------------    ----------------------------

     1996               $2,250,000/$2,850,000          $3,262,500/$4,132,500


     1997               $3,000,000/$3,750,000          $4,350,000/$5,437,500


     1998               $4,000,000/$5,000,000          $5,800,000/$7,250,000

         On July 7, 1995, the Company's President personally guaranteed the

Company's obligations under a Stock Purchase Agreement relating to the sale of the Preferred Stock. In connection with the sale of the Preferred Stock by the Company, Mr. Silber also agreed to be subject to a Stockholders' Agreement limiting the transfer or disposition of the Common Stock of the Company held by him to 25,000 shares in any twelve month period and 100,000 shares in the aggregate without the consent of Prospect Street. Additionally, as a consequence of the sale of the Preferred Stock by the Company, a significant adjustment has been made to the Minimum Pre-Tax Income targets affecting the release from escrow of the Escrowed Shares held by Mr. Silber, which are subject to forfeiture in the event such targets are not achieved.

         In the opinion of the Board of Directors, these adjusted Minimum Pre-Tax Income and existing equity price targets are unlikely to be achieved in the periods required. Accordingly, in order to ensure that the sale of the Preferred Stock would be consummated and as an inducement to Mr. Silber to enter into the Guarantee Agreement and the Stockholders' Agreement, both of which were conditions to the consummation of the sale of the Preferred Stock, and to provide Mr. Silber with a participation in the Company which is consistent with the original intent of the establishment of the escrow arrangement, the Board of Directors (with Mr. Silber abstaining) granted Mr. Silber options to purchase 1,250,000 shares of Common Stock of the Company, which options vest over a period of two years from the date of grant at an exercise price equal to the fair market value on the date of grant ($3.75) and are exercisable only in the event (i) the Escrowed Shares are cancelled and (ii) the following financial performance or equity price targets are met:

    1. Financial Targets: the Company reports pre-tax profits (excluding extraordinary items) of at least $2,850,000 in any of the fiscal years ending June 30, 1996, 1997 or 1998; or

    2. Equity Price Targets: all of the outstanding shares of Common Stock of the Company are sold for cash at a per share price of $5.00 at any time through June 30, 1996, $8.75 at any time through June 30, 1997 or $11.50 at any time through June 30, 1998.

         Additionally, 300,000 of the options granted to Mr. Silber will become exercisable in the event that the closing bid price per share of the Common Stock as reported on the Nasdaq Stock Market for twenty consecutive trading days equals or exceeds $5.00 at any time through June 30, 1996, $6.50 at any time through June 30, 1997 or $8.00 at any time through June 30, 1998. The Board of Directors believes that the terms of the options granted to Mr. Silber are consistent with the original intent of the establishment of the escrow arrangements in connection with the Escrowed Shares, are more realistic performance targets and reflect adequate compensation in light of Mr. Silber's personal guarantee of the obligations of the Company and additional restrictions placed on Mr. Silber's stock ownership described above.

Employment Contracts

         The Company has entered into an employment agreement with Zalman Silber as of October 1, 1993 which terminated on June 30, 1996. Effective July 1, 1996, the Company entered into a one-year employment agreement with Mr. Silber providing that Mr. Silber is employed as President and Chief Executive Officer and must devote as much time as reasonably necessary to the affairs of the

Company. Mr. Silber's contract provides for an annual salary of $250,000 and an annual bonus in an amount equal to 10% of the Company's earnings before interest, taxes, depreciation and amortization as reported for the fiscal year ending June 30, 1997. Mr. Silber will be entitled to participate in all employee health and other benefit programs offered by the Company. The agreement also provides for certain payments in the event of Mr. Silber's disability. During the term of his agreement and for a two-year period thereafter, Mr. Silber is prohibited from engaging in activities which are competitive with those of the Company. The agreement also provides Mr. Silber with a monthly automobile allowance.

         On August 15, 1994, the Company entered into a two-year employment agreement with Steven Schwartz to serve as the Company's Executive Vice President-Finance and Chief Financial Officer. Pursuant to this agreement, Mr. Schwartz received a base salary of $70,000 subject to a 10% annual increase. Effective July 1,

     1996, Mr. Schwartz' employment agreement was renewed for a two-year term at an annual base salary of $95,000. Mr. Schwartz is also entitled to certain health benefits at the Company's expense.

         The Company entered into a two year employment agreement with Mark Messersmith as of May 1995 to serve as Executive Vice-President Operations and Future Development. Pursuant to this agreement, Mr. Messersmith will receive a base salary of $70,000. Mr. Messersmith received a signing bonus of options to purchase 50,000 shares of Common Stock, 30,000 of which vested immediately and the remainder of such options vested 12 months from the date of employment. Mr. Messersmith is also entitled to receive a $35,000 bonus for signing new major sites, an additional $10,000 upon completion of construction of such site and 3% of the net after tax profit of such site. Additionally, Mr. Messersmith will be entitled to 4% of any capital investment in the Company made by third parties introduced by him. Mr. Messersmith's employment agreement was amended in April, 1996 increasing his base salary to $95,000. Mr. Messersmith is also entitled to certain health benefits at the Company's expense.

         The Company has obtained "key-person" life insurance on Mr. Silber in the amount of $2,000,000.

Certain Relationships and Related Transactions

         During fiscal 1995, the Company entered into an agreement with Entertainment Marketing & Communications International, Ltd. ("EMCI"), a company controlled by Jay Coleman, Chairman of the Board of the Company. Pursuant to the agreement, EMCI, was engaged to solicit, review and assist in negotiations of sponsorship, commercial endorsement, sponsor merchandising and commercial tie-in arrangements, marketing and ancillary activities. Upon the consummation of any such arrangements which results in cash proceeds from the sponsor to the Company, EMCI would be entitled to receive a commission equal to 20% of such gross proceeds received by the Company. The Company paid EMCI a monthly retainer of $5,000 through Feburary, 1995, when such retainer arrangement terminated.

         In lieu of certain consulting fees owed to Jay Coleman and for prior services rendered to the Company, on March 14, 1995 the Company issued options to purchase 150,000 shares of Common Stock at an exercise price of $4.00 per share (the fair market value on the date of grant) to Mr. Coleman.

         During the fiscal years ended June 30, 1995 and June 30, 1996, the Company incurred legal fees to a law firm, one of whose employees is a director of the Company, relating primarily to general corporate services which totalled $61,000 and $89,000, respectively.

         Aaron Silber, the brother of Zalman Silber, is employed by the Company to manage the Company's concession operations. Pursuant to an employment agreement, Aaron Silber will receive an annual salary of $55,000 plus a bonus of 20% (up to a maximum of $50,000) of the net after tax profits of the concession operations in excess of $150,000. Aaron Silber is also entitled to reimbursement of expenses in the amount of approximately $25,000 incurred in connection with the establishment of the Company's concession operations and accrued but unpaid salary from January 1, 1994 through August 31, 1994 in the aggregate amount of approximately $32,000 (offset by approximately $15,000 in advances to Mr. Silber) payable in equal installments every two weeks over the next two years. Mr. Silber also received options to purchase 20,000 shares of the Company's Common Stock, all of which are currently vested. Subsequent to June 30, 1996, Mr. Silber's employment agreement was modified to increase his base salary to $66,000 and he received a bonus equal to $15,000.

         Subsequent to June 30, 1996, the Company advanced an aggregate of $460,000 to the Company's president, of which $341,000 has been repaid. The balance of $119,000 is payable on demand with interest payable at the rate of 8% per annum. The Company may offset accrued bonus amounts against such outstanding balance.

         The Company believes that the transactions between the Company and its officers, directors, employees and consultants described above are on terms no less favorable to the Company than could have been obtained from unaffiliated parties under similar circumstances.

Preferred Stock Sale

         On July 7, 1995, the Company simultaneously entered into and closed a Stock Purchase Agreement, dated as of July 7, 1995 (the "Stock Purchase Agreement"), with Prospect Street pursuant to which the Company sold to Prospect Street 1,090,909 shares of Preferred Stock of the Company for a purchase price of $3,000,000. Pursuant to the Stock Purchase Agreement, Prospect Street has designated two nominees to the Company's Board of Directors. Additionally, in connection with the sale of the Preferred Stock, the Company has agreed to certain covenants contained in the Stock Purchase Agreement, which have the effect of restricting the Company's ability to engage in extraordinary corporate transactions or transactions involving expenditures in excess of $250,000 without the consent of Prospect Street.

         The Preferred Stock is convertible into Common Stock of the Company at any time on a share-for-share basis. The Preferred Stock has a liquidation preference equal to $2.75 per share, but does not pay any dividends unless declared by the Board of Directors. The holders of the Preferred Stock are entitled to an aggregate of up to 24.9% of the outstanding voting power of the Company on all matters which come before the shareholders. Additionally, so long as 100,000 shares of Preferred Stock remain outstanding, the holders thereof will have the ability, in certain limited circumstances, to elect a majority of the Board of Directors and obtain up to 50.1% of the outstanding voting power of the Company. The shares of Common Stock underlying the Preferred Stock is subject to a Registration Rights Agreement granting both demand and piggyback registration rights.

Filing Requirements

         The Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended June 30, 1996.


PROPOSAL 2
                                 SELECTION OF AUDITORS

         The Board of Directors has selected Richard A. Eisner & Company, LLP, independent auditors, to serve as auditors of the Company for the fiscal year ending June 30, 1997. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to consider the selection of other auditors for the current fiscal year.

         Representatives of Richard A. Eisner & Company, LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person and by proxy at the Meeting and entitled to vote thereon is necessary for the ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the ratification of the appointment of the auditors, unless otherwise specified in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP.

                                     MISCELLANEOUS

         Any proposal of an eligible shareholder intended to be presented at the next annual meeting of Shareholders must be received by the Company for inclusion in its proxy material and form of proxy relating to that annual meeting no later than July 25, 1997.

         The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

         The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company will reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED AS AN EXHIBIT HERETO. ADDITIONAL COPIES ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO: SKYLINE MULTIMEDIA ENTERTAINMENT, INC., 350 FIFTH AVENUE, NEW YORK, NEW YORK 10118; ATTENTION: STEVEN SCHWARTZ, CHIEF FINANCIAL OFFICER.


                                      By order of the Board of Directors,

                                      /s/ Zalman Silber
                                      -------------------------------------
                                      Zalman Silber
                                      President and Chief Executive Officer


New York, New York
October 28, 1996

                                       Exhibit A


         ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1996

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                   FORM 10-KSB
                   ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

   For the Fiscal Year Ended June 30, 1996      Commission File No. 0-23396

                               Skyline Multimedia
                               Entertainment, Inc.
                 (Name of Small Business Issuer in Its Charter)

                 New York                                11-3182335
     -------------------------------               -----------------------
     (State or Other Jurisdiction of                  (I.R.S. Employer
      Incorporation or Organization)                Identification Number)

    350 Fifth Avenue, New York, New York                   10118
   ----------------------------------------             ----------
   (Address of principal executive offices)             (Zip Code)

                                (212) 564-2224
                                --------------
               (Issuer's Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(h) of the Exchange Act: NONE

Securities registered pursuant to Section 12(g) of the Exchange Act:

    Units consisting of Common Stock, Class A Warrants and Class B Warrants

                         Common Stock, $.001 Par Value
                          Redeemable Class A Warrants
                          Redeemable Class B Warrants

Check whether the Issuer: (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days:
                     Yes  |X|                      No  |_|

Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B contained herein, and no disclosure will be contained, to the best of registrants knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.
                                      |X|

The Company's revenues for its most recent fiscal year were $5,978,000.


The aggregate market value of the voting stock held by non-affiliates of the Company was $5,700,000 as of September 24, 1996 based on the average bid and asked prices of such stock as of that date.

There were 2,455,000 shares of Common Stock, $.001 par value, outstanding as of September 24, 1996. Additionally, there were 1,090,909 shares of Series A convertible participating preferred stock, $.001 par value, outstanding as of September 24, 1996.

--------------------------------------------------------------------------------

                       DOCUMENTS INCORPORATED BY REFERENCE

     1. Proxy Statement for the annual meeting of shareholders to be filed with the Securities and Exchange Commission within 120 days following the Company's fiscal year ended June 30, 1996. Certain information to be included therein is incorporated by reference into Part III hereof.

                                     PART I

Item 1. DESCRIPTION OF BUSINESS.

General

     Skyline Multimedia Entertainment, Inc. (the "Company") is a holding company incorporated under the laws of the State of New York on November 2, 1993, which owns all of the outstanding stock of its operating subsidiaries, New York Skyline, Inc. ("Skyline"), Skyline Virtual Reality, Inc. ("SVR"), Skyline Chicago, Inc. ("SCI") and Skyline Magic, Inc. ("SMI"). The Company is engaged in the development and operation of state-of-the-art simulator attractions and high-technology and family entertainment at established tourist sites and other popular locations primarily in the United States. The Company's operating strategy is to capture a large portion of the existing tourist traffic at these sites and to expand its operations throughout the world. All references to the "Company" contained herein include Skyline, SVR, SCI and SMI, except where specifically noted.

     On December 22, 1994, the Company commenced operations of its first attraction, New York Skyride, which is located in the Empire State Building in New York City. New York Skyride is an exhilarating simulated "aerial tour" of New York City in a futuristic "spacecopter". New York Skyride features two 40 passenger state-of-the-art flight simulators and related computer-controlled film projection technologies to provide visitors with a complete "New York" experience, including an extensive pre-show area featuring interactive multimedia exhibits depicting the various tourist sites and attractions in and around the New York Metropolitan area, and culminating in a seven and a half minute aerial "adventure" in and around New York City. Passengers will not only experience the sensations of an actual aerial flight, but will also experience visual images projected on screens within the simulator that envelop the viewer with a variety of sights and sounds. New York Skyride is intended to provide visitors with a sensation of taking a "once in a lifetime" aerial flight around New York City. The Company believes that New York Skyride is identified with the focal point of the tourism industry in New York City and one of the world's most famous "must-see" attractions.

     During April 1996, through SVR, the Company signed a ten-year renewable lease for approximately 13,000 square feet of space in the Business Improvement District Entertainment Zone located at Times Square (Broadway and 42nd Street) in New York City to develop "XS New York", a state-of-the-art entertainment center featuring the latest in virtual reality, simulation and related technologies. XS New York is anticipated to open by December 1996 and will feature highly themed "environments" exhibiting futuristic graphics, lighting, audio and visual displays and special effects. Visitors will experience a professionally created facility that will include unique "Virtual Environments", each highlighting innovative technologies that will offer an exhilarating sensory and tactile encounter. In addition, the Company expects to include a "Cybercafe" which will feature food, refreshments, souvenirs and high speed computer terminals providing access to the World Wide Web and Internet.

     In September 1996, the Company entered into a 15 year lease with the operators of the Woodfield Mall located outside of Chicago in Schaumberg, Illinois. The Woodfield Mall is one of the largest and most heavily visited malls in the United States, boasting annual attendance in excess of 18 million. The Company, through SCI, intends to develop an entertainment venue at this location similar to that of XS New York.

     The Company is in the process of finalizing negotiations to create a 50/50 joint venture to produce and operate a "Broadway-style" magic show. The show, called "Magic on Broadway", is currently being previewed at the Lambs Theatre in the Broadway district in New York City. The show is expected to run initially for seven months with options to extend and features the talents of magician Joseph Gabriel.

     The Company intends to use the expertise and experience which it gained from the operation of New York Skyride to develop these and similar attractions at other locations in the United States and abroad. However, there can be no assurance that the Company will be successful in developing these attractions or other attractions at additional locations.

     The Company's revenues are generated primarily from ticket sales, with additional revenues generated from the sale of food, beverages and souvenir merchandise. The Company has entered into corporate sponsorship and advertising arrangements with major international corporations which provide additional revenue and marketing exposure.

     The Company's principal executive office is located at the Empire State Building, 350 Fifth Avenue, New York, New York 10118 and its telephone number is
(212) 564-2224.

The New York Skyride Experience

     New York Skyride is an adventure that is directly related to the New York City tourist experience. The Company believes that New York Skyride enhances a visit to the Empire State Building and to New York City by providing an exciting, bird's-eye view of the landmarks and sites that cannot be seen from any other vantage point.

     Upon entering New York Skyride, visitors, who will be treated as first-class passengers about to depart on a futuristic helicopter flight aboard the "Zalman 2100 Spacecopter", will proceed into the Pre-Show Heliport area (approximately 7,500 sq. ft.) where they are introduced to multimedia displays depicting major New York City tourist attractions as well as informational and entertaining film clips. These displays have been designed and installed by certain of the Company's sponsors.

     The Pre-Show area has interactive multimedia exhibits which provide the background of certain tourist attractions in the New York City area. These exhibits provide the visitor with useful knowledge about New York City and its many popular tourist sites and a feeling of participation in the New York Skyride experience.

     Following a preflight briefing about "spacecopter" travel, passengers will enter into one of the two "Zalman 2100 Spacecopters", which are 40 passenger computer-controlled flight simulators. At the front of each simulator is a large 18' x 18' screen upon which a fast-paced film is displayed. The simulator also contains an advanced 8-channel digital sound system, with

4 dual amplifiers, 400 watts per channel each (or 3,200 watts of total sound), to provide passengers with an enhanced audio/visual experience.

     Once the passengers are seated in the spacecopter, they begin a seven and a half minute simulated flight that treats them to an array of New York City scenes. Spectacular adventures await the passengers throughout their excursion. For example, the spacecopter crashes into FAO Schwarz, the world's largest toy store, passes directly under the Brooklyn Bridge, "dives" into a tunnel, crashes into the East River, has a run-in with a New York City traffic cop, among other exciting adventures. The spacecopter also visits many of New York City's other tourist attractions, including Fifth Avenue, the World Trade Center Towers, Central Park, Times Square and the Statue of Liberty. Since New York Skyride is intended to be a family-oriented attraction, the film is designed to appeal to the broadest audience and not purely the most adventurous thrill-seekers. The film makes the Empire State Building the focal point of the attraction, with a liftoff and landing taking place from atop the Empire State Building.

     Once the spacecopter flight has been completed, passengers exit the simulators and proceed to the exit lobby which contains a beverage, food and souvenir concession area. All passengers are able to purchase souvenirs of their visit to New York Skyride, i.e. a hat, large button or other suitable memento with the Empire State Building or New York Skyride logo on it.

The XS New York Experience

     The Company's latest project under development will include an interactive virtual reality entertainment center, "XS New York", which is located in the heart of Times Square in New York City and is expected to commence operations by December 1996. XS New York will present the latest in state-of-the-art entertainment technology, featuring cutting-edge virtual reality hardware and software. Upon entering XS New York, guests will immediately become immersed in heavily themed "environments" that display futuristic graphics, lighting, audio and video treatments. Presented in a first class, professional format, guests will be lead through an expertly designed layout that introduces them to interactive show action equipment and special effects areas into virtual "worlds" that offer each guest an opportunity to experience the latest in virtual reality and related technologies.

     Each virtual world will feature a unique type of virtual reality hardware and software display. Some will offer competition between players while others will provide exploratory experiences. Tickets will be purchased from a centrally located ticket area which will also serve as the launching point for most guest experiences. One of the virtual worlds will include a "Cybercafe" which will offer light food and refreshments and computer terminals which will be linked to the World Wide Web and Internet.

     Other themed environments will feature attractions such as the newly created Mag-Ball(TM) competition arena, which will allow guests to participate in the very popular Mag-Ball(TM) game, and the internationally recognized Virtuality 2000 series interactive entertainment equipment. Some environments will include a 3-dimensional action and visual presentation allowing guests to view their own activity, the activity of competitors and the attractions' vital statistics on giant overhead monitors and projection screens. Simultaneously, guests waiting to participate in a particular virtual world and those seated in the Cybercafe will also be able to view the fast-paced action and sound effects of certain themed environments. Some environments will include interactive virtual reality equipment that can be programmed to function as stand alone units or in conjunction with other players at locations around the world. The Company intends to stage monthly competitions between other "XS" locations culminating in a "Virtual Olympics" once each year.

The XS Chicago Experience

     In September 1996, the Company entered into a lease for approximately 21,000 square feet of space in the Woodfield Mall outside of Chicago, Illinois. The Company, through SCI, plans to develop a state-of-the-art interactive virtual reality entertainment center, XS Chicago, similar to the XS New York project currently under development. The XS Chicago location will be situated near the Rainforest Cafe, a successful themed restaurant, and other retail establishments that attract tourists and regional area residents. The Company will have to obtain additional financing in connection with the development of XS Chicago and is currently in the process of identifying potential sources, although there can be no assurance that such financing will be available on acceptable terms, or at all. See "Management Discussion and Analysis of Financial Condition and Results of Operations."

Simulator and Virtual Reality Technologies

     The Company's motion simulator attractions utilize state-of-the-art, computer-controlled aircraft flight simulators. Simex, Inc. (formerly Interactive Simulation, Inc.), a Canadian company experienced in simulation technology, provided the sophisticated computer hardware and software that coordinates the movements of the simulator platform with the images projected on the screen. The range of motion for the simulators is along six axes (that is, the simulators can create up and down motions, right and left motions, angled motions to simulate turning or banking while climbing or descending at varying degrees and a spin motion, or some combination of the above). The movable platforms on which the simulators rest and which move in synchronization with the film were developed by Moog, Inc., a large defense contractor experienced in the adaptation of flight simulator technology to the entertainment market.

     A key component of the simulator technology is the "show control system", which is a PC-based computer program that coordinates and manages the motion and gyration of the simulator with the film and audio elements of the program. For example, when the film image shows the spacecopter banking to the right, there must be a precise, coordinated movement of the simulator in that direction to both convince the passengers senses that they are flying in a spacecopter and prevent passenger disorientation. The speed of the film through the projection system is faster than normal film, television or video footage, which enhances the passengers perception of motion and movement. The film is in state-of-the-art super 35mm format projected at 30 frames per second rather than standard 24 frames per second, which provides a sharper, more intense image. The projection equipment is a fully automated system that eliminates the need for a projector operator. The film was developed in conjunction with Chromavision Corp., a production studio with extensive experience in fast-paced concept films.

     XS New York and, in the future, XS Chicago will feature a wide assortment of the latest in entertainment and virtual reality hardware and software technologies. The state-of-the-art interactive virtual reality technologies which will be showcased at XS New York and, in the future, XS Chicago include: a dogfight simulation experience created by Ride and Show Engineering, which allows direct competition with other participants and provides each participant the opportunity to engage their opponent, navigate through a canyon at high speed and fly completely inverted; the "Mag-Ball" experience developed by Greystone Technology, a southern California defense contractor, which provides an interactive competition that can be linked with players at other venues across the country; Virtual Reality game experiences, including Total Recoil, manufactured by Virtuality Ltd., a British company and the current world leader in the design, fabrication and production of Virtual Reality entertainment systems, a simulated skeet shoot contest that provides all the sensations of firing a shot gun in a completely safe environment, and many other 3-dimensional software packages, including Alpine Racer - a simulated slalom ski race, Daytona Speedway - a simulated car racing experience and Full Swing Golf - a simulated golf experience featuring the most famous golf courses in the world; and a virtual PC-based game and sports "battle ground" where players compete on-line and in person, for scholarships and prizes, on a three-tiered pyramid stage, which will combine the excitement of a Hollywood game show and the intensity of a PC action game, in the latest unique spectator event. XS New York will also feature a contemporary Cybercafe which will serve food and beverages while providing access to the World Wide Web and Internet from table-based PC computer stations.

     XS New York and, in the future, XS Chicago will also include a uniquely themed retail area that will provide New York related (or in the case of XS Chicago, Chicago related) merchandise as well as specialty souvenirs. Since attractions at XS New York and XS Chicago will require the use of magnetic debit cards, a comprehensive data base will be created indicating customer demographics and preferences, which information the Company will use for future software development, special event promotions and merchandise selection.

The Magic on Broadway Experience

     The Company is in the process of finalizing negotiations relating to the participation, through SMI, in a 50/50 Joint Venture which will produce and manage a "Broadway-style" show featuring the talents of Joseph Gabriel, an internationally renowned magician. The show, "Magic on Broadway", is currently being previewed at the Lambs Theatre in New York City and is expected to run initially for seven months. The joint venture will have the option to extend the engagement and will receive revenues from ticket and merchandise sales and administrative fees. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".


The Empire State Building Location

     New York Skyride is located on the second and third floors of the Empire State Building, in a 21,800 square foot site that wraps around the south and west sides of the building with an entrance situated adjacent to the main lobby escalator that takes all visitors to the waiting area for the Observatory elevators. Signs and video monitor displays in the Empire State Building's lobby and in the Observatory ticket purchase area make visitors to the Empire State Building aware of New York Skyride. Most importantly, visitors who purchase tickets to the Observatory are offered the choice of purchasing a combined Observatory/New York Skyride ticket at a reduced price from separate purchases of tickets to both attractions. The cost of a ticket to New York Skyride is $9.00, and the cost of a combined ticket with the Observatory is $11.50 (the cost of a ticket to the Observatory is $4.50). Children's rates, group rates and senior discounts are also offered along with other promotional discounts.

     The Empire State Building is a focal point for the tourism industry in New York City. The Observatory, which opened in 1933 and is located on both the 102nd and the 86th floors, has achieved worldwide recognition and publicity, and is a primary destination for a large percentage of New York City's tourist traffic. Paid attendance figures provided by management of the Empire State Building for the last five years for the Observatory are summarized below.

                        EMPIRE STATE BUILDING OBSERVATORY
                         ADMISSION TICKET SALES (000'S)


      YEAR                    1991  1992  1993  1994  1995
                              ----  ----  ----  ----  ----


TOTAL ATTENDANCE             2,295 2,391 2,650 2,915 3,350

     Except for 1991, which was the year of the Gulf War, the Observatory attendance has experienced steady growth.

     The Company believes that combined ticket sales at the Observatory's ticket facilities together with the Company's marketing and promotional campaigns will enable New York Skyride to attract approximately 25-30% of all visitors to the Observatory; however, there can be no assurance that these levels will be achieved. For the year ended June 30, 1996, the Company's capture rate of Observatory visitorship averaged approximately 23%, up from approximately 20% for the year ended June 30, 1995. The Company expects that with additional marketing and promotional activities to further public awareness of New York Skyride, both inside and outside the Empire State Building, the Company's capture rate should increase to anticipated levels.

The Times Square Location

     The Company has leased approximately 13,000 square feet of space at 1457-1463 Broadway (at 42nd Street), New York, New York in the Business Improvement District Entertainment Zone located in Times Square in New York City. This space will be utilized for the Company's latest attraction "XS New York", a state-of-the-art interactive virtual reality entertainment center. Ideally situated in the heart of Times Square, XS New York is part of the exciting revitalization of Times Square along with such other notable names as Disney's New Amsterdam Theater, Madame Tussaud's Wax Museum and AMC's 26-Plex Movie Theater, and is located directly across from the World Famous Disney Store. The Times Square area is visited by approximately 20 to 30 million tourists annually, employs 250,000 people and accommodates 1.5 million commuters every day. This incredible density of people with significant disposable income continues to grow each year and is expected to grow at a more significant rate as a result of the revitalization efforts mentioned above. In addition, Times Square in New York City is the most popular place in the world on New Year's Eve, particularly so as the millennium approaches.

The Woodfield Mall Location

     The Company leased approximately 21,000 square feet of space in the Woodfield Mall located outside of Chicago, in Schaumberg, Illinois. The Woodfield Mall is the fourth largest shopping mall in the United States with over 2 million square feet of retail space and annual visitorship in excess of 18 million. The Company's premises are located near "The Rainforest Cafe" and other retail establishments which attract large numbers of visitors to the mall.

Advertising and Promotional Plans

     The Company intends to capitalize on the strength of its existing locations with a multifaceted marketing, public relations and advertising program that will heighten awareness about New York Skyride (including the fact that it is the first such motion simulator attraction in New York City) and XS New York among the more than 25 million persons, including tourists and residents from the surrounding New York area, who visit New York City every year. Advertising and promotional activities include a careful mix of paid advertising and promotional and public relations activities.

     In connection with New York Skyride, efforts to attract attendees from the Observatory are focused within the Empire State Building itself. The management of the Observatory has agreed to sell combined Observatory and New York Skyride discounted admission tickets and to identify other opportunities for shared promotional programs and other joint marketing activities. Pursuant to the terms of the license agreement with the Observatory, any discount as a result of combined ticket sales are deducted from the admission price of a New York Skyride ticket. The non-discounted price of a New York Skyride ticket is $9.00 for adults and $7.00 for children under the age of 12 years.

     Promoting New York Skyride and XS New York to tourist boards (such as The New York Convention & Visitor's Bureau), travel agents, managers of group activities and visitors to New York City represents a primary focus of the Company's marketing efforts for these attractions. Since tourists and visitors are a primary target, special volume discounts are offered to groups such as conventions and trade associations, as well as through travel agent packages. School groups are also a significant market for New York Skyride and XS New York, and special programs are being implemented to target these audiences, especially during the slower tourist periods in the fall and winter months.

     The Company will continue to market and promote its activities through traditional print advertising in publications that go to New York City tourists and others, as well as broaden its advertising and promotional programs to the general public through local radio and newspaper advertising. The Company is in the process of developing its marketing plans for its XS Chicago attraction to be located in the Woodfield Mall and expects to employ similar advertising and promotional programs throughout the Chicago Metropolitan area and other surrounding regions.

Corporate Sponsors

     Management expects to continue to supplement revenue from ticket sales to its attractions by soliciting corporate sponsorships from a number of key consumer product companies. It is expected that these sponsorships will generate additional revenue for the Company through joint marketing and promotional programs with these leading consumer product companies. To date, the Company has entered into three major sponsorship agreements in connection with New York Skyride, one involving JVC Company of America, a major electronics manufacturer, one with Pepsi-Cola Bottling Company of New York, Inc., a major soft drink manufacturer, and one with Fuji Photo Film U.S.A., a major distributor of photographic and magnetic imaging merchandise. The agreements range in their terms from three to five years and provide for annual fees, capital improvements and cross promotions for the Company. The Company believes that such arrangements will result in greater market awareness and acceptance through the association of New York Skyride with such corporate sponsors and their products. Corporate sponsorships in connection with XS New York are being developed and the Company expects such sponsorships to be a significant source of revenue and provide significant marketing exposure.

Leases and License Agreements

     The Company, through Skyline, entered into both a lease (the "Lease") and an exclusive license agreement (the "License Agreement") with the Empire State Building Company, the operator of the Empire State Building in New York City, on February 26, 1993. The Lease of the premises located at the Empire State Building is for a term of 20 years and contains rent escalation provisions as described under "Description of Property" below and certain other provisions relating to additional rent, taxes, utilities, prohibition against assignment and cross-default provisions in the event of a default under the License Agreement. The Company has negotiated a modification to the Lease extending the term of the Lease to coincide with a new lease for an additional 35,000 square feet of space adjacent to the New York Skyride location. The modification would extend the termination date of the Lease from May 1, 2013 through and including June 30, 2016. The term of the License Agreement has also been extended to coincide with the new lease for additional space.

     The License Agreement provides for the joint sale of tickets to the Observatory and New York Skyride provided payments by the Company are made monthly at an annual rate of $150,000 from April 1, 1995 through March 31, 1998; $175,000 from April 1, 1998 through March 31, 2002; $200,000 from April 1, 2002 through March 31, 2006; $225,000 from April 1, 2006 through April 30, 2013, and $186,000 from May 1, 2013 through June 30, 2016. The License Agreement also provides for the reimbursement by the Company of certain costs and expenses relating to the joint ticket sales and contains cross-default provisions in the event of a default under the Lease.

     During April 1996, the Company signed a 20 year renewable lease for an additional 35,000 square feet of space within the Empire State Building adjacent to the New York Skyride facility. The lease term commences September 1, 1996 and provides for rental payments by the

Company at an annual rate of $529,000 through July 31, 1997; $565,000 from August 1, 1997 through July 31, 1998; $600,000 from August 1, 1998 through July 31, 1999; $619,000 from August 1, 1999 through July 31, 2000; $741,000 from
August 1, 2000 through July 31, 2004; $811,000 from August 1, 2004 through July 31, 2007; $882,000 from August 1, 2007 through July 31, 2010; $953,000 from
August 1, 2010 through July 31, 2013; and $1,023,000 from August 1, 2013 through July 31, 2016. This lease contains rent escalation provisions as described under "Description of Property" below and certain other provisions relating to additional rent, taxes, utilities, and prohibitions against assignment. Included in the lease is a rent credit of $1,363,000 to be applied in equal monthly installments against the base rent over the first 60 months of the lease.

     Additionally during April 1996, the Company signed a ten year renewable lease for approximately 13,000 square feet of space in the Business Improvement District Entertainment Zone located in Times Square in New York City. The rent commencement date is February 1, 1997 and provides for annual rental payments aggregating $560,345 during the first five years of the lease and $644,000 during the last five years of the lease. The Company is developing a new state-of-the-art entertainment center at the site, XS New York, featuring the latest in virtual reality, simulation and related technologies, which is anticipated to open by December 1996. The lease contains a cancellation clause exercisable at any time in the event the landlord commences construction of office buildings on the site at some future date. Should the landlord exercise the cancellation clause, the Company would be required to vacate the space within six months after notice, but would be entitled to reimbursement of a portion of its out-of-pocket construction costs, not to exceed $125 per square foot.

     During September 1996 the Company entered into a fifteen year lease with Woodfield Associates for approximately 21,000 square feet of space in the Woodfield Mall located outside of Chicago in Schaumberg, Illinois. The lease term commences on the later of (i) September 1, 1997 or (ii) 180 days following the date the leased premises are made available to the Company. The lease provides for monthly payments at an annual rate of $420,000 from the commencement of the lease continuing through the fifth lease year, $630,000 beginning with the sixth lease year through the tenth lease year, and $839,000 beginning with the eleventh lease year through the balance of the lease term. In addition, the lease provides for annual percentage rent equal to 10% of gross sales which exceed $5,597,000 through year five, $8,395,000 through year ten, and $11,194,000 thereafter. Included in the lease is a rent credit of $944,325 to be applied in equal monthly installments against the base rent over the first 60 months of the lease. Additional charges under the lease for common area maintenance charges aggregate $15 per square foot beginning with the first year of the Lease and are subject to annual percentage increases based on increases in tax assessments and other costs and expenses. As a condition to the execution of the lease, the Company was required to provide a $200,000 irrevocable letter of credit as security for the performance of the Company's obligations under the lease.

Patents and Trademarks

     The Company does not hold any patents relating to New York Skyride or XS New York and their related technologies. Accordingly, the Company's concept is not proprietary and is subject to duplication and competition from entities with greater resources and strengths than the Company. The success of the Company's business relies heavily on the strength of its location and lease terms. The Company has obtained a registered trademark for the name "New York Skyride" and has a trademark application in process for "XS New York".

Competition

     New York Skyride and XS New York compete with all other New York City tourist attractions and cultural events such as museums, Broadway shows and other landmarks. These attractions are quite different "experiences" from that of a trip aboard the Zalman 2100 Spacecopter (which the Company believes is the first attraction of its type in New York City) or an experience encompassing the latest in virtual reality and simulator technologies, but they present intense competition for attendance and visitor dollars. These other attractions are generally more established, and are owned and operated by entities that have greater financial resources and managerial expertise than the Company. Additionally, a major entertainment complex is being developed at Times Square which will include entertainment attractions from companies such as Disney, American Cinema, Madame Tussaud and other large entertainment companies. Additionally, in September 1996, a simulator attraction opened in Times Square, and a virtual reality high-tech game center is being developed at the old Studio 54 location on 54th Street between Broadway and Eighth Avenues. Further, the Company is aware that a simulator attraction is currently being developed at the World Trade Center Towers and a non-New York related simulator is expected to open in October 1996 on the lower level of the Empire State Building. The Company believes that the simulator attraction being developed in the Empire State Building will not have a material impact on the Company or the operations of New York Skyride since such attraction is not a uniquely "New York" experience, is expected to have much less capacity than New York Skyride and will be unable to sell tickets jointly with the Observatory. There can be no assurance that other virtual reality and simulator attractions will not commence operations in the New York area at some future point in time.

     Insofar as motion simulation technologies, including show control systems (and related projection and audio technologies), are subject to improvements and enhancements, it is possible that competitive attractions will be able to offer a more technologically advanced "experience" to a customer than the experience offered by New York Skyride. Also, the Company believes that a number of attractions, which includes the simulator attraction which opened in Times Square, utilizing so-called "virtual reality" imaging technologies, or large film format technologies with enhanced 3-dimensional projection technologies, are likely to open in the New York area within the near future. These attractions do not depend on motion simulators for their special effects, and they are also likely to be developed and operated by companies that have significantly greater financial, managerial and promotional experience and resources than the Company. While these attractions may not offer a directly competitive "product" to New York Skyride (i.e., an aerial adventure in New York
City) or XS New York, their presence will certainly create significant competition for the Company to attract visitors to New York Skyride and XS New York. The Company will compete with these entities primarily on the basis of location, uniqueness of product, marketing and price.

     To the extent the Company develops similar attractions at landmark locations in other cities, it is likely to face intense competition from established cultural and historical attractions owned and operated by entities with significantly greater resources than the Company. The

Company is also likely to face intense competition for the right to operate at other landmark locations.

Employees

     As of September 24 1996, the Company employed seven management persons (other than the Company's President) on a full-time basis. The Company also employs approximately 85 non-management personnel who typically work one of three shifts during an approximate 95 hour workweek.

Item 2. DESCRIPTION OF PROPERTY.

     The Company's executive offices are located at the Empire State Building at 350 Fifth Avenue, New York, New York. These offices consist of 4,400 square feet leased at an annual base rental of $101,000, beginning September 1, 1994, escalating to $110,000 over the five year term of the lease.

     On February 26, 1993, the Company entered into an agreement with the operator of the Empire State Building for the lease of approximately 17,800 square feet of space on the second floor of the Empire State Building for a term of 20 years. This space is being fully utilized for the Company's New York Skyride attraction. Annual base rent through March 31, 1998 is $338,371; from April 1, 1998 through March 31, 2002 is $391,798; from April 1, 2002 through March 31, 2006 is $445,225; from April 1, 2006 through March 31, 2009 is $498,642; from April 1, 2009 through April 30, 2013 is $534,270; from May 1,
2013 through June 30, 2016 is $441,663. However, the Company negotiated a modification of the lease term to coincide with its lease for additional space as described below. The modification extends the original lease term from May 1, 2013 through and including June 30, 2016. Such annual rent is payable monthly and subject to additional amounts for taxes and utilities. The Company was not required to pay the first 21 months rent which is being amortized over the term of the Lease.

     The Company also leases an additional 4,000 square feet of space located above the primary leased premises. The Company uses such additional space to accommodate a larger screen (18' X 18') on which to show the New York Skyride film. The term of this lease coincides with the term of the Lease and License Agreement, as modified, at an annual base rental for such additional space of $76,000 escalating to $120,000 over the term of the lease.

     During April 1996, the Company signed a 20 year renewable lease for an additional 35,000 square feet of space adjacent to and above the current location of New York Skyride. The lease term commences September 1, 1996 and the annual base rent over the term of the lease will begin at $529,000 and escalate over the term of the lease to $1,023,000. Included in the lease terms is a rent credit of $1,363,000 to be applied in equal installments against the base rent over the first 60 months of the lease. In conjunction with the signing of this new lease, the terms of both the Lease and License Agreement signed February 26, 1993 were amended to coincide with the new lease. The Company is considering how to best utilize the additional space in the Empire State Building, including a mixed use location based entertainment center which would likely require a partner with significantly greater financial resources than the

Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Additionally during April 1996 the Company entered into a ten year renewable lease with the owners of 1457-1463 Broadway, New York, New York for approximately 13,000 square feet of space. The Company will occupy the ground floor and mezzanine level and is currently developing an interactive virtual reality entertainment center. See "The XS New York Experience". The rent commencement date is February 1, 1997 and annual rental payments aggregate $560,345 for each of the first five years and $644,000 for each of the last 5 years of the lease. Such annual rent is payable monthly and subject to additional amounts for taxes.

     During September 1996 the Company entered into a fifteen year lease with Woodfield Associates for approximately 21,000 square feet of space in the Woodfield Mall located outside of Chicago in Schaumberg, Illinois. The lease term commences on the later of (i) September 1, 1997 or (ii) 180 days following the date of the leased premises are made available to the Company. The lease provides for monthly payments at an annual rate of $420,000 from the commencement of the lease continuing through the fifth lease year, $630,000 beginning with the sixth lease year through the tenth lease year, and $839,000 beginning with the eleventh lease year through the balance of the lease term. In addition, the lease provides for a percentage rent equal to 10% of Gross sales which exceed $5,597,000 through year five, $8,395,000 through year ten, and $11,194,000 thereafter. Included in the lease is a rent credit of $944,325 to be applied in equal monthly installments against the base rent over the first 60 months of the lease. Additional charges under the lease for common area maintenance charges aggregate $15 per square foot beginning with the first year of the Lease and are subject to annual percentage increases based on increases in tax assessments and other costs and expenses. As a condition to the execution of the lease, the Company was required to provide a $200,000 irrevocable letter of credit as security for the performance of the Company's obligations under the lease.

     The Company believes that its facilities are adequate for its current and expected future levels of operations.


Item 3. LEGAL PROCEEDINGS.

     The Company is not a party to any material legal proceedings.


Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITYHOLDERS.

     Not Applicable.

                                     PART II

Item 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
        STOCKHOLDER MATTERS.

                          PRICE RANGE OF COMMON EQUITY

     Prior to February 14, 1994, the date of the Company's initial public offering, there was no public market for the Units, Common Stock, Class A Warrants or Class B Warrants (as defined below). Each of these classes of securities are currently quoted on the Nasdaq Small-Cap Market under the symbols "SKYLU," "SKYL," "SKYLW" and "SKYLZ," respectively. The following table sets forth the high and low sales prices for the Units, Common Stock, Class A Warrants and Class B Warrants for the fiscal periods indicated as reported by Nasdaq. The quotations shown represent inter-dealer prices without adjustment for retail mark-ups, mark-downs or commissions, and may not necessarily reflect actual transactions.


UNITS                                       Fiscal 1996          Fiscal 1995
-----                                       -----------          -----------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................   6 1/8      4 1/4      6 1/4        5
         2nd Quarter..................   6 7/8      4 1/2      6 5/16       5
         3rd Quarter..................   6 1/2        4        6 3/32    4 15/32
         4th Quarter..................   5 3/4      3 3/4      5 5/16     4 1/4

COMMON STOCK
------------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................   4 1/2      2 3/4      4 5/16    3 15/32
         2nd Quarter..................     4        2 3/4      4 5/16    3 15/32
         3rd Quarter..................   4 7/8        3        4 5/16    3 5/32
         4th Quarter..................   4 1/8      2 1/2      4 5/32    3 5/16

CLASS A WARRANTS
----------------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................   1 1/8       3/4       1 5/32     5/16
         2nd Quarter..................   2 1/8      1 1/8      1 5/32     9/16
         3rd Quarter..................   1 3/4       3/4       1 1/32     5/16
         4th Quarter..................   1 1/8       5/8         1        13/32

CLASS B WARRANTS

----------------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................    1/2        1/4         No        No
                                                               Trades    Trades
         2nd Quarter..................    9/16       3/8       13/32      5/32
         3rd Quarter..................    7/8        9/16       1/4       7/32
         4th Quarter..................    5/8        3/8        5/16      5/32

     The per share closing sales price of the Common Stock as reported by Nasdaq on September 24, 1996 (the date of the last reported sale) was 3-5/8. As of September 24, 1996, the Company had in excess of 400 beneficial shareholders and ten shareholders of record.

Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
        CONDITION AND RESULTS OF OPERATIONS

Operational Overview

     From its inception until December 22, 1994, the Company's primary activities consisted of developmental activities, including the preparation of plans relating to the design of New York Skyride; negotiation of a lease and a license agreement with the operators of the Empire State Building (the location for New York Skyride); working with engineers, architects, contractors, designers, and other parties in connection with the construction and operation of New York Skyride; developing software and video films in connection with New York Skyride; developing marketing strategies; initiating marketing and corporate sponsorship activities by identifying and contacting potential strategic alliances; selecting a management team; and obtaining financing.

     On December 22, 1994, the Company commenced operations of New York Skyride and began generating revenue from ticket sales to the attraction and the sale of merchandise at its souvenir/concession area. New York Skyride was opened on a preview basis until February 21, 1995, the date of its official Grand Opening.

     During the period beginning with commencement of operations of New York Skyride and ending June 30, 1995, the New York Skyride facility was visited by in excess of 250,000 customers. This period encompassed both the Company's preview opening and the slower six months of the year. The quarter ended September 30, which includes the summer months, represents the busiest quarter, whereas the quarter ended March 31 is the slowest quarter of the year. During the year ended June 30, 1996, the facility was visited by approximately 700,000 customers. Revenues generated during the year ended June 30, 1996 and June 30, 1995 aggregated $5,978,000 and $2,190,000, respectively, consisting of $4,609,000 and $1,635,000, respectively, from ticket sales, $1,049,000 and $354,000, respectively, from the sale of food and merchandise at its souvenir/concession area, and $320,000 and $201,000, respectively, from sponsorship income. During the year ended June 30, 1996, the Company earned net income of $1,046,000. The net loss from operations of $2,225,000 for the year ended June 30, 1995, is a reflection of the New York Skyride facility not commencing full scale operations until February 21, 1995, and the significant amount of start-up expenditures incurred during the development and initial operations of the facility. Additionally, most of the Company's overhead expenses are relatively constant, whereas revenue is seasonal in nature with a significant portion of revenue being generated during the summer months and Holiday seasons. Thus, the period during which the Company was open for operations included a proportionate share of overhead expenses and a disproportionate amount of revenue.

     The Company completed an initial public offering of its securities in February 1994 and received net proceeds of approximately $6,200,000 therefrom. The Company utilized such net proceeds for the development and completion of New York Skyride, including approximately $2,000,000 for renovation of the site at the Empire State Building, $2,026,000 for design and construction of the simulators and related technologies contained therein and $1,027,000 for production of the film. The total cost of these three items, $5,053,000, was $1,853,000 over original amounts budgeted. Additionally, the Company utilized approximately $300,000 to complete the interactive video and computer pre-show area for New York Skyride, approximately $150,000 for the construction of the food and souvenir concession stand, approximately $300,000 for architectural, construction and design consultants, and approximately $250,000 in miscellaneous costs. The Company exceeded its original budget estimates due in part to the delay in opening and certain enhancements implemented that were not originally anticipated.

     At June 30, 1996 the Company had working capital of approximately $1,623,000, and an accumulated deficit of approximately $(2,162,000), compared to a working capital deficiency of $(1,800,000) and an accumulated deficit of $(3,200,000) at June 30, 1995.

     During the fiscal year ended June 30, 1995, the Company was required to make significant payments to contractors, engineers, architects, consultants and other professionals upon acceptance for delivery and commencement of operation of the simulators.

     During fiscal 1996, in order for the Company to be able to pay its creditors, engage in a significant marketing and promotional campaign and provide capital for future growth and expansion, management raised additional proceeds from the sale of equity capital and through a loan from a financial institution as described below.

Liquidity and Capital Resources

     The Company received a loan in the amount of $100,000 in October 1993 from
D. H. Blair Investment Banking Corp. ("Blair"), the underwriter of the Company's initial public offering of its securities. The proceeds of this loan were used to make certain required payments under the Lease and payment of certain consulting and professional fees. This loan was repaid in full plus accrued interest at 10% per annum out of the proceeds of the bridge loan (the "Bridge Loan") consummated in December 1993 in the aggregate amount of $760,000. The Bridge Loan consisted of $760,000 in aggregate principal amount promissory notes (the "Notes") with interest at 10% per annum and was repaid out of the proceeds of the Company's initial public offering. Additionally, an aggregate of 456,000 Class A Warrants (as defined below) were issued in connection with the Bridge Loan. Blair acted as placement agent in connection with the Bridge Loan and received a cash commission of 10% and a non-accountable expense allowance of 3% of the aggregate principal amount of the Notes ($98,000). The net proceeds of approximately $660,000 received in connection with the Bridge Loan were used to repay the October 1993 $100,000 loan from Blair and for certain required deposits and payments in connection with the development of New York Skyride.

     In February 1994, the Company consummated an initial public offering of 1,495,000 Units (the "Units") (including exercise of the over-allotment option in April 1994), each Unit consisting of one share of Common Stock, $.001 par value (the "Common Stock"), one Redeemable Class A Warrant (the "Class A Warrants") and one Redeemable Class B Warrant (the "Class B Warrants"). Each Class A Warrant entitles the holder thereof to purchase, at any time until February 14, 1999, one share of Common Stock and one Class B Warrant at an exercise price of $6.65, subject to adjustment in certain circumstances. Each Class B Warrant entitles the holder thereof to purchase, at any time until February 14, 1999, one share of Common Stock at an exercise price of $8.75 per share, subject to adjustment in certain circumstances. The Company received aggregate net proceeds of approximately $6,200,000 in connection with this offering, which proceeds were used as described above. The Class A Warrants and Class B Warrants are subject to redemption under certain conditions. As a result of the sale by the Company of the Preferred Stock (as described below), the number of shares into which the Class A Warrants are exercisable and the exercise price of each Class A Warrant has been adjusted to 1.106 shares of Common Stock and $6.01 per share, respectively, and the number of shares into which the Class B Warrants are exercisable and the exercise price of each Class B Warrant has been adjusted to 1.106 shares of Common Stock and $7.91 per share, respectively.

     Further, 670,000 shares of the Company's issued and outstanding Class A Common Stock (which is identical to the Common Stock in all respects, except that each share of Class A Common Stock is entitled to five votes per share and is currently held by the Company's President) are subject to forfeiture, pursuant to an escrow arrangement entered into between the Company's President and Blair, in the event certain pretax earnings targets or per share market price targets are not met. In the event any of the shares are released from escrow, the release will be treated, for financial reporting purposes, as compensation expense to the Company. The Company, however, will not be allowed a deduction for such charges for income tax purposes. Accordingly, the Company will recognize, during the period in which the earnings or market price targets are met, what could be a substantial charge to earnings, which would increase the Company's loss or reduce or eliminate earnings. The amount of this charge will be equal to the difference between the aggregate market price of such shares on the date of release from escrow and the original value assigned to such shares. The amount of compensation expense recognized by the Company will not affect the Company's total shareholders' equity.

     During November 1994, the Company obtained a loan from an institutional lender aggregating $1,000,000 (to be repaid in 48 monthly installments) with interest at 12 1/2% compounded monthly. Pursuant to the loan agreement, the lender was granted a first security interest in the Company's simulator and projection equipment. The loan originally required a certificate of deposit of $250,000 provided by the Company which was released during May 1995. Up to $500,000 of this loan is personally guaranteed by the Company's president.

     In order to pay the Company's creditors, provide capital for future growth and expansion and allow for an extensive promotional and marketing campaign, the Company consummated a private placement with an institutional investor on July 7, 1995 whereby 1,090,909 shares of Series A Convertible Participating Preferred Stock (the "Preferred Stock") were sold for gross proceeds of $2.75 per share aggregating $3,000,000. The Preferred Stock is convertible into common stock of the Company at any time on a share-for-share basis. The holders of the Preferred Stock are entitled to an aggregate of up to 24.9% of the outstanding voting power of the Company on all matters which come before the shareholders. Additionally, so long as 272,727 shares of Preferred Stock remain outstanding, the holders thereof will have the ability to obtain up to 50.1% of the outstanding voting power of the Company and elect a majority of the Board of Directors in the event the holders of the Preferred Stock determine in good faith that such action is reasonably necessary for the protection of their investment. Since the institutional investor is a Small Business Investment Company subject to the regulatory oversight of the Small Business Administration ("SBA"), the exercise of this control provision cannot be made arbitrarily and is subject to SBA review. The Preferred Stock is subject to a Registration Rights Agreement granting both demand and piggyback registration rights. In order to consummate the above investment, the president of the Company agreed to personally guarantee the Company's obligations under the Preferred Stock purchase agreement, his shares of stock subject to limitations on transfer or disposition, provide the institutional investor with an irrevocable proxy and adjust the earnings targets required to release the 670,000 Class A Common Stock subject to escrow upwards as a result of the Preferred Stock issuance. Accordingly, in order to ensure that the sale of Preferred Stock would be consummated, the Board of Directors approved the issuance of an option to purchase 1,250,000 shares of Common Stock, exercisable at $3.75 per share (the market price on the date of grant) only in the event that the targets for the release of the shares subject to escrow are not achieved, and which are subject to different earnings and equity targets which are more in line with the intent of the original escrow provisions. The Company will recognize a charge to earnings during the period in which such options are exercised, equal to the difference between the aggregate market price of such shares on the date such options are exercised and the exercise price paid therefor.

     The Company used a portion of the net proceeds from the Preferred Stock sale to repay certain indebtedness incurred in connection with the New York Skyride project and used the balance of the proceeds for working capital, which will include expansion of the Company's business through developing attractions at new locations, including the XS New York project.

     As of June 30, 1996, the Company had working capital of approximately $1,623,000 compared to a working capital deficiency of $(1,800,000) at June 30, 1995 which was due primarily to the New York Skyride project being in excess of original amounts budgeted by $1,853,000. Since inception approximately $6,050,000 was spent on capital expenditures relating to New York Skyride and $230,000 was spent on capital expenditures and leasing costs relating to the XS New York Times Square project. Losses accumulated to $(2,162,000), of which in excess of $(2,000,000) occurred prior to the facility's Grand Opening.

     The Company is currently involved in a dispute with a subcontractor regarding amounts billed for work allegedly performed in connection with the New York Skyride project. The Company believes that it has adequately reserved for such contingency and does not believe that the resolution of the dispute will have a material impact on the Company's financial position.

Such contingency represents leasehold improvements which, when amortized over the remaining term of the Company's lease, will not have a material effect on the Company's results from operations.

     As a result of the Company's development of its Times Square site, certain contractual agreements have been consummated and deposits and advance payments made. Such payments include approximately $324,000 of concept and design consultant fees, approximately $156,000 of architectural fees and approximately $250,000 of construction costs. The Company estimates the capital expenditures required to develop the XS New York Times Square facility to be approximately $5,300,000, which includes both the construction of the facility and related costs and the acquisition or leasing of the necessary equipment.

     In order to develop the Company's Times Square facility, available cash and cash flow from operations are not currently anticipated to be sufficient to fund such project. In order to continue to develop the XS New York project, the XS Chicago project, and achieve the Company's expansion and long term goals, the Company will need to obtain additional financing to fund its projects. The Company has identified several sources of additional financing, primarily debt financing, however, there can be no assurance that such financing will be available on terms acceptable to the Company, or at all, or that there will not be construction and other delays affecting completion of such projects. Also, there can be no assurance that demands placed on the Company's financial resources by multiple projects, or any one project in particular, will not affect the Company's ability to successfully complete or finance one or more such projects, which would adversely affect the Company's expansion and planned growth strategy. In this regard, the Company has deferred development plans for the additional space at the Empire State Building site until such time as the XS New York project is completed and further assessments are made with respect to the cost and funding of the XS Chicago project. Accordingly, there can be no assurance that the additional space at the Empire State Building will be successfully developed without a strategic partner, or at all.

     Additionally, the Company's Magic on Broadway joint venture project requires an initial capital investment of approximately $250,000. The Company intends to fund this project through cash flows from operations. The Company will be entitled to receive 50% of the profits, if any, and an administrative fee from the joint venture. Revenues of the joint venture will consist primarily of ticket and merchandise sales. Magic on Broadway will initially run for seven months and may be extended on a weekly basis.

     The Company's long term goal is to develop simulator and other location based entertainment attractions in other major cities in the United States, and possibly in other countries. There are, however, only a limited number of locations in a small number of cities that are suitable for such attractions, and there can be no assurance at all that the Company could obtain a lease at any such locations or develop a successful attraction at such locations. Also, development of additional attractions will require the Company to obtain financing for such ventures, and there can be no assurance that such financing will be available, or available on terms and conditions that are acceptable to the Company. Additionally, it is possible that the Company would find it necessary to have one or more local partners involved in any additional attractions it might attempt to develop, further limiting the revenues that the Company could generate from development of simulator or entertainment attractions at other locations. The Company continually explores expansion opportunities both in the United States and abroad.

     From time to time, the Company may be involved in negotiations for additional sites or other entertainment-based projects, however, current negotiations, if any, are too preliminary to warrant disclosure at this time. The Company will keep investors informed as other projects mature.

Inflation

     The Company believes that the impact of inflation on its operations since its inception has not been material.

Seasonality

     The Company's business is somewhat seasonal in nature, based in part, on higher volumes of tourists in the New York City Metropolitan area during the spring and summer months and during the December holiday season. The Company will direct a portion of its marketing and promotional efforts on attracting a larger percentage of the Observatory traffic and increasing volume to New York Skyride and attracting visitors to XS New York, particularly during non-peak seasons.

Item 7. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.


     The response to this item is set forth at the end of this report.

Item 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
        ACCOUNTING  AND FINANCIAL DISCLOSURE.

     NONE

                                   PART III

Item 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

     Information concerning the directors and officers of the Company is contained in the Company's definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. such information is hereby incorporated herein by reference.

Item 10. EXECUTIVE COMPENSATION.

     Information concerning Executive Compensation is contained in the Company's definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. Such information is hereby incorporated herein by reference.

Item 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     Information concerning the security ownership of certain beneficial owners and management is contained in the Company's definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. Such information is hereby incorporated herein by reference.

Item 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Information concerning certain relationships and related transactions is contained in the Company's Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. Such information is hereby incorporated herein by reference.


Item 13. EXHIBITS, LIST, AND REPORTS ON FORM 8-K.

     (a) Exhibits are listed on the Index to Exhibits on page 23 of this report. The Exhibits required by Item 601 of Regulation S-B are listed on such Index in response to this Item and are incorporated herein by reference.


          Financial Statements required by Regulation S-X are listed in response to this Item and are set forth at the end of this report and are incorporated herein by reference.

     (b) Reports on Form 8-K:

          The registrant has not filed any reports on Form 8-K during the last quarter of the period covered by this report.

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            SKYLINE MULTIMEDIA ENTERTAINMENT, INC.


Date:  September 25, 1996   By: /s/Zalman Silber
                               -----------------------------------
                               Zalman Silber, President and
                               Chief Executive Officer

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Date:  September 25, 1996   By: /s/Jay Coleman
                               -----------------------------------
                               Jay Coleman, Chairman of the
                                Board of Directors


Date:  September 25, 1996   By: /s/Zalman Silber
                               -----------------------------------
                               Zalman Silber, President, Chief
                                Executive Officer and Director


Date:  September 25, 1996   By: /s/Steven Schwartz
                               -----------------------------------
                               Steven Schwartz, Vice President
                                -Finance, Principal Financial
                                and Accounting Officer, Secretary
                                and Treasurer

Date:  September 25, 1996   By: /s/David Shamilzadeh
                               -----------------------------------
                               David Shamilzadeh, Director



Date:  September 25, 1996   By: /s/Neil S. Belloff
                               -----------------------------------
                               Neil S. Belloff, Director



Date:  September 25, 1996   By: /s/Ronald D. Celmer
                               -----------------------------------
                               Ronald D. Celmer, Director



Date:  September 25, 1996   By: /s/John F. Barry, III
                               -----------------------------------
                               John F. Barry, III, Director

          SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES



                            FINANCIAL STATEMENTS



                      JUNE 30, 1996 AND JUNE 30, 1995

                   [Richard A. Eisner & Company (Letterhead)]


                            REPORT OF INDEPENDENT AUDITORS


          To the Board of Directors and Stockholders
          Skyline Multimedia Entertainment, Inc.


               We have audited the accompanying consolidated balance sheet of Skyline Multimedia Entertainment, Inc. and subsidiaries as at June 30, 1996, and the related consolidated statements of operations, changes in stockholders' equity accounts and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the financial position of Skyline Multimedia Entertainment, Inc. and subsidiaries at June 30, 1996, and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

          New York, New York
          August 14, 1996

          With respect to Notes H[1] and K
          September 19, 1996

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                              AS AT JUNE 30, 1996


                                               A S S E T S

         Current assets:
            Cash (Note C). . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 2,198,000
            Inventory (Note B[2]). . . . . . . . . . . . . . . . . . . . . . . . .       130,000
            Prepaid expenses and other current assets. . . . . . . . . . . . . . .       168,000
                                                                                     -----------
                   Total current assets. . . . . . . . . . . . . . . . . . . . . .     2,496,000

         Property, equipment and leasehold improvements - net
            (Notes B[3], D[1] and E) . . . . . . . . . . . . . . . . . . . . . . .     5,597,000
         Security deposits (Note G[3]) . . . . . . . . . . . . . . . . . . . . . .       372,000
         Net deferred tax asset (net of valuation allowance of $670,000)
            (Note F) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       340,000
         Deferred project and leasing costs (Note D[2]). . . . . . . . . . . . . .       230,000
                                                                                     -----------

                   T O T A L . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 9,035,000
                                                                                     ===========

                                          L I A B I L I T I E S

         Current liabilities:
            Note payable - current portion (Note E). . . . . . . . . . . . . . . .   $   250,000
            Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . .       372,000
            Accrued expenses and other current liabilities . . . . . . . . . . . .       190,000
            Deferred sponsorship income. . . . . . . . . . . . . . . . . . . . . .        61,000
                                                                                     -----------
                   Total current liabilities . . . . . . . . . . . . . . . . . . .       873,000

         Note payable - long-term portion (Note E) . . . . . . . . . . . . . . . .       365,000
         Deferred rent payable (Note B[4]) . . . . . . . . . . . . . . . . . . . .       713,000
                                                                                     -----------
                   Total liabilities . . . . . . . . . . . . . . . . . . . . . . .     1,951,000
                                                                                     ===========

         Commitments and contingencies (Notes D[2], G, H and K)


                                           STOCKHOLDERS' EQUITY
                                                 (Note I)


         Preferred stock, par value $.001 per share, 5,000,000 shares authorized, 1,090,909 shares of Series A convertible participating preferred stock issued and outstanding (liquidating value $2.75
            per share) (Note I[2]). . . . . . .  . . . . . . . . . . . . . . . . .         1,000
         Common stock - $.001 par value; authorized 19,000,000 shares;
            one vote per share; issued and outstanding 1,495,000 shares. . . . . .         2,000
         Class A common stock - $.001 par value; authorized 1,000,000 shares;
            five votes per share; issued and outstanding 960,000 shares;
            670,000 shares in escrow . . . . . . . . . . . . . . . . . . . . . . .         1,000
         Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . .     9,242,000
         Accumulated (deficit) . . . . . . . . . . . . . . . . . . . . . . . . . .    (2,162,000)
                                                                                     -----------
                   Total stockholders' equity. . . . . . . . . . . . . . . . . . .     7,084,000


                   T O T A L . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 9,035,000
                                                                                     ===========

                The accompanying notes to financial statements
                         are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Year Ended June 30,
                                                          -------------------
                                                           1996          1995
                                                           ----          ----
       Revenues (Note A):
          Ticket sales . . . . . . . . . . . . . . .   $ 4,609,000   $ 1,635,000
          Concession sales . . . . . . . . . . . . .     1,049,000       354,000
          Sponsorship income (Note H[3]) . . . . . .       320,000       201,000
                                                       -----------   -----------
                 T o t a l . . . . . . . . . . . . .     5,978,000     2,190,000
                                                       -----------   -----------
       Operating expenses:
          Cost of merchandise sold . . . . . . . . .       410,000       168,000
          Selling, general and administrative. . . .     4,345,000     3,860,000
          Depreciation and amortization. . . . . . .       502,000       237,000
                                                       -----------   -----------
                 T o t a l . . . . . . . . . . . . .     5,257,000     4,265,000
                                                       -----------   -----------
       Income (loss) from operations . . . . . . . .       721,000    (2,075,000)
       Interest income . . . . . . . . . . . . . . .       120,000        19,000
       Interest expense. . . . . . . . . . . . . . .      (100,000)     (120,000)
                                                       -----------   -----------
       Income (loss) before provision for income
          taxes. . . . . . . . . . . . . . . . . . .       741,000    (2,176,000)

       Income tax expense (benefit) (Note F) . . . .      (305,000)       49,000
                                                       -----------   -----------

       NET INCOME (LOSS) . . . . . . . . . . . . . .   $ 1,046,000   $(2,225,000)
                                                       ===========   ===========

       Net income (loss) per share of common stock
          (Note B[1]). . . . . . . . . . . . . . . .      $.37         $(1.25)
                                                          ====         =======

       Weighted average number of shares of common
        stock outstanding (excludes 670,000 escrow
          shares). . . . . . . . . . . . . . . . . .   2,858,000      1,785,000
                                                       =========      =========

                     The accompanying notes to financial statements
                              are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY ACCOUNTS


                                                          Class A               Series A
                               Common Stock            Common Stock         Preferred Stock       Additional
                               ------------            ------------         ---------------         Paid-In      Accumulated
                             Shares      Amount      Shares    Amount       Shares      Amount      Capital       (Deficit)
                             ------      ------      ------    ------       ------      ------      --------      ---------

 Balance at July 1,
    1994. . . . . . . .    1,495,000     $2,000     960,000     $1,000                            $6,405,000     $  (983,000)

 Issuance of Class A
    warrant in
    connection with
    equipment financing                                                                                5,000


 Net (loss) for the
    year ended June 30,
    1995. . . . . . . .                                                                                           (2,225,000)
                          ---------     ------     -------     ------                            ----------      -----------

 Balance at June 30,
    1995. . . . . . . .   1,495,000      2,000     960,000      1,000                             6,410,000       (3,208,000)


 Net proceeds from
    sale of stock . . .                                                  1,090,909     $1,000     2,832,000


 Net income for the
    year ended June 30,
    1996. . . . . . . .                                                                                            1,046,000
                          ---------     ------     -------     ------    ---------     ------    ----------      -----------

 BALANCE AT JUNE 30,
    1996. . . . . . . .   1,495,000     $2,000     960,000     $1,000    1,090,909     $1,000    $9,242,000      $(2,162,000)
                          ---------     ------     -------     ------    ---------     ------    ----------      -----------
                          ---------     ------     -------     ------    ---------     ------    ----------      -----------

                The accompanying notes to financial statements
                         are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          Year Ended June 30,
                                                                          -------------------
                                                                          1996          1995
                                                                          ----          ----
         Cash flows from operating activities:
            Net income (loss) . . . . . . . . . . . . . . . . . . .   $1,046,000    $(2,225,000)
            Adjustments to reconcile net income (loss) to net cash
              provided by (used in) operating activities:
                Depreciation and amortization . . . . . . . . . . .      502,000        237,000
                Deferred income taxes . . . . . . . . . . . . . . .     (340,000)
                Advances to officer granted as compensation . . . .                      47,000
                Warrants issued in connection with financings . . .                       5,000
                Changes in operating assets and liabilities:
                  (Decrease) increase in accounts payable . . . . .     (633,000)       879,000
                  (Decrease) increase in accrued liabilities. . . .      (57,000)       868,000
                  (Increase) in inventory . . . . . . . . . . . . .                    (130,000)
                  (Increase) in prepaid expenses and other current
                    assets. . . . . . . . . . . . . . . . . . . . .     (163,000)        (5,000)
                  Increase in deferred sponsorship income . . . . .       19,000         42,000
                                                                      ----------    -----------
                    Net cash provided by (used in) operating
                      activities. . . . . . . . . . . . . . . . . .      374,000       (282,000)
                                                                      ----------    -----------
         Cash flows from investing activities:
            Purchase of fixed assets. . . . . . . . . . . . . . . .     (283,000)    (3,571,000)
            (Increase) in security deposits . . . . . . . . . . . .     (229,000)       (20,000)
            (Increase) in deferred project and leasing costs. . . .     (230,000)
                                                                      ----------    -----------
                    Net cash (used in) investing activities.  . . .     (742,000)    (3,591,000)
                                                                      ----------    -----------
         Cash flows from financing activities:
            Proceeds from sale of preferred stock . . . . . . . . .    2,895,000
            Deferred private placement costs. . . . . . . . . . . .                     (62,000)
            Repayment of bank loan. . . . . . . . . . . . . . . . .                     (20,000)
            Advances from officer . . . . . . . . . . . . . . . . .                      76,000
            Repayments to officer . . . . . . . . . . . . . . . . .                     (76,000)
            Proceeds from notes payable . . . . . . . . . . . . . .                   1,255,000
            Repayment of notes payable. . . . . . . . . . . . . . .     (473,000)      (167,000)
                                                                      ----------    -----------
                    Net cash provided by financing activities . . .    2,422,000      1,006,000
                                                                      ----------    -----------

         NET INCREASE (DECREASE) IN CASH. . . . . . . . . . . . . .    2,054,000     (2,867,000)

         Cash at beginning of period. . . . . . . . . . . . . . . .      144,000      3,011,000

                                                                      ----------    -----------

         CASH AT END OF PERIOD. . . . . . . . . . . . . . . . . . .   $2,198,000    $   144,000
                                                                      ----------    -----------
                                                                      ----------    -----------

         Supplemental disclosures of cash flow information:
            Cash paid for interest during the period. . . . . . . .   $  101,000    $    92,000
            Equipment acquired under a capital lease agreement. . .                      23,000
            Cash paid for taxes during the period . . . . . . . . .       65,000

                The accompanying notes to financial statements
                         are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE A) - The Company:

             Skyline Multimedia Entertainment, Inc. ("SME") is a holding company engaged in the development and operation of state-of-the-art entertainment attractions, and together with its subsidiaries, New York Skyline, Inc. ("NYSI") and Skyline Virtual Reality, Inc. ("SVR") are referred to as the "Company". Its first site, which is located in the Empire State Building in New York City, is owned and operated by NYSI which commenced operations of its "New York Skyride" facility on December 22, 1994. The second site, which is located in Times Square in New York City, is owned and is to be operated by SVR. It is expected that operations of its interactive virtual reality entertainment center will commence by December 1996.

             The Company's business is somewhat seasonal in nature, based in part, on higher volumes of tourists during the spring and summer months and holiday seasons.


        (NOTE B) - Summary of Significant Accounting Policies:

             [1]  Net income/loss per share:

                  Net income/loss per share is based on the weighted average number of shares outstanding during the period, excluding shares held in escrow. The weighted average number of common shares was calculated by including the convertible participating preferred stock as common stock equivalents, warrants and options outstanding are not considered as their effect would be anti-dilutive (Note I[1]).

             [2]  Inventory:

                  Inventory consists of clothing, souvenirs and food sold in the Company's gift shop and is valued at the lower of cost (first-in, first-out) or market.

             [3]  Property, equipment and leasehold improvements:

                  Property and equipment, including assets under capital leases are recorded at cost and are depreciated on the straight-line method over the estimated useful lives of the assets from three to twelve years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.


             [4]  Rent expense:

                  The Company, for financial accounting purposes, spreads scheduled rent increases and rent holidays over the term of the lease using the straight-line method.


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE B) - Summary of Significant Accounting Policies:  (continued)

             [5]  Management estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

             [6]  Recently issued accounting standards:

                  The Company has not elected to adopt, early, the provisions of two recently issued accounting standards regarding impairments of long-lived assets ("FAS 121") and stock based compensation
        ("FAS 123"). FAS 121 requires entities to review long-lived assets and certain identifiable intangibles to be held and used, for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. FAS 123 permits accounting for stock-based compensation pursuant to a fair value based method. If the method is not adopted, FAS 123 requires disclosure of pro forma net income and pro forma earnings per share on a fair value basis. The Company has not determined the potential impact, if any, of the adoption of these standards on its financial position or results of operations.


        (NOTE C) - Concentration of Credit Risk:

             The Company maintains all of its cash with highly capitalized credit-worthy financial institutions. Such balances often exceed the FDIC limit and are not insured.



        (NOTE D) - Property, Equipment and Leasehold Improvements:

             [1] Property, equipment and leasehold improvements is summarized as follows:

                  Office equipment and fixtures. . . . .  $  579,000
                  Simulation equipment . . . . . . . . .   2,158,000
                  Simulation film. . . . . . . . . . . .   1,050,000
                  Leasehold improvements . . . . . . . .   2,549,000
                                                          ----------
                                                           6,336,000

                  Less accumulated depreciation and
                     amortization. . . . . . . . . . . .    (739,000)
                                                         -----------
                            B a l a n c e. . . . . . . .  $5,597,000
                                                         ===========

        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE D) - Property, Equipment and Leasehold Improvements:
              (continued)

             [2] The Company has incurred project and leasing costs associated with the development of its Times Square site. As of June 30, 1996, project and leasing costs of approximately $230,000 were incurred, which include construction, architectural, commissions and other professional fees necessary to begin development. It is expected that additional costs aggregating approximately $5,000,000 will be incurred to complete the project.

                  The Company expects to commence operations of the Times Square site by December 1996. Upon commencement of operations, such costs will be categorized and assigned estimated useful lives which will be used in calculating the appropriate amortization and depreciation expense.


        (NOTE E) - Notes Payable:

             At June 30, 1996, the Company has a note outstanding, payable to an equipment finance company, payable in equal monthly installments through October 1998, bearing interest at 12 1/2% per annum:

                  Aggregate payments. . . . . . . . . .  $718,000

                  Less interest . . . . . . . . . . . .   103,000
                                                         --------
                  Present value of net minimum
                     obligation . . . . . . . . . . . .   615,000

                  Less current portion. . . . . . . . .   250,000
                                                         --------
                  Long-term portion at June 30,
                     1996 . . . . . . . . . . . . . . .  $365,000
                                                         ========
             The note is collateralized by interests in the Company's simulator and projection equipment and $500,000 is personally guaranteed by the Company's president.




        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE F) - Income Taxes:

             [1]  Income tax expense (benefit) is comprised of the following:

                                                      Year Ended
                                                       June 30,
                                                 --------------------
                                                    1996       1995
                                                    ----       ----

                  Current:
                     Federal. . . . . . . . . .  $  - 0 -    $ - 0 -
                     State and local. . . . . .     35,000    49,000

                  Deferred:
                     Federal. . . . . . . . . .   (211,000)    - 0 -
                     State and local. . . . . .   (129,000)    - 0 -
                                                 ---------   -------
                            Income tax expense

                              (benefit) . . . .  $(305,000)  $49,000
                                                 =========   =======

             [2] A reconciliation between the Company's effective income tax rate and the U.S. Federal income tax rate is as follows:

                                                    Year Ended
                                                     June 30,
                                                  --------------
                                                  1996     1995
                                                  ----     ----

                  Statutory rate. . . . . . . .   34.0 %  (34.0)%

                  State and local income
                     (capital) tax, net of
                     federal tax benefit. . . .   (8.4)     2.3

                  Nondeductible expenses. . . .    2.8

                  (Reduction of) provision for
                     valuation allowance for
                     federal deferred tax
                     assets . . . . . . . . . .  (69.6)    34.0
                                                 ------    -----
                  Effective income tax rate
                     (benefit). . . . . . . . .  (41.2)%    2.3 %
                                                 =======   ======


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE F) - Income Taxes:  (continued)

             [3] The principal components of deferred tax assets, liabilities and the valuation allowance are as follows:

                                                            June 30,
                                                   ------------------------
                                                      1996          1995
                                                      ----          ----

                  Deferred tax assets:

                     Capitalization of start-up
                       costs. . . . . . . . . . .  $  610,000   $   893,000
                     Net operating loss
                       carryforwards. . . . . . .     730,000       550,000
                                                   ----------    ----------
                                                    1,340,000     1,443,000
                    Valuation allowance . . . . .    (670,000)   (1,443,000)
                                                   ----------    ----------
                                                      670,000       - 0 -

                  Deferred tax liabilities:
                     Depreciation differences . .     330,000       - 0 -
                                                   ----------   -----------
                  Net deferred tax asset. . . . .  $  340,000   $   - 0 -
                                                   ==========   ===========

        (NOTE G) - Commitments and Contingencies:

             [1] The Company leases office premises and space for its entertainment attractions from the Empire State Building Company pursuant to operating leases expiring at various dates through 2016. Certain of the leases contain renewal options. The leases provide for free rent or rent credits for various periods; rental expense is recognized on a straight-line basis over the life of the leases.

             [2] During the year ended June 30, 1996 the Company entered into a ten-year renewable lease with One Times Square Center Partners, L.P. for space to house its interactive virtual reality entertainment center. The lease terms provide for five months of rent credits during the construction period and three months of rent credits during the first year. The Company expects to start recording rent expense in December 1996, the expected start of operations. The lease terms also provide for two five-year renewal options. In addition, the lease contains a cancellation clause in the event that the landlord commences construction of office buildings on the site during the lease term. Should the landlord exercise the cancellation clause, the Company would be required to vacate the space within six months after written notice, but would be entitled to reimbursement of a portion of its out-of-pocket construction costs, not to exceed $125 per square foot. Rental expense will be recognized by the Company on a straight-line basis over the initial ten-year term of the lease.


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS



        (NOTE G) - Commitments and Contingencies:  (continued)

             [3] Minimum annual rental payments required for all leases are as follows:

                       Year Ending
                        June 30,
                       -----------
                          1997 . . . . . . . . . .  $   948,000
                          1998 . . . . . . . . . .    1,352,000
                          1999 . . . . . . . . . .    1,474,000
                          2000 . . . . . . . . . .    1,422,000
                          2001 . . . . . . . . . .    1,519,000
                          Thereafter . . . . . . .   23,373,000
                                                    -----------
                                    T o t a l. . .  $30,088,000
                                                    ===========

                  The terms of the leases include escalation clauses for increases in real estate taxes and certain cost of living adjustments.

                  Security deposits pursuant to all the leases total $789,000 of which $313,000 was paid at June 30, 1996. Rent expense for the years ended June 30, 1996 and June 30, 1995 was approximately $805,000 and $563,000, respectively [see Note B[4]].

             [4] The Company has a licensing agreement with the Empire State Building Observatory (the "Observatory") expiring on June 30, 2016, to have tickets to its entertainment attraction and facility sold by the licensor's employees at the counter where licensor's tickets to the observatory are sold. Under the terms of the licensing agreement the following future payments are required:

                       Year Ending
                        June 30,
                       -----------
                          1997. . . . . . . . . . .  $  150,000
                          1998. . . . . . . . . . .     156,250
                          1999. . . . . . . . . . .     175,000
                          2000. . . . . . . . . . .     175,000
                          2001. . . . . . . . . . .     175,000
                          Thereafter. . . . . . . .   3,115,000
                                                     ----------
                                    T o t a l . . .  $3,946,250
                                                     ==========


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE G) - Commitments and Contingencies:  (continued)

             [5] The Company at June 30, 1996 is in dispute with a subcontractor regarding amounts billed for work performed on the Empire State Building attraction. The Company believes that it has recorded an adequate liability in connection therewith and does not believe that the resolution of the dispute will have a material impact on the Company's financial position. Such contingency represents leasehold improvements which, when amortized over the remaining term of the Company's lease, will not have a material effect on the Company's results from operations.

             [6] The Company, has an agreement with an investment banker which provides for a finder's fee, as defined, in connection with any business transaction entered into by the Company with a party introduced by the investment banker. The agreement expires in February 1999.


        (NOTE H) - Employment and Other Agreements:

             [1] As at June 30, 1996 the Company renegotiated a one-year employment agreement with its president beginning July 1, 1996. The agreement provides for an annual salary of $250,000. Pursuant to such agreement the president is entitled to an annual bonus of 10% of earnings before interest, taxes, depreciation and amortization.

                  During July 1996, the Company advanced approximately $301,000 to its president, pursuant to a demand note at an interest rate of 8% which was repaid in September 1996.

             [2] As at June 30, 1996 the Company has contracts with two other executives providing for salaries aggregating approximately $190,000, subject to annual increases after twelve months. Additionally, pursuant to one of the agreements, the executive vice president is entitled to certain incentives in the event that future locations are established or joint ventures are entered into as a result of his efforts.

             [3] During the fiscal year ended June 30, 1995 the Company entered into two sponsorship agreements, one with a major international electronics manufacturer appointing it the presenting sponsor of its New York skyride and one with a major soft drink manufacturer. During the year ended June 30, 1996 the Company entered into a sponsorship agreement with a distributor of photographic and magnetic imaging. The terms of the agreements range from three to five years, and provide for annual fees, capital improvements and cross promotions for the Company. Sponsorship revenue under these




        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE H) - Employment and Other Agreements:  (continued)

             [3]  (continued)

        agreements aggregate approximately $1,300,000 over the terms. The Company received from sponsors capital improvements and monetary fees aggregating approximately $339,000 in the year ended June 30, 1996 and $243,000 in the year ended June 30, 1995, of which $61,000 was deferred as of June 30, 1996.


        (NOTE I) - Stockholders' Equity:

             [1] In connection with the Company's public offering of securities in 1994, the underwriter required that an aggregate of 670,000 shares of the Company's Class A common stock be placed into escrow. Some or all of such escrow shares may be released commencing with the year ending June 30, 1996 up to the year ended June 30, 1998 if the Company meets certain minimum earnings thresholds, as defined, or if certain minimum per share market prices of its common stock are attained. For the year ended June 30, 1996 none of such escrow shares were released. As shares are released from escrow they will be accounted for as reissued for services rendered and the fair value of such shares will be charged to operations as compensation expense.
        The Company, however, would not be allowed a deduction for such charges for income tax purposes.

             [2] On July 7, 1995, the Company consummated a stock purchase agreement with the Prospect Street NYC Discovery Fund, L.P. (the "Fund"), pursuant to which the Company sold 1,090,909 shares of Series A convertible participating preferred stock, par value $.001 per share, for $3,000,000. Net proceeds from such investment, aggregated approximately $2,833,000. The preferred stock issued is convertible into common stock of the Company at any time on a share-for-share basis. The preferred shares are subject to both demand and piggyback registration rights. The preferred stock has a liquidation preference equal to $2.75 per share, but does not pay any dividends unless declared by the Board of Directors. The preferred stockholders are entitled to an aggregate of up to 24.9% of the outstanding voting power of the Company which, can increase to 50.1% of the voting power, if in their sole discretion, it becomes reasonably necessary for the protection of their investment.



        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE I) - Stockholders' Equity:  (continued)

             [3] The Company has outstanding warrants for the purchase of its common stock as follows:

         Warrants Issued in           Number of   Exercise
          Connection With     Class    Shares      Price    Expiration Date
         -------------------  -----   ---------   --------  ---------------

        Equipment financing.    A      14,931     (a)(b)   February 14, 1999
        Bridge loan. . . . .    A     504,336     (a)(b)   February 14, 1999
        Public offering. . .    A   1,653,470     (a)(b)   February 14, 1999
        Public offering. . .    B   1,653,470     (b)      February 14, 1999
        Officer. . . . . . .    B     331,800     (b)      February 14, 1999

        (a) A Class A warrant is exchangeable for one share of common stock and one Class B warrant, at an exercise price of $6.01.

        (b) A Class B warrant is exchangeable for one share of common stock at an exercise price of $7.91.

                  The above warrants may be redeemed by the Company at a price of $.05 per warrant assuming certain minimum per share market prices of its common stock, as defined, are met.

             [4] The Company has a stock option plan ("Plan A") which, as amended, provides for the issuance of incentive stock options or nonqualified options to key employees and officers to be determined by the Compensation Committee of the Board of Directors. The aggregate number of shares which may be issued under Plan A is 2,500,000. Incentive stock options under Plan A may not be granted at less than the fair market value of the underlying shares at date of grant (110% of fair market value for a 10% or greater stockholder). Incentive stock options granted under Plan A will be exercisable for a period not to exceed ten years.

                  A summary of stock option activity related to Plan A is as follows:
                                                                    Option
                                               Number of            Price
                                                 Shares           Per Share
                                               ---------          ---------
                  Outstanding - July 1, 1994.     45,000            $5.00
                  Options cancelled . . . . .    (45,000)           $5.00
                  Granted . . . . . . . . . .  1,537,500 (a)    $3.50 - $4.50
                                               ---------
                  Outstanding - June 30,
                     1995 . . . . . . . . . .  1,537,500        $3.50 - $4.50

                  Granted . . . . . . . . . .     15,000        $3.50 - $4.00
                                               ---------
                  Outstanding - June 30, 1996  1,552,500        $3.50 - $4.50
                                               =========
        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE I) - Stockholders' Equity:  (continued)

             [4]  (continued)

                  At June 30, 1996, 293,750 of the Plan A options were exercisable.

                  (a) Includes an option to purchase 1,250,000 shares of common stock issued to the Company's president (see Note I[7]).

             [5] The Company has a stock option plan for nonemployee directors ("Plan B"). The aggregate number of shares which may be issued under Plan B, as amended, is 500,000.

                  A summary of stock option activity related to Plan B is as follows:
                                                               Option
                                               Number of        Price
                                                Shares        Per Share

                                               ---------      ---------

                  Outstanding - July 1, 1994.    30,000         $5.00
                  Granted . . . . . . . . . .   160,000     $3.50 - $4.00
                                                -------
                  Outstanding - June 30, 1995   190,000     $3.50 - $5.00
                  Cancelled . . . . . . . . .   (10,000)        $5.00
                  Granted . . . . . . . . . .    25,000         $3.75
                                                -------
                  Outstanding - June 30, 1996   205,000     $3.50 - $5.00
                                                =======

                  At June 30, 1996 all the Plan B options were exercisable.

             [6] In connection with its initial public offering, the Company granted the underwriter an option, as adjusted, to purchase up to 143,082 units at $6.36 per unit exercisable over a three-year period commencing February 1997.

             [7] As a result of the investment by Prospect Street NYC Discovery Fund during July 1995, the president of the Company personally guaranteed the representations and obligations of the Company under the preferred stock purchase agreement for a one-year period (which expired in July 1996), became subject to limitations on the transfer or disposition of Company stock held by him and had the earnings targets required to release the 670,000 shares of Class A common stock held in escrow adjusted for the additional shares issued. Accordingly, in order to ensure that the investment would be consummated and as an inducement for the president to enter into the guarantee agreement, the Board of Directors approved the issuance on June 29, 1995 of options to purchase 1,250,000 shares of common stock exercisable at $3.75 per share which expire on June 28, 2005. These options are exercisable only in the event that the targets for the release of the escrow shares are not achieved, and are subject to

        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE I) - Stockholders' Equity:  (continued)

             [7]  (continued)

        certain adjusted earnings and equity targets, as defined. If the options become noncontingent, the fair value of the underlying shares on that date less the option price will be charged to operations as compensation expense.

             [8] At June 30, 1996 the Company has reserved shares of common stock for issuance upon exercise of warrants, options and conversion of preferred stock as follows:

                  Class "A" warrants. . . . . . . . . .  4,345,474
                  Class "B" warrants. . . . . . . . . .  1,985,270
                  Plan "A" options. . . . . . . . . . .  1,552,500
                  Plan "B" options. . . . . . . . . . .    205,000
                  Underwriter options . . . . . . . . .    572,328
                  Preferred stock . . . . . . . . . . .  1,090,909
                                                         ---------
                                                         9,751,481
                                                         =========

        (NOTE J) - Related Party Transactions:

             [1] During fiscal year 1995 the Company entered into a two-year employment contract with an individual related to the president of the Company to manage the souvenir/concession area of the attraction. The agreement provides for annual compensation of $55,000 and a 20% bonus (not to exceed $50,000) of after-tax profits of the souvenir/ concession area in excess of $150,000. For the year ended June 30, 1995, no bonus was payable under the terms of the agreement. Subsequent to June 30, 1996 such individual received a bonus for that year of $15,000 which included amounts due pursuant to the above agreement.

             [2] The Company has an agreement with a marketing consulting firm, whose principal is the Chairman of the Board of Directors of the Company, to act as the Company's sales agent in soliciting and negotiating sponsorships and commercial endorsements. Sponsorship commissions and consulting fees paid to said firm for the years ended June 30, 1996 and June 30, 1995 aggregated $55,000 and $80,000, respectively.

             [3] The Company incurred legal fees to a law firm, one of whose employees is a director of the Company. Such fees related primarily to general corporate services. Legal fees for the year ended June 30, 1996 and June 30, 1995 aggregated $36,000 and $73,000, respectively.




        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE J) - Related Party Transactions:  (continued)

             [4] During the year ended June 30, 1995, the Company paid legal fees to a law firm, one of whose principals was a director of the Company until February 1995. Such fees related primarily to general corporate services, which totalled $40,000.


        (NOTE K) - Subsequent Events:

             On September 5, 1996, the Company entered into a 15 year lease for space to house its interactive virtual reality entertainment center in the Chicago area. Total rental payments pursuant to the lease aggregate approximately $13,200,000. Additional rent may be charged as a percentage of the gross sales (as defined). As a condition to the execution of the lease, the Company provided a $200,000 irrevocable letter of credit as security.